As filed with the Securities and Exchange Commission on January 9, 2001

Registration Statement No. 333-52686

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2

Registration Statement Under The Securities Act Of 1933

TELEGEN CORPORATION
(Name of small business issuer in its charter)

California (State or Other Jurisdiction of Incorporation or organization)	3661 (Primary Standard Industrial Classification Code Number)	84-0672714 (IRS Employer Identification No.)

1840 Gateway Drive, Suite 200
San Mateo, California 94404
(650) 261-9400
(Address and telephone number of registrant’s principal executive offices and principal place of business)

Copies of all communications to:

Jessica L. Stevens Chief Executive Officer Telegen Corporation 1840 Gateway Drive, Suite 200 San Mateo, California 94404 (650) 261-9400 (Name, address and telephone number of agent for service)	Randolf W. Katz, Esq. Brett J. Souza, Esq. Bryan Cave LLP 2020 Main Street, Suite 600 Irvine, California 92614 (949) 223-7000 FAX (949) 223-7100

             Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the selling shareholders shall determine.

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plan, please check the following box. [  ]

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

             If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

             If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of Registration Fee
Common stock, no par value	18,317,854 shares(2)	$3.00	$54,953,562	$13,738.39

(1)	Estimated solely for purposes of calculating amount of registration fee pursuant to Rule 457(c) of the Securities Act of 1933.

(2)	The shares of common stock being registered consist of (i) 4,007,066 shares issued in the 1999 Offering, (ii) 1,230,771 shares issued in the Reg S Offering, (iii) 1,342,400 shares issued in the 2000 Tranche A Offering, (iv) ------------- shares and related warrants issued in connection with our acquisition of a controlling interest in eTraxx Corporation, (v) ------------- shares to be issued upon exercise of currently outstanding options and warrants, (vi) --------- shares currently held by certain of the Company’s directors and executive officers and (vii) ------- shares held by certain non-affiliates of the Company. (See “Management’s Discussion and Analysis or Plan of Operation - Liquidity and Capital Resources” for these defined terms.)

             The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary Prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 9, 2001

18,317,854 SHARES

TELEGEN CORPORATION

COMMON STOCK

             This Prospectus relates to the pubic offering of 18,317,854 shares of our common stock, no par value. These shares may be offered and sold from time to time by the selling shareholders named herein. We will bear the costs relating to the registration of these shares.

             The selling shareholders may offer their common stock through public or private transactions at prevailing prices or at privately negotiated prices. The selling shareholders may include pledgees, donees, transferees, or other successors in interest. The selling shareholders will pay any sales commissions incurred in connection with the sale of shares through this Prospectus.

             Our shares are quoted on the Pink Sheets under the symbol “TEGN.” The closing price of the shares as quoted on the Pink Sheets on December 20, 2000 was $2.65 per share.

             You should carefully consider “Risk Factors” beginning on page 6 for important information you should consider when determining whether to invest in our common stock.

             Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ___________________, 2001

EXPLANATORY NOTES

             We have not authorized anyone to provide you with information or to represent anything not contained in this Prospectus. You must not rely on any unauthorized information or representations. The selling shareholders are offering to sell, and seeking offers to buy, only the shares of common stock covered by this Prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Prospectus is current only as of its date, regardless of the time of delivery of this Prospectus or of any sale of the shares. You should not assume that the information in this Prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

             In this Prospectus, the words “Company,” “we,” “our,” “ours” and “us” refer only to Telegen Corporation and its subsidiaries (unless indicated otherwise), and not to any of the selling shareholders. The following summary contains basic information about this offering. It likely does not contain all of the information that is important to you. You should read carefully this entire Prospectus, including the financial information and related notes, as well as the documents we have incorporated by reference into this Prospectus before making an investment decision.

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TELEGEN CORPORATION
CROSS-REFERENCE SHEET

Pursuant to Item 501(a) of Regulation S-B
Referencing Items in Part I of Form SB-2 to the Prospectus

	Item No. and Caption	Heading in Prospectus
1.	Forepart of the Registration Statement and Outside Front Cover Page of Prospectus	Outside Front Cover Page
2.	Inside Front and Outside Back Cover Pages of Prospectus	Inside Front and Outside Back Cover
3.	Summary Information and Risk Factors	Prospectus Summary; Risk Factors
4.	Use of Proceeds	Use of Proceeds
5.	Determination of Offering Price	Outside Front Cover page
6.	Dilution	Not Applicable
7.	Selling Security Holders	Selling Shareholders
8.	Plan of Distribution	Plan of Distribution
9.	Legal Proceedings	Litigation
10.	Directors, Executive Officers, Promoters and Control Persons	Management
11.	Security Ownership of Certain Beneficial Owners and Management	Security Ownership of Certain Beneficial Owners and Management
12.	Description of Securities	Description of Capital Stock
13.	Interest of Named Experts and Counsel	Legal Matters; Experts
14.	Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Indemnification
15.	Organization Within Last Five Years	Description of Business
16.	Description of Business	Description of Business
17.	Management’s Discussion and Analysis or Plan of Operation	Management’s Discussion and Analysis or Plan of Operation
18.	Description of Property	Description of Business
19.	Certain Relationships and Related Transactions	Related Party Transactions
20.	Market for Common Equity and Related Stockholder Matters	Risk Factors; Price Range of Common Stock; Selling Shareholders
21.	Executive Compensation	Management
22.	Financial Statements	Financial Statements
23.	Changes In and Disagreements With Accountants on Accounting and Financial Disclosure	Not Applicable

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Glossary

The following terms used in this Prospectus have the following meanings:

             “AMLCD” means Active Matrix Liquid Crystal Display, a type of display technology utilized primarily in laptop computers and high end desktop monitors. AMLCD displays represent over 90% of the world’s flat panel displays and are manufactured in large quantities in Japan, South Korea and Taiwan.

             “Broadband” means covering a large area of the radio band and generally allowing high rates of data transfer.

             “Cathode Ray Tube” means the picture tube technology invented over 100 years ago which is the standard against which all displays are judged.

             “Color Plasma” means Color Plasma display which is a type of flat panel display technology based on plasma technology that is being developed by a number of companies including Hitachi, Panasonic and NEC.

             “CRT” means a Cathode Ray Tube.

             “FED” means Field Emission Display, a type of flat panel display technology developed in the 1960s at Stanford Research Institute. A number of US companies are pursuing development of FED displays, including Candescent Technology Corporation and PixTech.

             “Flat Panel Display” means a type of display which has a small depth, generally under 2 inches, in relationship to its height and width. Flat Panel Displays tend to utilize less power and weigh far less than the traditional Cathode Ray Tube.

             “HGED” means High Gain Emissive Display, a type of flat panel display technology being developed by the Company.

             “Level 5” means an advanced version of the Company’s HGED technology currently under development.

             “MPG-3” means Motion Picture Expert Group Audio Layer 3, a method of compression of audio and music digital files which allows a large reduction in file size.

             “OLED” means Organic Light Emitting Display, a type of flat panel display technology currently being developed by a number of US companies, including eMagin Corporation, Kodak and Universal Display Corporation.

             “Parallel Technology” means the Company’s proprietary telecommunications technology for which U. S. Patent number 5,590,182 was issued.

             “PDP” means Plasma Display Panel technology, a type of flat panel display technology which has been in limited production since 1994 and is available in the U. S. in sizes from approximately 27” diagonal to 42” diagonal.

             “RPS” means Remote Programming System, a proprietary telecommunications technology owned by the Company for which U. S. Patent number 5,590,182 was issued.

             “Vacuum Fluorescent Display” means a type of display technology generally used for small alphanumeric and number displays characterized by low resolution and small size.

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             Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

PROSPECTUS SUMMARY

             This summary highlights selected information contained elsewhere in this Prospectus. Unless otherwise noted, all share and per share data included herein have been adjusted to reflect 1-for-16 stock split effected as of June 30, 2000. You should read the entire Prospectus carefully, including “Risk Factors” beginning on page 6 and the financial data and related notes, included elsewhere in this Prospectus, before making an investment decision.

Summary	We are registering 18,317,854 shares of our common stock to be sold by the selling shareholders identified under the heading “Selling Shareholders” beginning on page 42. The number of shares subject to this Prospectus represents % of our issued and outstanding common stock as of December 20, 2000, and % after issuance of all currently unissued shares included in this Prospectus.

Description of Business	We were incorporated on August 30, 1996, under the laws of the State of California. We are a high technology company with products in development in the flat panel display market. We recently acquired a controlling interest in eTraxx Corporation (which is doing business as Telisar and hereinafter referred in this Prospectus as “Telisar”). Telisar is primarily engaged in the development of a proprietary high speed network for the delivery of digital content. We are located on the Internet at www.telegen.com. Our address is 1840 Gateway Drive, Suite 200, San Mateo, California 94404 and our telephone number is (650) 261-9400. For a more detailed discussion about our business, see the discussion under the heading “Description of Business” beginning on page 19.

Common Stock Outstanding	There are 13,309,100 shares of common stock issued and outstanding as of December 20, 2000. For a more detailed discussion about our common stock, see the discussion under the heading “Description of Capital Stock” beginning on page 39.

Use of Proceeds	We will not receive any proceeds from the resale of the 18,317,854 shares being registered on behalf of the selling shareholders. We will receive the exercise price upon exercise of options and warrants for the underlying shares that are included in this Prospectus. We received $7,012,366 in gross proceeds ($ in net proceeds) from the sale of 4,007,066 shares of our common stock in the 1999 Offering, which proceeds have been used for general corporate purposes. For a detailed description of the 1999 Offering, see “Management’s Discussion and Analysis or Plan of Operation—Liquidity and Capital Resources.”

We received $4,000,000 in gross proceeds (approximately $ in net proceeds) from the sale of 1,230,771 shares of our common stock in the Reg S Offering, which proceeds are being used for general corporate purposes. For a detailed description of the Reg S Offering, see “Management’s Discussion and Analysis or Plan of Operation—Liquidity and Capital Resources.”

We expect to receive $6,712,000 in gross proceeds (approximately $ in net proceeds) from the sale of 1,342,400 shares of our common stock in the 2000 Tranche A Offering, which proceeds are currently held in escrow pending our satisfaction of certain conditions. For a detailed description of the 2000 Tranche A Offering, see “Management’s Discussion and Analysis or Plan of Operation—Liquidity and Capital Resources.”

Risk Factors	Purchase of our common stock involves a high degree of risk. You should read and carefully consider the information set forth under “Risk Factors” beginning on page 6 and the information contained elsewhere in this Prospectus.

Forward Looking Statements	The discussion in this Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in this Prospectus. See “Forward-Looking Statements” beginning on page 12.

Selected Financial Information	The following selected consolidated financial data has been derived from our financial statements. Our financial statements as of December 31, 1999 and 1998, and for each of the years in the two-year period ended December 31, 1999, have been audited by Singer, Lewak, Greenbaum & Goldstein, LLP, independent accountants. The financial statements for the nine-month periods ended September 30, 2000 and 1999 are reviewed but unaudited. The unaudited results of operations for the interim periods are not necessarily indicative of the results of the full year or any future period. Our financial statements are included in this Prospectus and the information below is qualified by reference to such financial statements and the report on those financial statements.

	Nine Months Ended September 30,		Year Ended December 31,

	2000	1999	1999	1998

Statement of Operations Data:
Sales	$0	$0	$0	$57,900
Loss from operations	$3,385,489	$764,600	$1,181,099	$3,551,665
Net loss	$3,136,791	$746,489	$1,163,774	$4,992,372

	September 30,	December 31,

	2000	1999	1998

Balance Sheet Data:
Cash and cash equivalents	$3,935,930	$309,359	$14
Working capital	$468,491	$(4,617,256)	$(3,675,201)
Total assets	$4,618,777	$632,370	$433,911
Shareholders’ equity	$837,044	$(4,340,078)	$(3,241,304)

RISK FACTORS

             Before you invest in our common stock, you should be aware that there are various risks, including those described below. You should carefully consider these risk factors together with all of the other information included or incorporated by reference in this Prospectus before you decide to purchase shares of our common stock.

Risks Relating to the Flat Panel Display Business

  We are a development stage company with minimal revenues.

             We are a development stage company with minimal revenues. We have been engaged in lengthy development of our flat panel display technology since 1995 and have incurred significant operating losses in every fiscal year since our inception. The cumulative net loss for the period from inception through September 30, 2000 is $30,927,665. We will continue to incur operating losses through 2001. (See “ Management’s Discussion and Analysis or Plan of Operation—Overview”) In order to become profitable, we must successfully complete development of our HGED flat panel display technology, develop new products, establish a volume production line, successfully market and sell our display products, expand our distribution capability and manage our operating expenses. There can be no assurance that we will meet and realize any of these objectives or ever achieve profitability.

             With regard to our flat panel display technology, there are other more developed and accepted flat panel display technologies already in commercial production which will compete with our technology. (See “Description of Business—Flat Panel Competition”) We have not finished the development of a completed prototype of the HGED flat panel display technology and certain aspects of the HGED technology have not yet been fully developed or tested. There can be no assurance that we will be successful in the development of our flat panel display technology or that we will not encounter technical or other serious difficulties in our development, commercialization or volume manufacturing which would be materially adverse to our results of operations.

  We may require additional financing to meet our near term capital needs.

             We expect the capital from the Reg S Offering and the 2000 Tranche A Offering to be adequate to meet our near-term capital needs. Proceeds from the 2000 Tranche A Offering are currently being held in escrow pending our satisfaction of certain conditions. Among these conditions is the declaration of this registration statement’s effectiveness on or before April 30, 2001. (See “ Management’s Discussion and Analysis or Plan of Operation—Liquidity and Capital Resources”) We cannot provide any assurance that we will be able to obtain effectiveness of the registration when required. Therefore, our ability to meet our near-term capital needs could be severely affected if the registration statement is not declared effective on or before April 30, 2001.

  We will require additional capital to develop and commercialize our HGED products.

             We believe we will require substantial capital to complete development of a finished prototype of our flat panel display technology, and that additional capital will be needed to establish a high volume production capability. There can be no assurance that any additional financing will be available to us on acceptable terms, if at all. If adequate funds are not available as required, our results of operations from the flat panel display technology will be materially adversely affected. (See “Management’s Discussion and Analysis or Plan of Operation—Liquidity and Capital Resources”).

  Our business is subject to intense competition.

             Major Japanese companies such as Sharp Electronics, Toshiba and Sony dominate the market for flat panel displays. We expect this competition to continually increase. There are also a number of U. S. companies, such as Candescent Technologies, Motorola, eMagin, PixTech and IBM, that are developing products that will compete with our HGED flat panel display. There can be no assurance that we will be able to compete effectively against these or any of our other competitors, most of whom have substantially greater financial resources than us. Flat panel displays utilizing AMLCD technology have been in production for over 10 years and have proven market acceptance. New technologies, such as FED, OLED and Color Plasma, are in development by a number of potential competitors, most of whom have greater financial resources than we. We do not own or lease a manufacturing facility for, and have not begun the process of manufacturing of flat panel displays. There can be no assurance that our HGED technology can compete successfully on a cost, display quality or market acceptance basis with these other technologies. (See Description of Business—Flat Panel Competition”)

  We may not be able to protect our proprietary information.

             We rely on a combination of patents, trade secret and other intellectual property law, nondisclosure agreements and other protective measures to preserve our rights pertaining to our products and technologies. Such protection, however, may not preclude competitors from developing products or technologies similar to ours. In addition, the laws of certain foreign countries do not protect our intellectual property rights to the same extent as do the laws of the United States. There can also be no assurance that third parties will not assert intellectual property infringement claims against us or that we will be successful in defending our intellectual property rights. Should an intellectual property infringement claim be asserted against us, there is no assurance that we will prevail in such litigation seeking damages or an injunction against the sale of our products or that we will be able to obtain any necessary licenses on reasonable terms or at all.

             Further, although we have received three U. S. patents, there can be no assurance that our efforts to obtain additional patent protection for our HGED technology will be successful or, if additional patent protection is obtained, that any or all of our patent(s) will provide adequate protection. Furthermore, there can be no assurance that our patents will not be successfully challenged in future administrative or judicial proceedings. (See Description of Business—Telegen Intellectual Property”)

  Our business may be disadvantaged if we fail to keep pace with technological changes.

             The market for our products is characterized by rapid technological change and evolving industry standards and is highly competitive with respect to timely product innovation. The introduction of products embodying new technology and the emergence of new industry standards can render existing products obsolete and unmarketable. Our success will be dependent in part upon our ability to anticipate changes in technology and industry standards and to successfully develop and introduce new and enhanced products on a timely basis. If we are unable to do so, our results of operations will be materially adversely affected.

  We are dependent on a limited number of manufacturing sources and component suppliers.

             We currently rely upon a limited number of suppliers for the specialized components and materials used in our flat panel display product. Although we are currently seeking to qualify alternative sources of supply, we have not yet contracted for alternative suppliers to provide such specialized components and materials. In the event that there were an interruption of production or delivery of these specialized items, our ability to complete HGED development milestones and deliver prototype products could be compromised, which would materially adversely affect our results of operations. Certain specialized components and materials are available from only a limited number of sources. Although to date we have generally been able to obtain adequate supplies of these components, we obtain these components on a low-volume purchase order basis and do not have long-term contracts with any of these suppliers. In addition, some suppliers require that we either pre-pay the price of components being purchased or establish an irrevocable letter of credit for the amount of the purchase. We anticipate that, as we begin limited volume manufacturing of prototypes of our flat panel display, we will encounter similar limitations regarding components and materials. Our inability in the future to obtain sufficient limited-source components, or to develop alternative sources, could result in delays in HGED development or introduction, which could have a material adverse effect on our results of operations.

  International instability could harm our overseas joint ventures.

             We have a joint venture with the Volga-Svet Research Institute, located in Saratov, Russia. We are dependent upon the Institute for certain prototype construction and contract research and development activities. Our development plan depends upon political stability in Russia for the period of time we use the Institute for prototype construction and development activities. Should political instability in Russia interfere with either the prototype construction or development efforts, our results of operations from the flat panel technology could be materially adversely affected.

  We are dependent on our key personnel.

             Our future success will depend in significant part upon the continued service of certain key technical and senior management personnel, and our ability to attract, assimilate and retain highly qualified technical, managerial and sales and marketing personnel. Competition for such personnel is intense, and there can be no assurance that we can retain our existing key managerial, technical or sales and marketing personnel or that we can attract, assimilate and retain such employees in the future. The loss of key personnel or the inability to hire, assimilate or retain qualified personnel in the future could have a material adverse effect upon our results of operations.

  We are subject to federal, state and local regulatory issues.

             We are subject to handling and reporting requirements of the U. S. Environmental Protection Agency (the “EPA”), the California Occupational Safety and Health Administration (“CalOSHA”) and local environmental authorities regarding the handling and storage of certain chemical materials used in the development and manufacture of our flat panel displays. Although we believe we are currently in compliance with all applicable rules, regulations and requirements, new regulations, rules and requirements are enacted continually, including local and state initiatives, and there can be no assurance that future rules, regulations, requirements or initiatives will not be enacted which could have a material adverse effect upon our results of operations. (See “Description of Business—Regulatory Matters”)

  We may become dependent on sales to certain major customers.

             We hope to enter into a number of joint ventures with potential customers of our HGED flat panel technology. One or more of these companies could represent a significant percentage of our total sales. The loss of one or more of these relationships, if generated, could have a material negative effect on our results of operations. We have no current prospect and are not currently in discussion regarding any joint ventures.

  We will need to develop our marketing expertise.

             We have limited marketing expertise, and developing our markets will require significant expenditures, including additional personnel. There can be no assurance that we will have the capital resources necessary to expand our sales and marketing operations, or that, even if such resources are available, that our attempts to expand and generate income from our sales and marketing efforts will be successful.

Risks Relating to the Telisar Business

  Telisar is a development stage company with no revenues.

             The Telisar business commenced in July, 1998, and eTraxx Corporation was incorporated on March 3, 2000. It is a developmental stage company with no revenues. Telisar has no operating history. In order to become profitable, Telisar must complete development of its Telisar system, including its wireless delivery network and hardware products, establish relationships with content providers, establish a volume production line, successfully market and sell its products and manage its operating expenses. Telisar currently has no agreements with any content providers or hardware manufacturers. There can be no assurance that Telisar will meet and realize any of these objectives or ever achieve profitability.

  Telisar may require additional financing to meet its future capital needs.

             Telisar’s future capital requirements will depend upon many factors, including but not limited to the extent and timing of commercial acceptance of Telisar’s products, the progress of Telisar’s research and development, Telisar’s operating results and the status of competitive products. Although we expect that we will provide Telisar with sufficient funds to meet its forecasted needs through the end of 2001 from the proceeds of the Reg S Offering and the 2000 Tranche A Offering, we cannot provide any assurance that the contingencies which must be satisfied prior to the release of the proceeds from escrow will be met. (See “Risk Factors—We may require additional financing to meet our near term capital needs.”) Telisar’s actual working capital needs will depend upon numerous factors, including the progress of Telisar’s research and development activities and the cost of establishing a prototype delivery system. There can be no assurance that Telisar will not require additional funding, or that any additional financing will be available to Telisar on acceptable terms, if at all. If adequate funds are not available as required, Telisar’s operations will be materially adversely affected and may be terminated.

  Telisar will require additional capital for system deployment and hardware production.

             While Telisar expects that sufficient capital needed to complete development of a finished prototype of its hardware technology will be available, additional capital will be needed to complete development of the wireless delivery portion of the Telisar system and establish a high volume delivery capability. There can be no assurance that any additional financing will be available to Telisar on acceptable terms, if at all. If adequate funds are not available as required, Telisar’s results of operations will be materially adversely affected.

  Telisar’s business is subject to competition.

             The market for high speed delivery of digital data, including internet access, is extremely competitive and is currently dominated by numerous major electronics and Internet companies such as America Online, iBlast, Terabeam, AT & T, Excite@Home, as well as others. Telisar expects this competition to continually increase. There are a number of well-funded U. S. companies that are developing products that will compete with Telisar’s system. There can be no assurance that Telisar will be able to compete effectively against these or any of its competitors, most of whom have substantially greater financial resources than Telisar. The market for the digital delivery of products is changing rapidly and there can be no assurance that Telisar can compete with its limited resources. Other systems and technologies have been in operation for years and have proven market acceptance. There can be no assurance that the Telisar technology can compete successfully on a cost, quality or market acceptance basis with these other technologies. (See “Description of Business—Telisar Competition”)

  Telisar may not be able to protect its proprietary information.

             Telisar relies on a combination of pending patents, trade secret and other intellectual property law, nondisclosure agreements and other protective measures to preserve its rights pertaining to its technology. Such protection, however, may not preclude competitors from developing products similar to those of Telisar. In addition, the laws of certain foreign countries do not protect Telisar’s intellectual property rights to the same extent as do the laws of the United States. There can also be no assurance that third parties will not assert intellectual property infringement claims against Telisar or that Telisar will be successful in defending its intellectual property rights against infringement by others.

             Further, although Telisar has filed three provisional U.S. patents for its technology, there can be no assurance that Telisar’s efforts will result in any patent protection for its technology or, if patent protection is obtained, that any or all of Telisar’s patents will provide adequate protection. Furthermore, there can be no assurance that Telisar’s patents will not be successfully challenged in future administrative or judicial proceedings. (See “Description of Business—Telisar Intellectual Property”)

  Telisar’s business may be disadvantaged if it fails to keep pace with technological changes.

             The market for Telisar’s proposed product is characterized by rapid technological change and evolving industry standards and is highly competitive with respect to innovation. There are other more developed and accepted delivery standards and systems already in commercial use or contemplated with which Telisar’s technology will compete. There can be no assurance that Telisar will be successful in the development of its delivery technology, will not encounter technical or other serious difficulties in its development or commercialization, or that new technologies will not defeat any market advantage gained by Telisar. Any of the foregoing would materially adversely affect Telisar’s results of operations.

  Telisar expects that it will be dependent on a limited number of manufacturing sources and component suppliers.

             Telisar expects that it will have to rely upon a limited number of suppliers for the specialized components and materials used in its hardware product. Although Telisar is currently seeking to qualify alternative sources of supply, Telisar has not yet contracted for alternative suppliers to provide such specialized components and materials. In the event that there were an interruption of production or delivery of these specialized items, Telisar’s ability to deliver hardware products could be compromised, which would materially adversely affect Telisar’s results of operations.

             Telisar expects that certain specialized components and materials will be available from only a limited number of sources. Telisar has never purchased any quantities of these components and Telisar expects that it will have to purchase these components on a purchase order basis without long-term contracts with any of these suppliers. In addition, Telisar expects that some suppliers will require that Telisar either pre-pay the price of components being purchased or establish an irrevocable letter of credit for the amount of the purchase. Telisar anticipates that, as it begins to manufacture limited prototypes of its hardware products, it will encounter similar limitations regarding components and materials. Telisar’s inability in the future to obtain sufficient limited-source components, or to develop alternative sources, could result in delays in product introduction, which could have a material adverse effect on Telisar’s results of operations.

  Telisar is dependent on key personnel.

             Telisar’s future success will depend in significant part upon the services of certain key technical and senior management personnel, and Telisar’s ability to attract, assimilate and retain highly qualified technical, managerial and sales and marketing personnel. Telisar is currently hiring staff and must compete in a very competitive market. Competition for such personnel is intense, and there can be no assurance that Telisar can retain its existing key managerial, technical or sales and marketing personnel or that it can attract, assimilate and retain such employees in the future. The loss of key personnel or the inability to hire, assimilate or retain qualified personnel in the future could have a material adverse effect upon Telisar’s results of operations.

  Telisar is subject to federal, state and local regulatory issues.

             Telisar’s wireless delivery system is subject to the rules and regulations issued by the Federal Communications Commission (“FCC”), including rules governing its hardware systems under Part 15. Although Telisar believes that its wireless system complies with all applicable rules and regulations promulgated by the FCC, new regulations, rules and requirements are enacted continually and there can be no assurance that future rules, regulations or requirements will not be enacted which could have a material adverse effect upon Telisar’s results of operations.

  Telisar is dependent on content providers, licensees and major customers.

             Telisar must enter into delivery agreements with the major content providers, most of which have not yet been approached by Telisar. These content providers may be developing delivery systems themselves or may have already entered into agreements with competitors to the Telisar system. Telisar must also successfully license its hardware technology in order to provide a sufficient consumer presence for the content providers. Telisar also must enter into a number of joint ventures with potential technology partners. One or more of these companies could represent a majority of Telisar’s sales. Should Telisar be unable to enter into delivery agreements with content providers, or be unable to effectively license its hardware technology to the consumer electronics industry, its results of operation will be materially and severely negatively affected.

  Telisar will need to develop its marketing expertise.

             Telisar has no marketing expertise and establishing Telisar’s markets will require significant expenses, including additions to personnel. There can be no assurance that Telisar will have all the capital resources necessary to expand its sales and marketing operations, or that, even if such resources are available, Telisar’s attempts to expand its sales and marketing efforts will be successful.

Risks Relating to Common Stock

  Our common stock is quoted on the Pink Sheets, which does not provide significant liquidity.

             Our common stock currently is quoted on the “Pink Sheets”. The Pink Sheets is not an automated quotation system and is characterized by low volume of trading. There is no assurance that the Pink Sheets can or will provide sufficient liquidity for the purchase and sale of our common stock. Our common stock was trading on the Nasdaq SmallCap Market (“SmallCap”) until January 22, 1998, when it was removed from the SmallCap and began to be quoted on the Over-the-Counter Electronic Bulletin Board (the “EBB”). On April 19, 2000, our common stock ceased to be quoted on the EBB and was quoted on the Pink Sheets. Although we expect that the EBB will begin to quote our stock during 2001, there can be no assurance that any of our market makers will be permitted by NASD

Regulation, Inc., to quote our stock on the EBB, in the near future, if at all, or that, if such efforts are successful, that a broader trading market will develop in our stock. We also desire to have our stock relisted on the SmallCap; however, there can be no assurance that we will satisfy the listing or continue to satisfy the maintenance requirements for the SmallCap, in the near future, if at all, or that, if such efforts are successful, that a broader trading market will develop in our stock.

  The trading volume of our common stock is thin.

             Even when our common stock was listed on the SmallCap, it was thinly traded. Oftentimes, there may not be a large number of potential purchasers ready to buy shares whenever a shareholder desires to sell. The public stock markets for our industry, generally, and our shares specifically, are volatile and unpredictable. There can be no assurance that you will be able to dispose of your shares at the time you desire to do so or at your desired selling price.

  Our common stock may be subject to the penny stock rules.

             As our common stock is not listed on certain national securities exchanges or the Nasdaq Stock Market, Inc. and the price at which we expect our common stock to be quoted for the foreseeable future to be below $5.00, it is likely that resales of our common stock will be subject to the requirements of the penny stock rules. The Securities and Exchange Commission (the “Commission”) has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national securities exchanges or quoted on the Nasdaq Stock Market). The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the Commission, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, to make a special written determination that the penny stock is suitable investment for the purchaser and to receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the market. As our common stock will likely be subject to the penny stock rules, investors may find it more difficult to sell our common stock.

FORWARD-LOOKING STATEMENTS

             This Prospectus contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks, uncertainties and other factors may cause our actual results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements. Our forward-looking statements in this Prospectus include, but are not limited to, statements relating to:

    our anticipated business strategy;
    the market opportunity for our systems, including anticipated growth of our industries and expected demand for our products;
    our plans for hiring additional personnel;
    our estimates regarding our future capital requirements and needs for additional financing; and
    any of our other plans, objectives, expectations and intentions contained in this prospectus that are not historical facts.

             You should read this Prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We will not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

             Our forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different. Such factors include, among others, the risk and other factors set forth in the section “Risk Factors” as well as the following:

    changes in general economic and business conditions;
    changes in anticipated pricing levels;
    our ability to hire and retain qualified personnel;
    increased competition;
    our ability to keep up with technological change and changes in customer demands;
    disruptions of our proposed supply channels; and
    limitations of our proposed manufacturing processes.

             If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Because of these uncertainties, you should not place undue reliance on forward-looking statements.

USE OF PROCEEDS

             We will not receive any proceeds from the sale of common stock offered by this Prospectus, nor will such proceeds be available for our use or benefit. Accordingly, our shareholders will not suffer any dilution through the sale of the common stock offered by this Prospectus.

             We will receive the exercise price upon exercise of options and warrants for shares of common stock included in this Prospectus. We will use any such proceeds for general corporate purposes.

DIVIDEND POLICY

             We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends based on our financial condition, results of operation, capital requirements, contractual obligations and other relevant factors.

CAPITALIZATION

             The following table sets forth our capitalization on September 30, 2000.

Common stock, no par value; 100,000,000 shares authorized; 5,606,446 shares issued and outstanding	$31,764,709
Accumulated deficit	$(30,927,665)

Total shareholders’ equity	$837,044

PRICE RANGE OF COMMON STOCK

             Our common stock is currently quoted on the Pink Sheets under the symbol “TEGN.” The following table sets forth the quarterly high and low bid prices of our common stock for each quarter during our last two fiscal years and for the first three quarters of our current fiscal year as reported by Pink Sheets LLC. On June 30, 2000, we effected a 1:16 reverse split of our common stock. All share data prior to July 5, 2000, have been adjusted to reflect this reverse stock split. Such prices represent prices between dealers, do not include retail mark-ups, mark-downs or commissions, and may not represent actual transactions.

	Bid Price

	High	Low

	$	$
1st Quarter 1998	14.50	5.50
2nd Quarter 1998	16.50	4.32
3rd Quarter 1998	6.08	2.00
4th Quarter 1998	1.92	0.24
1st Quarter 1999	4.00	0.272
2nd Quarter 1999	2.24	0.80
3rd Quarter 1999	1.44	0.88
4th Quarter 1999	3.04	0.40
1st Quarter 2000	43.00	3.36
2nd Quarter 2000	23.00	8.00
3rd Quarter 2000	16.625	4.125

             As of December 20, 2000, there were 13,309,100 shares issued and outstanding and approximately 552 holders of record of our common stock. We believe that a significant number of beneficial owners of our common stock hold shares in street name. On December 20, 2000, the closing bid price of our common stock, as quoted on the Pink Sheets, was $2.50.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview

             On October 28, 1998, we commenced a Reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California, San Francisco Division (“Bankruptcy Court”), designated as In re Telegen Corporation, case number 98-34876-DM-11 (the “Reorganization”). On April 24, 2000, we filed a Plan of Reorganization, which was amended on June 7, 2000 (the “Plan of Reorganization”), and was confirmed by the Bankruptcy Court on June 29, 2000.

             Prior to the Reorganization, we were organized as a parent company, Telegen Corporation (“Telegen”), which wholly-owned a first tier subsidiary, Telegen Communications Corporation (“TCC”), and a second tier subsidiary wholly-owned by TCC, Telegen Display Laboratories, Inc. (“TDL”). TCC was engaged in the design, development, manufacture and marketing of a line of telephone accessories for the consumer and small business markets until the telephone accessory business was sold on April 1, 1999. TDL was involved in our development of a proprietary flat panel display technology known as HGED.

             We went through a number of corporate changes and restructurings since our founding which had created confusion regarding ownership of certain assets and intellectual property rights among the parent and the subsidiaries. (See “Description of Business—Overview”) Additionally, certain actions of the parent and the subsidiaries before the current management’s tenure commenced in October 1998, including commingling of assets, liabilities and cash, led to a concern regarding the individual corporate identities of each company. Further, based on their investigation, current management concluded that all three companies may have acted as one corporate entity, at least during the latter part of 1997 and throughout most of 1998.

             Therefore, in the Plan of Reorganization the ownership of the HGED technology and all other assets of Telegen, TCC and TDL were substantially consolidated into Telegen. Under the Plan of Reorganization, TCC and TDL became empty “shells” without any operations, assets, or liabilities.

             From inception until 1993, TCC, then called Telegen Corporation, was principally engaged in the development and testing of its telecommunications products. TCC’s first product sales and revenues were realized in 1991. Revenues in 1991 through 1995 were derived primarily from sales of TCC’s telecommunications products. In 1996, our revenues were derived primarily from the operations of Morning Star Multimedia, Inc. (“MSM”), a subsidiary of Telegen. In 1997, revenues were derived from the operations of MSM and TCC. In 1998, revenues were derived from the operations of TCC.

             We have incurred significant operating losses in every fiscal year since our inception, and, as of September 30, 2000, we had an accumulated deficit of $30,927,665. At September 30, 2000, we had working capital of $468,491. We expect to continue to incur substantial operating losses through 2001. In order to become profitable, we must successfully complete development of commercial products, manage our operating expenses, establish manufacturing capabilities, create sales for our products and create a distribution capability.

             We have made significant expenditures for research and development of our products. In order to become competitive in a changing business environment, we must continue to make significant expenditures in these areas. Therefore, our operating results will depend in large part on development of a substantial revenue base. We cannot provide you with any assurance of our ability to do so.

Results of Operation

  Revenues

             Revenues for the year ended December 31, 1999 were $0, compared to $57,900 for 1998. 1998 revenues were entirely attributable to sales by TCC of its ACS 2010 product for the period January 1, 1998 through April 1, 1998, when the business of TCC was sold.

             Revenues for the three- and nine-month periods ended September 30, 2000 were $0, as they were for the corresponding periods in 1999. Due to the unavailability of cash resources, we suspended all sales and marketing activities during the pendency of our Reorganization.

  Cost of Goods Sold

             Cost of goods sold and contract services were $0 for the year ended December 31, 1999, and $264,578 for the year ended December 31, 1998. Cost of goods sold for 1998 related entirely to TCC product sales.

             Cost of goods sold for the three- and nine-month periods ended September 30, 2000 was $0, as they were for the corresponding periods in 1999. Due to the unavailability of cash resources, we suspended all sales and marketing activities during the pendency of our Reorganization.

  Research and Development

             Research and development expenses were $55,928 for the year ended December 31, 1999, and $537,760 for the year ended December 31, 1998. Decreased research and development expenses for 1999 resulted from reduced activities during the Reorganization; all of the 1999 research and development appeared to be attributable to Telegen. Decreased research and development expenses for 1998 resulted from reduced staffing and a cessation of activities in the last quarter of the year; all of the 1998 research and development expenses were attributable to TDL.

             Research and development expenses were $271,147 for the nine months ended September 30, 2000, compared to $10,180 for the corresponding period in 1999, and research and development expenses were $126,882 for the three months ended September 30, 2000, compared to $0 for the corresponding period in 1999. Increased research and development expenses for the third quarter of 2000 resulted from increased availability of funds and start-up of flat panel research efforts; all of the research and development for the third quarter of 2000 was attributable to Telegen.

  Sales and Marketing

             Sales and marketing expenses for the year ended December 31, 1999 were $45,000, compared with $147,853 for the year ended December 31, 1998. All of the sales and marketing expenses for 1999 were attributable to Telegen. All of the sales and marketing expenses for 1998 were attributable to TCC.

             Sales and marketing expenses for the three- and nine-month periods ended September 30, 2000 were $0, as they were for the corresponding period in 1999. Due to unavailability of cash resources, we suspended all sales and marketing activities during the pendency of our Reorganization.

  General and Administrative

             General and administrative expenses for 1999 were $1,080,171 as compared with $2,659,374 for 1998. Of the 1999 general and administrative expenses, $73,007 were attributable to TDL and $1,007,164 were attributable to Telegen. Of the 1998 general and administrative expenses, $448,212 were attributable to TDL, $2,112,865 were attributable to TCC and Telegen, and $98,477 were attributable as a fixed asset impairment loss. Decreases in 1999 were related to reduced staffing and corporate activities. The primary components of general and administrative expenses for 1999 were employee salaries and legal expenses relating to our Reorganization. Decreases in 1998 general and administrative expenses were related to reduced staffing, corporate activities and the relocation of Telegen to smaller facilities. The primary components of general and administrative expenses for 1998 were employee salaries and legal and accounting expenses related to SEC compliance.

             General and administrative expenses were $3,114,342 for the nine months ended September 30, 2000, compared to $754,420 for the corresponding 1999 period, and general and administrative expenses were $2,314,851 for the three months ended September 30, 2000, compared to $249,229 for the corresponding 1999 period. All of the general and administrative expenses for the third quarters of 1999 and 2000 were attributable to Telegen. Increases in the third quarter of 2000 were related to increased availability of funds and completion of our Reorganization. The primary components of general and administrative expenses for the third quarter of 2000 were cash payment of allowed claims under the Plan of Reorganization, increased staffing and increased corporate activities. The primary components of general and administrative expenses for the third quarter of 1999 were employee salaries and legal expenses relating to our Reorganization.

  Interest Income and Expense

             Net interest income/expense for 1999 was $0 as compared with interest expense for 1998 of $1,115,470. All of the 1998 interest income and expense was attributable to Telegen. The increase in interest expense for 1998 resulted from interest financing charges of $526,315, $52,632, $38,191, and $322,299 related to discount conversion features on a series of convertible note financings issued on April 1, 1998 for $500,000, on April 1, 1998 for $50,000, on April 23, 1998 for $33,526 and on May 7, 1998 for $515,532, respectively.

             Net interest income was $248,678 for the nine months ended September 30, 2000, compared to $0 for the corresponding 1999 period, and net interest income was $121,802 for the three months ended September 30, 2000, compared to $0 for the corresponding 1999 period. Of the third quarter interest income and expense, $141,802 was interest income and $20,000 was interest expense. All of the net interest income for the third quarter of 2000 was attributable to Telegen. Increases in net interest income for the third quarter of 2000 resulted from increased interest bearing accounts less financing charges related to $100,000 and $500,000 convertible note financings completed in April 1999 and December 1999, respectively, and the $200,000 borrowing from Telisar during the quarter.

Liquidity and Capital Resources

             We have funded our operations primarily through private placements of our equity securities with individual and institutional investors. As of September 30, 2000, we had raised $26,502,577 in net capital through the sale of our common stock, and $4,605,010 in net capital through the sale of TDL common stock. On June 30, 2000, we effected a one-for-16 reverse split of our common stock. All share and per share data in this section have been retroactively restated to reflect this reverse stock split.

             In April 1999, we issued a convertible promissory note (the “First Note”) to Bernard Brown, who had been a director of the Company from 1990 to 1995 and who became a director again on June 30, 2000. The note was in the principal amount of $100,000 and was due and payable upon the earliest of confirmation of a plan of reorganization or five years from issuance, and bore interest at a rate of 10% per annum. In April 1999, we granted to Mr. Brown the option to convert the First Note to shares of our common stock at the rate of one share of common stock for each $0.496 of indebtedness. Mr. Brown has converted the note to shares of our common stock. (See “Related Party Transactions”)

             In December 1999, we issued promissory notes (the “Bridge Notes”) to a group of ten investors (the “Bridge Lenders”) in the aggregate principal amount of $500,000 bearing interest at the rate of 15% per annum and due and payable one year from the date of issuance. In December 1999, we granted to the Bridge Lenders the option to convert the Bridge Notes into shares of our common stock at a rate of one share of common stock for each $1.40 of indebtedness. The Bridge Lenders have converted the Bridge Notes to shares of our common stock.

             On December 15, 1999, we commenced an offering (the “1999 Offering”) of our common stock at a price of $1.75 per share. On March 10, 2000 we closed the 1999 Offering upon the receipt of subscriptions for 4,007,066 shares of our common stock and gross proceeds of $7,012,366. The proceeds were held in escrow until confirmation of the Plan of Reorganization on June 29, 2000 and were released to us on July 7, 2000.

             On March 27, 2000, we entered into an agreement with the Selling Agents (defined in “Related Party Transactions”) to conduct up to three additional offerings of our common stock (the “2000 Offerings”). The first offering is for up to 1,000,000 shares of our common stock at $10 per share for total gross proceeds of up to $10,000,000 (the “2000 Tranche A Offering”). Although we agreed to conduct up to three offerings, we currently do not anticipate that the second and third offerings will occur.

             The 2000 Tranche A Offering closed on September 30, 2000, and we were informed by the Selling Agents that subscriptions had been received for 762,820 shares of our common stock, at a purchase price of $10 per share, for gross aggregate proceeds of $7,628,200. Under the terms of the 2000 Tranche A Offering, the subscription proceeds are held in escrow. In connection with the 2000 Tranche A Offering, we had agreed to instruct the escrow agent to return the escrow proceeds if a registration statement covering the 762,820 shares were not filed with the Commission and declared effective by December 26, 2000. However, since, after the closing, we did not anticipate that a registration statement would be effective by such date, the Selling Agents and we agreed to offer to the subscribers the alternatives of rescission or the following amended terms and conditions of the 2000 Tranche A Offering:

    Provided the registration statement of which this Prospectus is a part is declared effective on or before April 30, 2001, all of the subscription proceeds held in escrow shall be released to us. Otherwise, the all of the subscription proceeds held in escrow, including interest, are to be returned to the subscribers;
    The offering price shall be reduced from $10 per share to $5 per share, causing the number of shares of common stock subscribed to by each subscriber to increase by a factor of two (rounded up to the next whole share);
    All interest earned (up to a maximum annualized rate of 5%) on such subscriber’s funds held in escrow (i) will be added to the subscription amount and will increase the number of shares subscribed by such subscriber, if we satisfy the amended condition, as described above, for the release of proceeds from escrow, or (ii) will be refunded to such subscriber promptly following failure to satisfy such condition;
    We will use our best efforts to cause our common stock to be quoted on the EBB on or before January 9, 2001.

             As of the date hereof, 14 of the subscribers to the 2000 Tranche A Offering elected to exercise their rights of rescission, causing $537,500 to be returned from escrow to such subscribers and reducing the total number of shares subscribed from 1,525,640 (calculated based on the amended per-share price of $5) to 1,342,400.

             On March 29, 2000, we completed an offering of 500,000 shares of our common stock to a group of foreign investors (the “Reg S Offering”) at a price of $8 per share for gross proceeds of $4,000,000. Under the terms of the Reg S Offering, the subscription proceeds were held in escrow. In connection with the Reg S Offering, we had agreed to instruct the escrow agent to return the escrow proceeds if a registration statement covering the 500,000 shares were not filed with the Commission and declared effective by December 26, 2000. However, since, after the completion, we did not anticipate that a registration statement would be effective by such date, the Selling Agents and we agreed to offer to the subscribers the alternatives of rescission or the following amended terms and conditions of the Reg S Offering:

    The offering price shall be reduced from $8 per share to $3.25 per share, causing the number of shares of common stock subscribed to by each subscriber to increase by a factor of 2.4615384 (rounded up to the next whole share);
    Concurrently with the filing of the registration statement of which this Prospectus is a part , all of the subscription proceeds held in escrow, plus all accrued interest, shall be released to us;
    If the Commission declines to declare our registration statement effective, the subscribers may elect to have their full investment refunded with no deduction or interest within 15 days of such election.

             As of the date hereof, none of the subscribers to the Reg S Offering elected to exercise their rights of rescission. Therefore, we received from escrow $4,000,000 in gross proceeds on issuance of 1,230,771 shares of our common stock.

             After taking into account the number of subscribers to the 2000 Tranche A Offering and the Reg S Offering, we will issue 2,573,171 shares under these offerings for gross proceeds of $10,712,000, compared to the 1,324,950 shares we would have issued under the unamended terms of the offerings.

             Upon the effectiveness of our Plan of Reorganization, our existing common stock was exchanged for post-Reorganization common stock in a ratio of 16 existing shares of common shares for each share of post-Reorganization common stock. This is commonly referred to as a 1:16 reverse split. The First Note and the

Bridge Notes were issued pursuant to §364(b) of the Bankruptcy Code and were considered our unsecured administrative expenses within the meaning of §1145(a)(1)(A) of the Bankruptcy Code.

             We issued 20,000 shares of common stock and no shares of common stock during the third quarter of 2000 and 1999, respectively, in lieu of cash as payment for legal services rendered valued at $28,000.

             Our future capital requirements will depend upon many factors, including the extent and timing of acceptance of our products in the market, the progress of our research and development, our operating results and the status of competitive products. Additionally, our general working capital needs will depend upon numerous factors, including the progress of our research and development activities, the cost of increasing our sales, marketing and manufacturing activities and the amount of revenues generated from operations. We anticipate that our existing capital resources, including our Reg S Offering and our 2000 Tranche A Offering if we are able to comply with the escrow release conditions, and revenues from operations will be adequate to meet our cash requirements through 2001. Although we believe we will obtain additional funding in the first half of 2001, there can be no assurance that we will be able to obtain such funding or that we will not require additional funding, or that any additional financing will be available to us on acceptable terms, if at all, to meet our capital demands for operations. We believe we will also require substantial capital to complete development of a finished prototype of the flat panel display technology, and that additional capital will be needed to establish a high volume production capability. If we raise additional funds through the issuance of equity, equity-related or debt securities, such securities may have rights, preferences or privileges senior to those of the rights of our common stock. The sale of additional equity or convertible debt securities could result in additional dilution to our shareholders. In addition, the issuance of debt securities could increase the risk or perceived risk of our company. There can be no assurance that any additional financing will be available to us on acceptable terms, if at all. If adequate funds are not available as required, the results of operations will be materially adversely affected.

             We do not have a final estimate of costs nor the funds available to build a full-scale production plant for the flat panel display and will not be able to build this plant without securing significant additional capital. We plan to secure these funds either (1) from a joint venture partner who would then be a co-owner of the plant or (2) through a future public or private offering of securities. Even if such funding can be obtained, which cannot be assured, we currently estimate that a full-scale production plant could not be completed and producing significant numbers of flat panel displays before early 2002. We are also currently contemplating entering into license agreements with enterprises to manufacture the displays. The manufacturers would also have the attributes of established manufacturing expertise, distribution channels to assure a ready market for the displays and established reputations, enhancing market acceptance. Further, we would benefit from front-end license fees plus ongoing royalties for income. However, we do not currently expect to have any such manufacturing license agreements in place before September 2001, or any significant production of displays thereunder before early 2002. We are currently planning to establish a limited production/prototype line in 2001, which will have the capacity to manufacture a limited number of marketable displays to produce moderate revenues. The cost of that production line is estimated to be about $10 million.

             Our future capital infusions will depend entirely on our ability to attract new investment capital based on the appeal of the inherent attributes of our technology and the belief that the technology can be developed and taken to profitable manufacturing in the foreseeable future. We have no current prospect and are not currently in discussion regarding any new investors.

             Our actual working capital needs will depend upon numerous factors including the progress of our research and development activities, the cost of increasing our sales, marketing and manufacturing activities and the amount of revenues generated from operations, none of which can be predicted with certainty.

             We anticipate incurring substantial costs for research and development, sales and marketing activities through 2001. Management believes that development of commercial products, an active marketing program and a significant field sales force are essential for our long-term success. We estimate that our total expenditures for research and development and related equipment and overhead costs will aggregate over $5,000,000 during 2000. We estimate that our total expenditures for sales and marketing will aggregate over $1,000,000 during 2000.

DESCRIPTION OF BUSINESS

Overview

             The corporation which became Telegen Corporation was formed on August 30, 1996 as Solar Energy Research Corporation of California (“SERC” ). Shortly following its formation, SERC became a publicly owned corporation subject to the reporting requirements under the Securities Exchange Act of 1934 (the “Exchange Act.”)

             On October 28, 1996, SERC acquired 100% of the outstanding shares of a corporation which, at the time, was named Telegen Corporation (“Original Telegen”) in a business combination transaction. On April 12, 1996, Original Telegen formed a wholly-owned subsidiary named Telegen Display Laboratories, Inc. (“TDL”). As a result of SERC’s acquisition of Original Telegen, Original Telegen became a wholly-owned first tier subsidiary of SERC and TDL a wholly-owned second tier subsidiary.

             Concurrently with the transaction, (a) SERC changed its name to Telegen Corporation (“Telegen”), (b) Original Telegen changed its name to Telegen Communications Corporation (“TCC”) and (c) the officers and directors of Original Telegen became the officers and directors of Telegen. At the time, Jessica L. Stevens was the CEO and a Director of Original Telegen and became the CEO and a Director of Telegen Corporation.

             Effective as of May 30, 1996, TDL issued shares of its common stock representing approximately 10% of its total outstanding shares to a joint venture owned by two Singapore corporations and known as IPC Transtech Display, Pte. Ltd. (“IPC”). Prior to commencement of the Reorganization, litigation arose between Telegen and TDL, on the one hand, and IPC, on the other. Upon approval by the Bankruptcy Court on July 29, 1999, the litigation was settled and, in connection with the settlement, IPC surrendered its shares of TDL common stock, as well as options to four flat panel plat licenses.

             As a result of the substantive consolidation of the assets of Telegen, TCC, and TDL under the Plan of Reorganization, we currently operate as a single entity. We intend to establish a new wholly-owned subsidiary (“New TDL”) and transfer into it all of the HGED flat panel assets, including all intellectual property, patent rights and specialized equipment. The formation of New TDL will concentrate the HGED business in a single entity and permit us to engage in other businesses without affecting the integrity of the HGED business. It will also permit New TDL to obtain financing based on its own business, separate from our other operations and those of our subsidiaries. If this occurs, our interest in the HGED business could be diluted by the sale of equity interests in New TDL to third parties.

             We are located on the Internet at “www.telegen.com.” Our address is 1840 Gateway Drive, Suite 200, San Mateo, California 94404 and our telephone number is (650) 261-9400.

Telegen Display Laboratories, Inc./New TDL

             We expect to continue to develop, through New TDL, our proprietary flat panel display technology known as HGED, which represents a departure from the current product offerings on the market today. We believe that this technology has visual characteristics and potentially relative ease of manufacturing and low costs that could enable us to become a significant participant in the display business.

             We expect our HGED flat panel display technology to compete favorably against other flat panel display technologies, presently including AMLCD, FED, PDP and OLED, in terms of resolution, brightness, color, viewing angle and manufacturability. More significantly, we believe HGED displays may be manufacturable in large sizes at a lower cost than the other technologies and, since HGED display fabrication requires minimal semiconductor processing, we believe the cost of a manufacturing plant could be less than a comparable AMLCD plant with a larger production capacity.

             We also believe a second generation of the HGED technology, known as “Level 5” technology, which will require further development before commercialization, could potentially provide enhanced performance with lower manufacturing costs than AMLCD and other flat panel display technologies.

             Primary differences between the Telegen flat panel display and a good quality Cathode Ray Tube (“CRT”) monitor include its reduced thickness and weight, lower operating voltage, higher reliability and potentially brighter presentation. We believe that these features could make HGED displays desirable for many products in today’s display marketplace.

             The HGED technology is an emissive display technology similar in aspects to the CRT and the Vacuum Fluorescent Display but which utilizes, among other technical details, an enhanced thermionic electron generating structure, a proprietary row control structure, proprietary phosphor technology and proprietary electronic driver systems to construct a simple, flat, low voltage CRT-like display. Whereas the traditional CRT uses very high voltages (>25,000 volts) and high magnetic fields to control a single, high powered electron beam located far from the faceplate, the HGED controls dozens of small, low powered close-in beams, creating a display less than 1.5” in thickness.

             Laboratory prototypes based upon aspects of the Telegen technology have been fabricated in sizes up to 14” diagonal with full color and full gray scale and which run a television standard (NTSC) signal from a videotape. Additionally, high brightness test cells have been constructed in the next step of development for the more advanced and potentially lower cost Level 5 technology.

             We believe that our flat panel display technology has substantial value. We are in active discussions with several prospective partners to obtain substantial new capital in the form of either an equity investment in us, a new joint venture company or project financing, which we will need to complete development of the HGED technology and build a pilot production facility. Our research and development facility is located in Silicon Valley and we plan to license the manufacturing of the display into a broad range of display markets in order to facilitate the quickest possible market acceptance.

             We plan to establish a prototype production line in new facilities in early 2001, which could produce a limited number of displays per year, and then to build a full scale production plant (250,000 displays per year capacity) in 2002/2003 with the proceeds from future funding. In 1996, Telegen sold a 10% equity interest in TDL for $5 million to a joint venture investment group based in Singapore. Along with the investment, the joint venture group was granted an option to acquire licenses to build up to four plants in specified Asian locations, each with the capacity to produce up to one million flat panel displays per year.

             On January 7, 1998, the Singapore-based joint venture investment group filed a complaint in Superior Court, San Mateo County, CA, against Telegen, TDL and certain of its current and former officers and directors. On July 29, 1999, the Company settled the litigation with each party, denying any liability, obtaining a return of the 10% interest in TDL to Telegen, termination of the plant licenses and a payment of insurance proceeds by Telegen’s director and officer insurers with no costs to the Company or the other defendants.

Display Patents and Manufacturing

             On November 7, 1998, we received our first U. S. patent on aspects of the HGED flat panel display technology, U. S. Patent # 5,831,397 titled “ Deflecting Apparatus for a Flat Panel Display Illuminated by Electrons.” On September 7, 1999, we received our second U. S. patent on aspects of the HGED flat panel display technology, U. S. Patent # 5,949,395 titled “Flat Panel Matrix-Type Emissive Display.” On December 29, 2000, we received a notice of issuance from the U.S. patent and trademark office in respect of our application for U.S. Patent # 6,172,457 titled “Thermally Compatible Ceramic Collars for Flat Panel Displays.” The notice of issuance states that this patent would be issued January 9, 2001. The patent covers an improved construction technology that utilizes fabrication techniques along with light weight materials that boost durability and reduce overall weight of our HGED flat panel displays. We currently have seven additional flat panel display patents pending and expect to file a variety of new flat panel display patents over the next two years. We expect these and future patents to protect our proprietary technologies and techniques for building highly cost effective flat panel displays without the use of high-tech semiconductor facilities.

             No arrangements have been completed regarding the manufacture of flat panel displays based upon our HGED technology. The HGED technology is expected to eventually cost under $5.00 per square inch in high volume production. We believe that pricing at this level, if achieved, will give it a competitive advantage, assuming the costs of competing technologies are not also reduced to these levels. No assurances can be given that these manufacturing costs can ever be achieved by us. Although it is difficult to precisely project the capital costs for establishing a high volume manufacturing facility, our initial estimates indicate that the entry cost into the display business utilizing the HGED flat panel display technology could be significantly lower than other competitive emerging technologies.

Flat Panel Market

             For close to the past 50 years, CRT has been the gold standard against which all displays are judged. Producing the brightest display with the highest contrast, fastest speed and highest resolution, the CRT accounts for over 90% of the worldwide market for displays. In 1997 alone, it is estimated that over 78 million 15” to 17” CRT-based computer monitors were sold, as well as over 120 million CRT-based television sets. By the year 2000, it is estimated that CRT-based computer monitor sales alone will rise to over 100 million units sold.

             Despite its dominance of the display market, the CRT has its shortcomings, making it vulnerable to new technologies capable of providing equal performance at reasonable cost. Besides its weight, bulk and handling issues, the CRT requires dangerously high electrical voltages (>25,000 volts), generates magnetic and electrical fields and, most alarming, the CRT generates harmful X-rays.

             In development since the early 1970s, the flat panel display has been utilized in a wide variety of consumer and industrial applications. In the mid 1980s, due to its thin size, light weight, low voltage and low power consumption, the flat panel display fueled the emergence and growth of the laptop computer, one of the fastest growing computer segments. The predominant flat panel technology, the Active Matrix Liquid Crystal Display (“AMLCD”), fueled by the growth of the laptop market, is estimated to account for 74% (in dollars) of the worldwide flat panel market today.

             We believe that we are situated to capture a significant portion of the expanding flat panel display market over the next five years. The three major competing technologies, AMLCD, FED and PDP, all suffer from serious drawbacks in critical areas.

             Since we anticipate that our display may cost less than an equivalent AMLCD display, we expect to have a significant competitive advantage in a number of flat panel display markets. AMLCD manufacturing costs have plateaued and increased display sizes have decreased yields as well as raised plant costs. Additionally, demand for AMLCDs outstripped supply for the first time at the end of 1998 and prices are now expected to rise through 2000.

             FED technology has been demonstrated in sizes up to 15” diagonal (with defects) but, due to yield issues and the availability of production equipment, has not been commercially manufactured in large sizes. Since the FED is a semiconductor-based technology like AMLCD, increased display sizes can lead to decreased yields as well as increased plant costs.

             PDP displays have been in limited production since 1994 but have yet to achieve any meaningful cost reductions, making PDP one of the most expensive flat panel display technologies commercially available today.

             The HGED technology does not suffer from the limitations inherent in semiconductor-based display technologies. Displays constructed using HGED technology do not have millions of transistors built directly into the display (like AMLCD) or millions of microscopic emission structures under each picture element (like FED). It is expected that manufacturing plant cost for HGED will be closer to that of the CRT than to semiconductor-based flat panel display technologies.

Flat Panel Competition

             The market for information displays, including flat panel displays, is highly competitive, and we expect this to continue. We believe there is currently no comparable flat panel display with the potential low cost, full emissive color, full gray scale and the other attributes of the HGED technology available commercially from any other source in volume production. The standard flat panel displays currently available in volume production are Passive Matrix LCD and Active Matrix LCD or AMLCD. These displays are manufactured in high volume by a number of large Japanese companies, including Toshiba, Epson, Matsushita, Seiko, Hitachi, NEC and Sharp Electronics.

             Several Japanese companies have recently introduced color plasma-driven liquid crystal display (“LCD”) flat panel displays of 40” diagonal size which are available in the U. S. for about $8,000 retail.

             Full-color Plasma Display Panels (“PDP”) have been in limited production since 1994 and are available in the U. S. in sizes from approximately 27” diagonal to 42” diagonal and at retail prices ranging from $5,000 to $20,000. They are manufactured by a number of Japanese companies, including Fujitsu, Matsushita, Hitachi and NEC and the Korean display manufacturer Orion Electric Company.

             Additionally, a number of companies, including Candescent Technologies Corporation, PixTech and Motorola are developing a technology known as FED. FED displays are constructed using semiconductor technology and are therefore inherently expensive and limited in size to the available production equipment. FED displays are not available in volume production at this time.

             A new technology known as Organic Light Emitting Diode (“OLED”) is presently in development at a number of universities including Princeton University and USC as well as US-based companies, including eMagin Corporation (formerly FED Corporation), Motorola, Universal Display Corporation and Eastman Kodak. OLED production displays are not available in volume production at this time.

InterTenna

             Telegen is developing a new line of compact, high gain antennas called “InterTenna.” InterTenna is patent-pending technology which reduces the physical size of an antenna without reducing its signal capturing ability, thus allowing the antenna to be placed inside of a product, such as a cellular phone or radio, rather than to be attached externally.

Telegen Communications Corporation

             TCC was organized in May 1990, for the purpose of designing, developing, manufacturing and marketing a line of telephone accessory products for the consumer and small business markets.

             All of the assets of TCC were sold to SynerCom, Inc., a Nevada corporation (“SynerCom”) organized by a group of investors led by Frederick T. Lezak, Jr., a former executive officer and director of the Company, on April 1, 1998 for $350,000 in cash and $150,000 in the form of an 18-month promissory note, the assumption of certain wage, tax and other liabilities, and certain royalties on certain products sold for a period of three years.

             On November 15, 1998, we declared SynerCom in default of the asset purchase agreement for failure to make payment required under the agreement. In a subsequent event, pursuant to a settlement agreement by the Bankruptcy Court as part of the confirmation of the Plan of Reorganization, on July 10, 2000, we recovered substantially all of the assets of TCC in return for a payment of $160,000 to SynerCom by us and a general release between us, SynerCom and its principals.

             The telephone equipment market is a long-standing, well-established industry. The basis of the industry has historically been the telephone itself. In the late 1970’s, however, a market for telephone peripheral equipment began to develop because of the invention of the microprocessor chip and deregulation of the industry. This new peripherals market expanded rapidly and today consists of designer and specialty telephones, including full-feature and cordless telephones, cellular telephones, telephone answering machines, FAX machines and computer modems.

             From formation until April 1, 1998, when substantially all of its assets were sold to SynerCom, TCC developed, manufactured and marketed a line of intelligent telecommunications products, providing enhanced features to existing telephone equipment and services for consumers and small businesses.

             In 1991, TCC introduced its initial telecommunications product, a telephone call restrictor known as “TeleBlocker”, to provide consumers and small businesses with the ability to restrict outgoing telephone usage in order to control costs. We sold this product under our own brand and in partnership with companies such as AT&T and Bell Atlantic. In 1995 and 1996, TCC developed a line of telephone dialers, known as the “Automated Carrier Selector”, to give consumers the ability to automatically reroute outgoing calls to alternative long distance companies. Our dialer products were sold primarily through long distance companies such as MCI and Sprint.

             TCC’s dialer products incorporated a proprietary technology known as “Parallel Technology”, which allows one dialer device, plugged anywhere on a telephone line, to control all instruments on the line regardless of location and with no requirement for re-wiring. All of TCC’s programmable products also utilized a proprietary technology known as RPS. RPS is a combination of communications hardware, protocols and automated computer systems which enable TCC’s Customer Service representatives to directly service and program any TCC product over the telephone line when a customer calls for assistance.

             On December 31, 1996, we were awarded a broad (60 claims) U. S. patent covering the Parallel and RPS technologies, U. S. Patent # 5,590,182 titled “System for Interception and Transmission of Communication Signals

on Telephone and Data Lines.” This patent was assigned to SynerCom on April 1, 1998, and was re-assigned back to us in July 2000.

Telegen Research and Development

             Our research and development expenses for the years ending December 31, 1999 and 1998 and for the nine months ended September 30, 2000 were $55,928, $537,760, and $271,147, respectively. Due to the Reorganization and severe financial constraints, research and development expenses for the year 1999 were substantially below those of earlier years. We estimate that expenditures for research and development related to flat panel display development will increase substantially to approximately $3,000,000 for the year 2000.

             During the years 1999 and 1998, all of our research and development expenses were related to development activities of TDL. Continued development of the flat panel display technology will continue to represent significant capital expenditures in our near term.

Telegen Intellectual Property

             We have acquired all rights to the underlying technologies embodied in our product lines from our founders or have developed such intellectual property internally. We have entered into agreements with each of our full-time employees (including our executive officers) that prohibit disclosure of confidential information to anyone outside of the Company both during and after employment. We also maintain employment agreements with all of our scientists and engineers which require disclosure and assignment to us of all proprietary rights to any ideas, discoveries or inventions relating to or resulting from the employee’s work for us.

             Until early 1998, we routinely filed for both United States and foreign patents on our technologies. From that date until late 1998, former management did not undertake to assure protection of our technology. After commencement of the Reorganization and as soon as resources were available, we undertook to investigate the status of our patent protection and have since taken all steps reasonable under the circumstances to assure that our technology receives the maximum patent protection to which it is entitled.

             We believe, based upon the advice of patent counsel, that patent protection may be available to us on substantial portions of our technologies. On December 31, 1996, we were awarded a broad (60 claims) U. S. patent covering our Parallel and RPS communications technologies, U. S. Patent # 5,590,182 titled “System for Interception and Transmission of Communication Signals on Telephone and Data Lines.” This patent was assigned to SynerCom on April 1, 1998, and was re-assigned back to us in July 2000. On November 7, 1998, we received our first U. S. patent on aspects of the HGED flat panel display technology, U. S. Patent # 5,831,397 titled “Deflecting Apparatus for a Flat Panel Display Illuminated by Electrons.” On September 7, 1999, we received our second U. S. patent on aspects of the HGED flat panel display technology, U. S. Patent # 5,949,395 titled “Flat Panel Matrix-Type Emissive Display.” We currently have seven additional patent applications pending and expect to file a number of new patent applications over the next two years. As of September 30, 2000, we have not been issued any foreign patents. We also believe we retain copyright protection for the software used in our products as well as for our integrated circuit designs.

             It is our policy to aggressively protect, through all appropriate means, all of our legal rights to our technologies. We rely on a combination of patents, trade secret and other intellectual property law, nondisclosure agreements and other protective measures to protect our rights pertaining to our products. Such protection, however, may not preclude competitors from developing products similar to our products. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Although we continue to implement protective measures and intend to defend our proprietary rights vigorously, there can be no assurance that these efforts will be successful. For a more detailed discussion about litigation related to our technologies, see the discussion under the heading “Litigation” beginning on page 52.

HGED Flat Panel Display Licensing

             We have established a corporate policy to actively explore licensing opportunities for all of our products and technologies. We have a number of proprietary technologies for which we have secured either patent or trade secret protection and which we believe are licensable. We believe that our HGED flat panel display technology has substantial value and could be the basis of both strategic relationships as well as licensing opportunities. We believe that, if we can license the HGED technology on favorable terms to a wide range of companies located in all major markets, both domestic and foreign, we can achieve the quickest possible market acceptance of the technology.

Regulatory Matters

             TCC developed and manufactured products that are required to comply with the FCC Rules, Part 68, as amended. Before such products can be sold, they must be tested for compliance by an accredited independent testing laboratory and the test results submitted to the FCC. The manufacturer then receives an FCC Registration Number, which must be displayed on each product. To our knowledge, for the period up to the sale of substantially all of TCC’s assets, TCC has been compliant with all FCC requirements for its telecommunications products.

             Conduct of HGED research and production of HGED products would make us subject to handling and reporting requirements of the U. S. Environmental Protection Agency (the EPA), the California Occupational Safety and Health Administration (CalOSHA) and local environmental authorities regarding the handling and storage of certain chemical materials used in the development and manufacture of its flat panel displays. We believe we are in full compliance with all rules, regulations and requirements promulgated by these authorities and we maintain an aggressive internal safety and compliance program.

Telisar

             On October 19, 2000, we completed an acquisition of 63.6% of the outstanding shares of eTraxx Corporation, which also does business as Telisar (“ Telisar”). The acquisition of Telisar was accomplished on October 19, 2000 pursuant to an Agreement and Plan of Reorganization dated March 27, 2000 among the Company, Telisar, Jessica L. Stevens, Bonnie A. Crystal, Victoria Kolakowski, Dennis Wood, Steven Weiss, William Swayne and WMS Debt Management, LP. (Ms. Stevens, Ms. Crystal, Ms. Kolakowski, Mr. Wood, Mr. Weiss, Mr. Swayne and WMS Debt Management, LP are collectively referred to as the “Telisar shareholders.”)

             In the acquisition, we acquired 16,725,000 (63.6%) of the issued and outstanding shares of Telisar, thereby acquiring a controlling interest in Telisar. The purchase price for Telisar consisted of 5,575,000 shares of our common stock, which were issued to the Telisar shareholders. The acquisition was approved by the Bankruptcy Court as part of our Plan of Reorganization on June 29, 2000.

             The ratio at which shares of our common stock were exchanged with shareholders of Telisar for our 63.6% interest in Telisar was not determined by asset values, earnings or other traditional criteria of value. Rather, the valuation was determined by comparison to the prices at which Telisar and we were concurrently offering shares to certain investors. Telisar utilized the same selling agents as we did, and the offering price to our investors and to Telisar’s investors was determined unilaterally by Telisar and by us, respectively, in conjunction with the selling agents, and not individually bargained for by the investors.

             No independent valuation was utilized in fixing the offering or exchange prices. Telisar and we consulted with certain valuation experts regarding an independent valuation, but determined that the fees requested by such experts were inappropriate under the circumstances. Accordingly, the exchange ratio of our shares for the Telisar shares may not be a true indicator of the fair value of the Telisar stock received by us in exchange with the Telisar shareholders, the largest of whom are officers, directors, and affiliates of ours. For a more detailed discussion of our acquisition of Telisar, see “Description of Business—Telisar.”

             Telisar is in the business of developing broadband wireless datacasting solutions for high speed delivery of digital content. Telisar intends to create a broadband wireless datacasting network for the delivery of a diverse array of entertainment, software and information content and services.

Telisar Technology

             Telisar believes that the technology represents a departure from the current proposed and developed systems for the delivery of digital products. The Telisar system is composed of two primary elements:

    The Telisar Wireless Network
    The Network Interface

             The heart of the Telisar system is a proprietary high-speed, high bandwidth wireless network currently being developed by Telisar. This high speed wireless network utilizes portions of the existing electromagnetic spectrum (also called “bands”, as in the FM band or the AM band). Through the use of proprietary techniques, Telisar believes that is has devised several methods for delivering large quantities of digital data and content without interfering with the existing uses of the wireless bands.

             Although Telisar believes that it has successfully demonstrated the basic proprietary techniques in its laboratories, the technology is not yet fully developed or tested. Preliminary results of these tests indicate that, if this technology is successfully developed and deployed, transmission rates could reach as high as 16 Mbits per second, although it is expected that initially the system will offer transmission rates at slower speeds, and no assurance can be provided that Telisar will achieve these higher transmission rates.

             Telisar is developing two datacasting business products based upon its wireless data technology. Telisar’s Separate Video Program (“ SVP”) technology is designed to allow simultaneous transmission of a second full video signal within an existing analog television broadcast channel with no degradation in the television picture. SVP technology may provide broadcasters with the potential to transmit premium movie or pay channels over the existing broadcast spectrum. Telisar has also developed terrestrial-based Digital Radio Service technology. This technology is designed to allow the simultaneous transmission of up to 40 CD quality stereo channels of music or audio content within one existing analog television broadcast channel with no degradation in the television picture. Multiple channels per market could be allotted for additional digital radio channels.

             The Network Interface is a specialized hardware system which will automatically receive the data from the Telisar Wireless Network and then deliver it to the appropriate third-party device, such as a computer, MPG-3 player, or game system. Once downloaded, these files are to be reconfigured for the third-party device to use or, when appropriate, stored in the Network Interface as an archive for future use (such as an MPG-3 music file). We believe that the Network Interface can be produced as a stand-alone device, such as a set top box, as a computer interface card or as a module for inclusion in third-party systems, such as radios or CD players.

             Telisar is currently designing the Network Interface and expects to demonstrate limited operation of the Telisar Wireless Network during the 3rd quarter of 2001. Design and testing of the Network Interface has not yet been completed and final costing is not yet available. Although arrangements have not yet been completed regarding the manufacture of Telisar’s Network Interface, we have an existing relationship with a high volume manufacturing company located in China that we intend to utilize for initial manufacturing.

Telisar Licensing

             Telisar believes that licensing is central to its business plan. Although Telisar plans to sell Network Interface hardware including modules to third party manufacturers, it expects that its main revenues will be derived from transmission fees paid by content providers as well as licensing fees paid by manufacturers who build their own Network Interface hardware.

Telisar Competition

             The competition for high speed delivery by wireless and wired methods is intense and competition is expected to increase in the future. Digital Subscriber Line (also known as DSL) and cable modems are continually being deployed throughout the urban markets in the United States. Although these services provide basic internet access, they can also deliver digital content and products at high speeds.

             Companies such as iBlast are currently developing and deploying wireless networks utilizing the digital television bands. iBlast currently has 255 TV stations as partners in its network covering 90% of America’s households and expects to begin operation in 2001. Terabeam, Inc. is developing a wireless network based upon light transmission instead of radio transmission. Terabeam is expected to concentrate on business to business rather than business to consumer and service major urban markets.

             Cellular telephone companies are currently upgrading their networks so they can deliver internet access and services, such as email and web surfing, to cellular phones and other hand held devices. Some cellular companies, such as Sprint, already offer limited internet access to selected web sites and can be expected to expand this service in the future. Hardware vendors such as Palm Computing and Handspring are currently selling PDAs and accessories that provide wireless delivery of data, including MPG-3 music files and other digital content. Telisar believes that cellular phones, PDAs and other devices will converge in the near future as new devices are developed and marketed that connect to the internet through existing and future wireless networks.

Telisar Intellectual Property

             Telisar has acquired the underlying rights to the Telisar technology from its founders, Jessica L. Stevens, Bonnie A. Crystal and Steven Weiss. Subject to the availability of financial and human resources, Telisar intends to continue to develop and enhance this technology through the next two years. Telisar has entered into agreements with each of its full-time employees (including its executive officers) that prohibit disclosure of confidential information to anyone outside of Telisar both during and subsequent to employment. Telisar also maintains employment agreements with all of its scientists and engineers which require disclosure and assignment to Telisar of all proprietary rights to any ideas, discoveries or inventions relating to or resulting from the employee’s work for Telisar.

             Telisar filed three provisional U.S. patents on its technologies and expect to file additional United States and foreign patents in the future. Telisar believes that patent protection may be available to it on substantial portions of its technologies. Additionally, Telisar believes it will have copyright protection for the software used in its products as well as for any resulting integrated circuit designs.

             On May 2, 2000, Telisar filed a 95 page provisional patent, entitled “Low Cost System Method Apparatus And Way of Doing Business For the Conveyance And Electronic Labeling And Use Of Secure Multimedia And Data Products,” which describes what Telisar believes to be unique methods for the high speed, secure delivery of digital data products and the methods for conducting business utilizing these methods.

             On May 25, 2000, Telisar filed a 50 page provisional patent, entitled “System Apparatus and Network for Portability and Wireless Transference of Secure Data Products,” which describes unique methods for transmission of data on a wireless network and operation of the network and business methods.

             On December 21, 2000, Telisar filed an 11 page provisional patent, entitled “System and Method for Portable Interactive Multiplayer Games,” which describes what Telisar believes to be a unique method of providing portable wireless multi-player gaming and interactive entertainment apparatus using the Telisar Wireless Network.

             Telisar believes that the technology covered by the foregoing provisional patents may encompass as many as seven utility patents. Telisar believes that broad patent protection may be granted for its technology, including but not limited to the method for conducting e-commerce through its wireless network, the system and methods of transmitting wireless and the Network Interface hardware platform. Telisar expects to file additional U.S. and foreign patent applications in the next 12 months.

             It is the policy of Telisar to protect aggressively, through all appropriate means, all of its legal rights to its technologies. There are currently no claims pending or asserted against any of Telisar’s technologies or intellectual property. Telisar relies on a combination of patents, trade secret and other intellectual property law, nondisclosure agreements and other protective measures to protect its rights pertaining to its products. Such protection, however, may not preclude competitors from developing products similar to Telisar’s products. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Although Telisar continues to implement protective measures and intends to defend its proprietary rights vigorously, there can be no assurance that these efforts will be successful.

             Telisar has signed a joint development agreement with Signum Concepts, Inc. (“Signum”) to develop encripted, secure wireless data transmission systems based on Telisar’s patent-pending datacasting technology. Signum is a research and development think tank and development company based in San Diego, California. It was founded by Fred Harris, a professor of Electrical and Computer Engineering at San Diego State University, where he holds the CUBIC Signal Processing Chair of the Communications Systems and Signal Processing Institute.

Employees

             As of September 30, 2000, we employed 18 persons on a full-time basis, including four executive officers. We also employ consultants and independent contractors. We believe that our employee relations are good. In October 1998, the majority of our staff resigned. Our future success will depend in significant part upon the continued service of certain remaining key technical and senior management personnel, and our ability to attract, assimilate and retain highly qualified technical, managerial and sales and marketing personnel. Competition for such personnel is intense.

             We have entered into agreements with each of our employees (including our executive officers) that prohibit disclosure of confidential information to anyone outside of the Company both during and after employment and requires disclosure and assignment to us of all proprietary rights to any ideas, discoveries or inventions relating to or resulting from the employee’s work for us.

Facilities

             We lease our executive offices at 1840 Gateway Drive, Suite 200, San Mateo, California. Additionally, we lease approximately 7,200 square feet of research and development laboratory and office facilities in Foster City, California. These facilities are inadequate to complete development of the HGED display technology and, therefore, we plan to consolidate operations in one larger facility as soon as practicable. Telisar utilizes approximately 1,200 square feet of office and laboratory space in Foster City, California. These facilities are inadequate to complete development of the Telisar technology and Telisar is currently seeking a larger facility.

             We are engaged in negotiations to lease an 11,000 square foot corporate headquarters and prototype manufacturing facility in the San Francisco Bay Area and anticipate occupancy in the spring of 2001. Regardless of the success of these negotiations, management believes there is adequate space available in our immediate area to house our operations, but the market for space in the San Francisco Bay Area is extremely competitive, and there can be no assurance that alternate space can be located on favorable terms or that we will not incur significant expenses to relocate to new facilities.

MANAGEMENT

Executive Officers, Directors and Key Employees

             The following table lists our executive officers, directors, and certain key personnel:

Name	Age	Position
Jessica L. Stevens	49	Chief Executive Officer and Chairman of the Board
Bonnie A. Crystal	47	Chief Technology Officer, Executive Vice President, Secretary, and Director
William M. Swayne II	55	President, Chief Operations Officer, Chief Financial Officer, and Director
Dennis Wood	51	Chief Administrative Officer
Steven Weiss	47	Vice President / R&D
Stalimir Popovich	50	Vice President / Manufacturing
Bruce Lurie	50	Vice President / Business Development
Victoria Kolakowski	39	Vice President / Chief Patent Counsel
Bernard Brown	65	Director
Jack King	56	Vice President / Investor Relations and Director

             All of our directors hold office until the next annual meeting of our shareholders and until their successors have been elected and qualified. Our officers are appointed by the Board of Directors and serve at the discretion of the Board, subject to the terms of any applicable employment contracts. There are no family relationships among our directors and officers.

Backgrounds and Affiliations of Officers and Directors

             Jessica L. Stevens has been an inventor and engineer since 1972. In May 1990, she co-founded TCC, then known as Telegen Corporation and the predecessor corporation to the Company, with Bonnie A. Crystal and served as President, Chief Executive Officer and Chair of the Board until October 1996, when she was appointed to the same offices with the Company following its business combination transaction with SERC. In August 1997, she stepped down as Chair of the Board and Chief Executive Officer and was appointed Chief Technology Officer, a position she held until October 31, 1997, when she left the employment of the Company but remained a director. In October 1998, she returned to the Company and was reappointed President, Chief Executive Officer and Chair of the Board. In July 2000, she relinquished the Presidency to William M. Swayne II. From 1988 to 1989, Ms. Stevens was Chair of the Board of Directors and Vice President of Engineering/Manufacturing at Absolute Entertainment, Inc. and Imagineering, Inc., both of New Jersey. From 1982 to 1988, Ms. Stevens was Chief Executive Officer, President, Chief Technology Officer, and a director of Woodside Design Associates, Inc., Redwood City, California, a high technology think tank. Ms. Stevens has worked as a consultant to numerous high technology companies, including Apple Computer, Inc., Activision, Inc., AT&T, GEC Marconi, McDonnell Douglas and Parker Brothers. She is an active member of the Society for Informational Displays (“SID”).

             Bonnie A. Crystal has been a telecommunications, display and wireless engineer, consultant and inventor since 1972. In May 1990, she co-founded TCC, then known as Telegen Corporation and the predecessor corporation to the Company, with Jessica L. Stevens and served as Executive Vice President, Secretary and a director until October 1996, when she was appointed to the same offices with the Company following its business combination transaction with SERC. On October 31, 1997, she left the employment of the Company but remained a director. In October 1998, she returned to the Company and was reappointed Executive Vice President and Secretary in addition to the position of Chief Technology Officer. From 1989 to 1991, she was Senior Staff Engineer for Research and Development for Toshiba America MRI, Inc. From 1984 to 1989, she was a Senior Engineer at Astec, USA, Ltd., specializing in Personal Communications Systems, Cellular, and Satellite Earth Stations. She is the inventor of the Video Noise Reduction (VNR) standard for satellite receivers. She was a founder of International MedCom, Inc. and SE International, Inc.

             William M. Swayne II is the former Chief Executive Officer, President and founder of WMS Financial Planners, Inc., a Pacific Northwest area financial planning and investment banking firm. Mr. Swayne is a registered representative of Pacific West Securities, Inc., a member NASD and SIPC, and an Investment Advisor Representative of Pacific West Financial Consultants. For the past 28 years, Mr.  Swayne managed and consulted with and raised funds for a variety of large and small businesses. He has served on numerous boards and functioned as a business management consultant for firms ranging from healthcare to manufacturing and technology development. Mr. Swayne has a Bachelor of Science from the University of Washington and an Master of Business Administration from City University in Seattle. His professional designations include Certified Financial Planner, Chartered Financial Consultant and Chartered Life Underwriter.

             Dennis Wood is a founder of Telisar, and serves as its Chief Operating Officer, Chief Administrative Officer, and a director. He has been a senior executive in the entertainment and high technology business since 1979. From 1996 through January 2000, he served as President of Human Entertainment, Inc. of Los Altos, California, a US-based subsidiary of the Japanese entertainment software company Human Corporation, where he also served on the Board of Directors. From 1985 through 1996, he served as Chief Administrative Officer, Senior Vice President and General Counsel at Time-Warner Interactive/Atari Games Corporation of Milpitas, California. From 1982 through 1985, Mr. Wood served as Vice President and General Counsel for Namco-America, Inc., the US subsidiary of the Japanese software company Namco Ltd. From 1979 through 1981, Mr. Wood was a Senior Attorney at Hewlett Packard Company in Palo Alto. Mr. Wood is a licensed attorney. Mr. Wood received his Juris Doctor degree from the University of Montana in 1974 and holds a Bachelor of Science in Economics from UCLA.

             Steven Weiss is a founder of Telisar, and serves as its Vice President of Research and Development and as Vice President of Research and Development of Telegen. He has been a consultant and inventor in the high technology business since 1979. From 1997 through March 2000, he served as President/CEO of Broadband Engineering, Inc., of Ben Lomond, California, a high technology consulting firm serving companies in Silicon Valley. From 1991 through 1997, Mr. Weiss served as a Senior Staff Engineer at Digital Communications Associates and Microdyne Corporation of San Jose, California. From 1989 through 1991, Mr. Weiss consulted for high technology companies through Broadband Design, a consulting company where he served as President. From 1984 through 1989, he served as Project Engineer at Astec USA (HK) Ltd. of Santa Clara, California. From 1979 through 1984, Mr. Weiss was Chief Engineer at SE International, Inc. of Summertown, Tennessee. Additionally, from 1991 through 1995, Mr. Weiss served on the IEEE 802.5 Token Ring Standards Committee and is one of the authors of the internationally recognized 802.5 Token Ring Network Standard. Mr. Weiss has received or contributed to five US Patents.

             Stalimir Popovich started with TDL as Manufacturing Director in 1996. He left Telegen in 1998, and rejoined the Company as Vice President / Manufacturing and Mechanical Engineering Group Manager of TDL in May 2000. Prior to his original employment with Telegen, from 1988 through 1996, Mr. Popovich was Manufacturing Manager for Printronix, Inc. of Irvine, CA, supervising manufacturing development, tooling, process engineering and assembly of high volume printers. Mr. Popovich also coordinated manufacturing and tooling programs for facilities in Holland, Singapore and California. Prior to Printronix, Mr. Popovich held positions as a Senior Engineer at ITT Cannon, an Research and Development Project Engineer at Bell Helmets, Inc., and a Manufacturing Engineer at Smith Tool, Inc. Mr. Popovich holds a Bachelor of Science in Mechanical Engineering from the Industrial College of Mechanical Engineering, Prague, a Master of Science in Economics from the Czech National University at Prague and has done Postgraduate Studies in Industrial Technology at California State University at Long Beach. Mr. Popovich is a Senior Member of ASQC and SME and speaks fluent Czech, Russian and Serbo-Croatian.

             Bruce Lurie serves as Vice President of Business Development of Telegen, and was most recently a Regional Sales Manager at Intel Corporation for its Internet Service Provider Division, and worked with major companies such as Verio, Real Networks, and Exodus Communications. With over 20 years experience in sales and marketing with major data communications and internet companies 3Com, SynOptics, Legent, and Ascend Communications, Mr. Lurie is a veteran of the development of influential market-makers. Mr. Lurie holds a Bachelor of Arts in Economics from UC Santa Cruz, and a Master in Business Administration in Finance and Marketing from UC Berkeley.

             Victoria Kolakowski is a founder of Telisar, and served as its Vice President/Legal, and as Vice President/Chief Patent Counsel of Telegen. She had also been outside patent counsel for Telegen since 1997 and is the attorney of record for Telegen’s patent portfolio. She previously served as in-house patent attorney for Ampex Corporation of Redwood City, California, handling patent prosecution and licensing. Prior to employment by Ampex, she was an associate attorney specializing in patent and intellectual property protection, including domestic and foreign patent prosecution and intellectual property litigation, with the law firm of McCubbrey, Bartels, Meyers & Ward of San Francisco, California. She holds a Master of Science in Electrical Engineering from the University of New Orleans, a Juris Doctor and Master of Public Administration from Louisiana State University, a Master of

Science in Bio-Medical Engineering from Tulane University and a Bachelor of Arts in Natural Sciences from the New College of the University of South Florida. She is admitted to practice before the U. S. Patent and Trademark Office and the Louisiana and California bars.

             Bernard Brown is the founder and President of Instrumark International, Inc., a manufacturer of analytical instruments for the water and pollution control industries. Previously, he held senior marketing management positions with international instrument manufacturers, including Manning Technologies and Fischer & Porter. Mr. Brown was a director of the Company from January 1991 through 1996. Mr. Brown was also a holder of an administrative claim for $100,000 for money loaned to us during the Reorganization, which has since been converted into 220,000 shares of our common stock.

             Jack King serves as Vice President of Investor Relations of Telegen, and also is currently Vice President of Marketing for Warren Resources, Inc., an oil and gas exploration and production company headquartered in New York City. Mr. King has been a senior marketing executive in the financial services industry since 1975. He is currently a registered principal with the investment firm of Standard Investment Chartered, Inc. of Tustin, California. Mr. King acted as finder for the Company and assisted in introducing the Company to the Selling Agents for the Offerings and received 181,062 shares of common stock upon confirmation of the Plan of Reorganization in return for such services.

Director Compensation

             Employee directors receive no additional compensation for their services on the Board of Directors. For each meeting of the Board of Directors or of any committees thereof that they attend, our non-employee directors receive as compensation a stock option grant to purchase up to $1,000 of our shares of common stock at an exercise price equal to the fair market value of such shares on the day of grant as determined by the Board of Directors. Further, non-employee directors are reimbursed for certain expenses in connection with attendance at Board and committee meetings. Each outside director is automatically granted an option to purchase 20,000 shares of our common stock on each date such director is re-elected by the shareholders to serve another term in office. The exercise price per share is 100% of fair market value per share on the date of grant. (See “Management—Stock Plans—Director Option Plan”)

Executive Compensation

             The following table summarizes the compensation we paid or accrued for services rendered for the years ended December 31, 1997, 1998 and 1999:

			Annual Compensation(1)			Long-term Compensation(2)

Name and Principal Position	Year		Salary Paid	Salary Accrued		Options/SARs(3)

Jessica L. Stevens	1999		0	$200,000		0
President, Chief Executive Officer, Director	1998	(4)	0	$171,154	(5)	0
	1997		$166,667	$271,000	(6)	2,232

Bonnie A. Crystal	1999		0	$180,000		0
Chief Technical Officer, Executive Vice President,	1998	(7)	0	$154,038	(8)	0
Secretary, Director	1997		$157,500	$87,519	(9)	2,232

________________________

(1)	Annual Compensation includes all cash payments made to the named executive officer, including salary, bonuses and any other cash compensation.

(2)	Long-term Compensation includes any options, SARs or restricted stock awards granted to the named executive officer.

(3)	On June 30, 2000, we effected a 1:16 reverse split of its common stock. All options, warrants and SARs have been retroactively restated to reflect this reverse stock split. All options, warrants and SARs outstanding were subsequently canceled on June 30, 2000, pursuant to the Plan of Reorganization.

(4)	Ms. Stevens was appointed President and Chief Executive Officer on October 11, 1998. Ms. Stevens’ annual salary during fiscal year 1998 was $200,000 per year. On July 1, 2000, she resigned her position as President but remained Chief Executive Officer.

(5)	Includes $125,000 accrued for the period January 1, 1998 through August 17, 1998 and $46,154 for the period October 11, 1998 through December 31, 1998.

(6)	Includes $33,333 accrued for the period November 1, 1997 through December 31, 1997. Additionally, $214,590 in accrued salary for the years 1994 and 1995 and $23,077 in accrued vacation pay became due and payable on October 31, 1997 when Ms. Stevens left the employment of the Company.

(7)	Ms. Crystal was appointed Chief Technology Officer and Executive Vice President on October 11, 1998. Ms. Crystal’s annual salary during the fiscal year 1998 was $180,000.

(8)	Includes $112,500 accrued for the period January 1, 1998 through August 17, 1998 and $41,538 for the period October 11, 1998 December 31, 1998.

(9)	Includes $30,000 accrued for the period November 1, 1997 through December 31, 1997. Additionally, $36,750 in accrued salary for the year 1995 and $20,769 in accrued vacation pay became due and payable on October 31, 1997 when Ms. Crystal left the employment of the Company.

             At September 30, 2000, we owed $536,920 and $219,353 to Jessica L. Stevens and Bonnie A. Crystal, respectively, for deferred salaries and expenses.

Options/SAR Grants

             The following table sets forth certain information with respect to option or SAR grants during the fiscal year ended December 31, 1999 to the executive officers.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($ per Share)	Expiration Date

None	0	0	—	N/A

Aggregated Option/SAR Exercises

             During the fiscal year ended December 31, 1999, none of the executive officers exercised any options/SARs issued by us. The following table sets forth information regarding the stock options held as of December 31, 1999 by the executive officers.

	Number of Securities Underlying Unexercised Options at Fiscal Year End(1)			Value of Unexercised In-the-Money Options at Fiscal Year End(1)

Name	Exercisable	Unexercisable		Exercisable	Unexercisable

Jessica L. Stevens	15,323	1,711		0	0
	33,338	6,667	(2)	0	0
Bonnie A. Crystal	13,186	1,711		0	0
	33,338	6,667	(2)	0	0

_____________________________

(1)	On June 30, 2000, we effected a one-for-16 reverse split of our common stock. All options, warrants and SAR’s have been retroactively restated to reflect this reverse stock split. All options, warrants and SAR’s outstanding were subsequently canceled on June 30, 2000, pursuant to our Plan of Reorganization.

(2)	These options represented rights to purchase shares in TDL. These options were subsequently canceled on June 30, 2000, pursuant to our Plan of Reorganization.

Employment Agreements

  Jessica L. Stevens

             Jessica L. Stevens has an Employment Agreement with us dated October 13, 1998 (the “Stevens Employment Agreement”). The Stevens Employment Agreement provides that Ms. Stevens receive an annual salary of $200,000 during her first year of employment, with the salary in later years subject to determination by the Board of Directors but not less than $200,000 per year. On June 30, 2000, the Board of Directors increased Ms. Stevens’ annual salary to $500,000.00 and granted her an incentive stock option award of 500,000 options having a per share exercise price of $1.93 and vesting ratably over the following 12-month period. Ms.  Stevens is entitled to participate in any pension, insurance, savings or other employee benefits adopted by us.

             The term of the Stevens Employment Agreement is five years starting October 11, 1998. It provides that Ms. Stevens may not be terminated at any time during its term except for cause, death or disability as defined in the agreement. If Ms. Stevens is involuntarily terminated without cause, she is eligible for a severance package, which includes a lump sum payment based upon the annual salary applicable at the date of termination.

  Bonnie A. Crystal

             Bonnie A. Crystal has an Employment Agreement with us dated October 13, 1998 (the “Crystal Employment Agreement”). The Crystal Employment Agreement provides that Ms. Crystal receive an annual salary of $180,000 during her first year of employment, with the salary in later years subject to determination by the Board of Directors but not less than $180,000 per year. On June 30, 2000, the Board of Directors increased Ms. Crystal’s annual salary to $450,000 and granted her an incentive stock option award of 500,000 options having a per share exercise price of $1.93 and vesting ratably over the following 12-month period. Ms.  Crystal is entitled to participate in any pension, insurance, savings or other employee benefits adopted by the Company.

             The term of the Crystal Employment Agreement is five years starting October 11, 1998. It provides that Ms. Crystal may not be terminated at any time during the its term except for cause, death or disability as defined in the agreement. If Ms. Crystal is involuntarily terminated without cause, she is eligible for a severance package, which includes a lump sum payment based upon the annual salary applicable at the date of termination.

  William M. Swayne II

             William M. Swayne II has an Employment Agreement with us dated July 1, 2000 (the “Swayne Employment Agreement”). The Swayne Employment Agreement provides that Mr. Swayne receive an annual salary of $400,000 during his two years of employment, as well as an incentive option bonus to be established and approved by the Board of Directors. Mr. Swayne was also granted a signing bonus of 125,000 shares of our common stock, 500,000 incentive stock options having a per share exercise price of $1.75 per share and vesting ratably over 12 months and a warrant for 75,000 shares of common stock at an exercise price of $1.75 per share. Mr. Swayne will also be provided long-term disability and VUL joint-life insurance. Mr. Swayne is also entitled to participate in any pension, insurance, savings or other employment benefits adopted by us.

  Jack King

             Jack King has an Employment Agreement with us dated July 1, 2000 (the “King Employment Agreement”). The King Employment Agreements provides that Mr. King receive an annual base salary of $150,000 during his two years of employment. Mr. King was also granted a signing bonus of 25,000 shares of our common stock and 50,000 incentive stock options having an exercise price of $1.75 per share and vesting ratably over 24 months. Mr. King is also entitled to participate in any pension, insurance, savings or other employment benefits adopted by us.

             The term of the King Employment Agreement is two years starting July 1, 2000. It provides that Mr. King may not be terminated at any time during its term except for cause. If Mr. King is involuntarily terminated without cause, he is eligible for a severance package, which includes a lump sum payment based upon the annual salary applicable at the date of termination and other fringe benefits as defined in the agreement.

  Dennis Wood

             Dennis Wood has an Employment Agreement with us dated April 1, 2000 (the “Wood Employment Agreement”). Mr. Wood was hired on April 1, 2000 by Telisar, now our controlled subsidiary, and on June 30, 2000, the Wood Employment Agreement was assigned to us. The Wood Employment Agreement provides that Mr. Wood receive an annual salary of no less than $200,000 with annual review by the Chief Executive Officer, as well as any incentive bonus approved by the Board of Directors. Mr. Wood was also granted a signing bonus of 395,000 shares of common stock of Telisar for nominal consideration with certain buy-back provisions in case of termination. Upon the assumption of the Wood Employment Agreement on June 30, 2000, we granted Mr. Wood an incentive stock option award of 100,000 options having a per share exercise price of $1.75 per share and vesting ratably over the following 12-month period. Mr. Wood will also be provided with long-term disability and life insurance. Mr. Wood is also entitled to participate in any pension, insurance, savings or other employee benefits adopted by us. On June 30, 2000, the Board of Directors increased Mr. Wood’s annual salary to $250,000.

             The term of the Wood Employment Agreement is two years starting July 1, 2000 and provides that Mr. Wood not be terminated at any time during its term except for cause, death or disability as defined in the agreement. If Mr. Wood is involuntarily terminated without cause, he is eligible for a severance package, which includes a lump sum payment based upon the annual salary applicable at the date of termination and other fringe benefits as defined in the agreement.

  Bruce Lurie

             Bruce Lurie has an Employment Agreement with us dated September 15, 2000 (the “Lurie Employment Agreement”). The Lurie Employment Agreement provides that Mr. Lurie receive an annual base salary of $150,000, subject to increase upon semiannual performance reviews by our President or CEO, cash and/or stock or incentive stock option bonuses based upon performance, and a signing bonus consisting of 25,000 shares of our common stock and incentive stock options for 75,000 shares of our common stock at a per share exercise price of $2.50 per share. Mr. Lurie is entitled to participate in various employee benefits adopted by us.

             The term of the Lurie Employment Agreement is three years starting September 15, 2000. It provides that Mr. Lurie may not be terminated at any time during its term except for cause. If Mr. Lurie is involuntarily terminated without cause, he is eligible for all compensation for a period of one year following the date of termination. If Mr. Lurie is involuntarily terminated, with or without cause, any unvested options granted under the agreement will vest immediately.

Stock Plans

  Stock Option Plan

             We adopted a 1996 Stock Option Plan in October 1996 to provide additional incentive to our employees and consultants and those of our subsidiaries. All options granted under 1996 Stock Option Plan have been canceled under the Plan of Reorganization.

             Under the Plan of Reorganization, we created the 2000 Stock Option Plan (the “Option Plan”). Under the Option Plan, options granted may be incentive stock options, as defined in Section 422 of the Internal Revenue Code, or nonstatutory stock options. The specific terms of each Option grant are approved by the Board of Directors or a committee of directors appointed by the Board of Directors and reflected in a written stock option agreement between the Company and each grantee. Common stock may also be granted or sold under the Option Plan independent of any option grant. If we merge with another entity or sell substantially all of our assets, the stock options and stock purchase rights outstanding under the Option Plan will vest immediately unless the successor entity either assumes the stock options and stock purchase rights granted under the Option Plan, or otherwise substitutes equivalent options or rights.

             We have reserved 3,500,000 shares of our common stock for issuance under the Option Plan. As of December 20, 2000, _________ options for shares of our common stock were outstanding under our Option Plan and ________ shares were available for future grants under our Option Plan. Company and Telisar employees are qualified for inclusion in the Option Plan.

             On July 1, 2000, we granted 2,236,000 stock options under the Plan to certain employees on that date. The options have an exercise price between $1.75 and $1.93, vest over 12 to 24 months from the date of grant and expire between three and five years from the date of grant. In addition, we granted 75,000 warrants and 20,000 warrants to our President and to an employee, respectively, as part of their employment contracts. The President’s warrants have an exercise price of $1.75, vest immediately and expire three years from the date of grant. The employee’s warrants have an exercise price of $1.75; 10,000 of the warrants vest immediately, 5,000 warrants vest in each of the next two years, and all the warrants expire three years from the date of grant.

             On July 1, 2000, we granted stock options to Jessica L. Stevens, Bonnie A. Crystal and William M. Swayne II that are contingent upon our raising certain minimum total amounts of funding through our 1999 and 2000 private placements. If we raise gross proceeds of $25 million by December 31, 2000, each of the three officers will be granted 100,000 stock options with an exercise price of $1.75 that expire on December 31, 2003. If we raise gross proceeds of $31 million by December 31, 2000, each of the three officers will be granted 200,000 stock options with an exercise price of $1.75 that also expire on December 31, 2003. As of the date hereof, we do not believe that we raised the funding to trigger the granting of these stock options.

  Stock Purchase Plan

             We adopted a 1996 Stock Purchase Plan in October 1996 to provide additional incentive to our employees and consultants and our subsidiaries. Under the Plan of Reorganization, we canceled the 1996 Stock Purchase Plan and created the 2000 Employee Stock Purchase Plan (the “Purchase Plan”). The Purchase Plan qualifies as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended.

             Under the Purchase Plan, all eligible employees may participate in the Purchase Plan by authorizing payroll deductions of up to fifteen percent (15%) of their total compensation towards the purchase of our common stock at 85% of the fair market value of a share of common stock on the enrollment date or on the exercise date, whichever is lower. An eligible employee is defined as any individual who is an employee of the Company or any subsidiary for tax purposes and whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year; provided, however, that no employee shall be granted an option (i) to the extent that the employee would own our capital stock and/or hold outstanding options to purchase such stock equal to or greater than five percent (5%) or more of the total combined voting power or value of all classes of our capital stock or of any subsidiary or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock for each calendar year for which such option is outstanding. The fair market value of our common stock is defined as either (i) the closing sales price for the stock (or the closing bid, if no sales were reported) as quoted on an established stock exchange or national market system for the last market trading day prior to the time of determination (either the enrollment date or on the exercise date, whichever is lower), as reported in The Wall Street Journal, (ii) if quoted by a recognized securities dealer but selling prices are not reported, the mean between the high bid and low asked price on the date of determination as reported in the Wall Street Journal, or (iii) in the absence of both of the foregoing, as determined by the Board in good faith. The Purchase Plan is current in its issuance of stock to participating employees.

  Officer Stock Purchase Plan

             On October 1, 1996, the Board of Directors adopted an Officer Stock Purchase Plan to provide additional incentive to our officers who are excluded, by virtue of their stock and/or option holdings, from participation in the Stock Purchase Plan. Under the Plan of Reorganization, we canceled the 1996 Stock Purchase Plan and created the 2000 Officer Stock Purchase Plan (the “Officer Stock Purchase Plan”). The Officer Stock Purchase Plan does not qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The Officer Stock Purchase Plan mirrors the Stock Purchase Plan, except that there is not ownership restrictions on the participants of the Officer Stock Purchase Plan. The Officer Stock Purchase Plan is current in its issuance of stock to participating officers.

  Director Option Plan

             We created the 2000 Director Option Plan (the “Director Plan”). Under the Director Plan, only outside directors, e.g., directors who are not employees, are eligible for options. Each outside director is automatically granted an option to purchase 20,000 shares of our common stock on each date such director is re-elected by the shareholders. The exercise price per share is 100% of fair market value per share on the date of grant. If we merge with another entity or sell substantially all of our assets, the stock options outstanding under the Director Plan will continue for so long as the director is a director of the successor entity. Otherwise, the stock options will vest immediately unless the successor entity either assumes the stock options granted under the Director Plan, or otherwise substitutes equivalent options. The Director Plan is current in its issuance of stock to participating directors. No options are outstanding under the Director Plan.

INDEMNIFICATION

             We have adopted provisions in our Articles of Incorporation and Bylaws providing that we indemnify our directors and officers to the fullest extent permitted by California law. We have entered into indemnification agreements with our officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements require that we, among other things, indemnify such officers and directors against certain liabilities that arise by reason of their status or service as directors or officers (other than liabilities arising from misconduct of a culpable nature) and advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We have obtained an insurance policy in the amount of $7,500,000 in respect of potential liabilities of our officers and directors.

             Insofar as indemnification of liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors or officers, it is the position of the Commission that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

RELATED PARTY TRANSACTIONS

             In April 1999, we issued a convertible promissory note (previously defined as the “First Note”) to Bernard Brown who had been one of our directors from 1990 to 1995 and who became a director again on June 30, 2000. The note was in the principal amount of $100,000 and was due and payable upon the earlier of confirmation of our Plan of Reorganization or April 2004 and bore interest at a rate of 10% per annum. We granted to Mr. Brown the option to convert the note to shares of our stock at the rate of one share of common stock for each $0.496 of indebtedness. Mr. Brown has converted the note to 220,000 shares of our common stock.

             In April 1999, we signed an agreement with Jack King for referral service in connection with the recruitment of senior management. In September 1999, we signed an agreement with Jack King for placement services in connection with the 1999 Offering. Mr. King became one of our directors and our Senior Vice President on June 30, 2000. In July 2000, Mr. King received compensation for his referral and placement services in the form of 312,143 shares of our common stock.

             On November 9, 1999, we signed a selling agreement with WMS Financial Planners, Inc., of Seattle, Washington (“WMS Financial”) and Pacific West Securities, Inc., of Renton, Washington (“Pac West”; together with WMS Financial, the “Selling Agents”), to conduct a $500,000 debt offering and a $13.8 million equity offering for us. William M. Swayne, who subsequently was appointed President, Chief Operating Officer and a director on June 30, 2000, is the majority shareholder of WMS Financial and was the President of WMS Financial and a registered representative of Pac West. The debt offering was completed on December 3, 1999 and cash commissions of $45,000 were paid to Pac West and $5,000 were paid to WMS Financial. The Selling Agents were issued 8,751 shares of common stock and a warrant to purchase 28,572 shares of our common stock at a price of $1.75 per share, exercisable until December 2002.

             On December 15, 1999, we commenced the 1999 Offering, whereby we offered up to $13.8 million of our common stock at a price of $1.75 per share. On March 10, 2000, we closed the 1999 Offering upon the receipt of subscriptions for 4,000,000 shares of common stock and gross proceeds of $7,000,000. The Selling Agents earned a cash commission of ten percent (10%) of the gross proceeds of the 1999 Offering, or $700,000, which was subsequently paid in shares of our common stock at a rate of one share for each $1.75 of compensation otherwise payable. In addition, the selling agents earned a stock commission of three percent (3%) of the shares sold under the 1999 Offering, or 120,000 shares of our common stock. The Selling Agents were also issued a warrant to purchase 400,000 shares of our common stock at a price of $1.75 per share, exercisable until March 2003.

             On March 27, 2000, we entered into an agreement with the Selling Agents to conduct the 2000 Offerings. The first tranche of the 2000 Offerings (previously defined as the 2000 Tranche A Offering) was for 1,000,000 shares of common stock at $10 per share for total gross proceeds of $10,000,000. If a second tranche offering occurs, it will follow the completion of the first tranche and will be for total gross proceeds of up to $10,000,000. If a third tranche offering occurs it will follow the completion of the second tranche and will be for total gross proceeds of up to $5,000,000.

             In connection with the 2000 Offerings, the Selling Agents will receive (1) a cash commission of ten percent (10%) of the gross proceeds in cash or common stock priced at the offering price, at the Selling Agents’ option, (2) a three percent (3%) commission payable in common stock priced at the offering price and (3) a warrant to purchase, at the offering prices, a number of shares of common stock equal to ten percent (10%) of the gross proceeds of the offerings, exercisable for a period of three years from the closing of the offerings. In connection with the 2000 Tranche A Offering, the Selling Agents will receive upon release of escrow funds, (1) $671,200 or 134,240 shares of common stock, at the option of the Selling Agents, (2) 40,272 shares of common stock, and (3) a warrant to purchase 134,240 shares of common stock at $5.00 per share, exercisable for a period of three years from                   . Although the first tranche of the offering has closed, no funds have been released from escrow and no commissions have been paid to the Selling Agents.

             On March 29, 2000, we completed the Reg S Offering, whereby we offered up to 500,000 shares of common stock to a group of foreign investors at a price of $8.00 per share for gross proceeds of $4,000,000. In connection with the Reg S Offering, the Selling Agents received on September 28, 2000, (1) a cash commission of $280,000, and (2) a warrant to purchase 123,077 shares of common stock at $        per share, exercisable for a period of three years from                    .

             On June 30, 2000, we issued to Richard Sellers a three-year warrant to purchase 125,000 shares of our common stock at an exercise price of $1.75 per share in exchange for his service as our Vice President of Operations. Mr. Sellers received no cash compensation for his services.

             On June 30, 2000, we issued to Mark Weber a three-year warrant to purchase 125,000 shares of our common stock at an exercise price of $1.75 per share in exchange for his services as our marketing advisor. Mr. Weber received no cash compensation for his services.

             On June 30, 2000, we issued to Jessica L. Stevens a five-year warrant to purchase 1,000,000 shares of our common stock at an exercise price of $1.75 per share in exchange for certain advanced flat panel display technology valued at $35,000 previously developed by Ms. Stevens.

             On June 30, 2000, we issued to Bonnie A. Crystal a five-year warrant to purchase 1,000,000 shares of our common stock at an exercise price of $1.75 per share in exchange for certain antenna technology valued at $35,000 previously developed by Ms. Crystal.

             On July 10, 2000, we loaned to Jack King $60,000 with interest at the rate of 10% per annum as an advance against his compensation for the following year. Monthly payments of $10,000 taken as deductions from Mr. King’s salary commenced on August 10, 2000, with any remaining principal and interest due on or before January 10, 2001. The loan is unsecured.

             On July 13, 2000, we loaned to WMS Financial $250,000 at the rate of 8% per annum. The loan is due on or before January 31, 2001, and is secured by 50,000 shares of our common stock.

             At September 30, 2000, we owed $536,920 to Jessica L. Stevens and $219,353 to Bonnie A. Crystal, for deferred salaries and expenses they have incurred on our behalf. These amounts are included in the Bankruptcy Liability as of September 30, 2000.

             On October 19, 2000, we acquired 63.6% of the outstanding shares of Telisar and, in exchange, issued 5,575,000 shares of our common stock to the Telisar shareholders, including 3,500,000 shares issued to Jessica L. Stevens, 1,500,000 shares to Bonnie A. Crystal, 100,000 shares issued William M. Swayne II, 25,000 shares to Dennis Wood, 25,000 shares to Steven Weiss, and 25,000 shares to Victoria Kolakowski. In addition, during the Reorganization, Telisar agreed to loan us up to $500,000 at an interest rate equal to the prime rate plus 1%. As of June 30, 2000, we had borrowed $200,000.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

             The following table provides information about the beneficial ownership of our common stock as of December 20, 2000, by (a) each person known to be the beneficial owner of more than 5% of our outstanding common stock, (b) each of our directors and named executive officers, and (c) all directors and executive officers as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner(1)	Number of Shares(2)		Percent of Class(3)

Jessica L. Stevens	5,434,531	(4)	37.11%
Bonnie A. Crystal	3,187,210	(5)	21.77%
William M. Swayne II	995,324	(6)	7.18%
Dennis Wood	106,527	(7)	*
Bernard Brown	245,000	(8)	1.84%
Jack King	246,224	(9)	1.85%

All directors and executive officers as a group (6 persons)	10,214,816		61.43%

______________

*	Less than one percent.

(1)	Address of all beneficial owners above is 1840 Gateway Drive, Suite 200, San Mateo, California 94404.

(2)	Beneficial ownership includes voting and investment power with respect to the shares. Shares of common stock subject to options or warrants exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person. Thus, the sum of individuals’ and entities’ ownership as a percent of common stock beneficially owned may exceed 100%.

(3)	Based on the assumption that 13,309,100 shares of common stock are outstanding.

(4)	Consists of 4,101,197 shares of common stock, qualified incentive options to purchase 333,334 shares of common stock, and a warrant to purchase 1,000,000 shares of common stock.

(5)	Consists of 1,853,876 shares of common stock, qualified incentive options to purchase 333,334 shares of common stock, and a warrant to purchase 1,000,000 shares of common stock.

(6)	Consists of 450,665 shares of common stock, qualified incentive options to purchase 356,000 shares of common stock, and warrants to purchase 188,659 shares of common stock.

(7)	Consists of 39,860 shares of common stock and qualified incentive options to purchase 66,667 shares of common stock.

(8)	Consists of 220,000 shares of our common stock and options to purchase 25,000 shares of common stock.

(9)	Consists of 229,557 shares of common stock and qualified incentive options to purchase 16,667 shares of common stock.

DESCRIPTION OF CAPITAL STOCK

             Our authorized capital stock currently consists of 100,000,000 shares of common stock, no par value, and 10,000,000 shares of preferred stock, no par value. As of December 20, 2000, 13,309,100 shares of common stock outstanding, after the 1:16 “reverse split” of shares of our common stock pursuant to the Plan of Reorganization. To the best of our knowledge, there is currently no preferred stock outstanding.

Common Stock

             The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, and shareholders have the right to cumulate their votes in the election of directors. Subject to preferences that may be applicable to any shares of preferred stock outstanding from time to time, holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. It is unlikely, however, that the Company will declare any dividends in the foreseeable future.

             Holders of common stock have no preemptive rights and no right to convert their common stock into other securities. There are no redemption or sinking fund provisions applicable to the common stock. To the best of the Company’s knowledge, all outstanding shares of common stock are fully paid and nonassessable.

Options and Warrants

             As of December 20, 2000, ___________ options for shares of our common stock were outstanding under our Option Plan and __________ shares were available for future grants under our Option Plan.

             Holders of options and warrants do not have any of the rights or privileges of our shareholders, including voting rights, prior to exercise of the options and warrants. We have reserved sufficient shares of authorized common stock to cover the issuance of common stock subject to the options and warrants.

Registration Rights

  1999 Offering

             Under the terms of the 1999 Offering, we granted the purchasers the following registration rights as to their common stock:

             Holders of at least 50% of the shares purchased in the offering may request that we file a registration statement under the Securities Act (and under any state securities laws that require registration or qualification) to enable the shares to be resold thereunder, and we must cause such registration statement to be filed and state securities filings to be accomplished within 120 days after receipt of notice in writing of the request. These rights, known as “Demand Rights,” may be exercised at any time commencing one year from the last closing of the offering, or June 30, 2001, whichever comes first. All expenses of such registration statement must be paid by us within ten days after submission of written demand therefor.

             In addition to the Demand Rights, all purchasers in the offering are entitled to “piggyback” registration rights, the right to include in any registration statements filed by us, all shares owned by them, subject to the right of the Company and its underwriter to reduce the number of shares proposed to be registered in view of market conditions. Any purchaser in the offering who wishes to exercise his or her piggyback right is entitled to receive 30 days written notice of our intention to file a registration statement. The purchaser must advise us within 15 days after receipt of such notice of whether and to what extent he or she seeks to exercise a “piggyback” right. We are including the shares issued in the 1999 Offering in this registration statement being filed pursuant to the Reg S Offering and the 2000 Tranche A Offering.

             All expenses of filing and causing to become effective one demand registration, and all “piggyback” registration rights shall be borne by us. We agreed to update and maintain current any registration statement filed pursuant to either the Demand Right or any “piggyback” rights for one year from the date the registration statement is declared effective by the Commission. We must utilize the services of competent securities counsel in the preparation and filing of a registration statement contemplated by these rights.

  Reg S Offering

             Under the terms of Reg S Offering, the proceeds are being held in escrow until a registration statement covering all the shares in the offerings has been declared effective by the Commission on or before December 26, 2000. However, since we do not anticipate that a registration statement would be effective by such date, we have proposed a new set of terms on the offering. Under the currently proposed terms of the Reg S Offering, we are required to register the shares purchased thereunder on or before December 22, 2000, to receive the proceeds of such offering, which are currently held in escrow. This registration statement covers the shares offered in the Reg S Offering.

  2000 Tranche A Offering

             Under the terms of 2000 Tranche A Offering, the proceeds are being held in escrow until a registration statement covering all the shares in the offerings has been declared effective by the Commission within 180 days after confirmation of our Plan of Reorganization. However, since we do not anticipate that a registration statement would be effective by such date, we have proposed a new set of terms on the offering. Under the currently proposed terms of the 2000 Tranche A Offering, we are required to cause a registration statement that covers the shares purchased thereunder to be effective on or before April 30, 2000, to receive the proceeds of such offering, which are currently held in escrow. This registration statement covers the shares offered in the 2000 Tranche A Offering; however, we cannot provide any assurance as to the effective date of such registration statement.

  Telisar Shares

             The holders of shares of our common stock issued in connection with our acquisition of a controlling interest in Telisar have “piggyback” registration rights in any registration statements filed by us whereby such shares will be automatically included in the registration statement. The rights of the holders of such shares are subject to the same terms applying to our sale of securities pursuant to the registration statement and agree, based on the reasonable request of the underwriter, to ratably reduce the number of shares proposed to be registered in view of market conditions. We are including the shares issued in connection with the Telisar acquisition in this registration statement being filed pursuant to the Reg S Offering and the 2000 Tranche A Offering.

  Options and Warrants

             Certain options and/or warrants issued by us provide that we, at the request of the holder, include the shares underlying such warrants in any registration statement filed by us, subject to such reasonable limitations on the resale of the shares underlying the warrants as may be imposed by any underwriter engaged by us. We are including the shares underlying our options and warrants in this registration statement being filed pursuant to the Reg S Offering and the 2000 Tranche A Offering.

Bankruptcy Stock

             Upon confirmation of the Plan of Reorganization, all holders of allowed claims in our Reorganization were entitled to receive cash in full payment of their allowed claims. In the alternative, we proposed to issue shares of our post-Reorganization common stock on account of most claims and interests under the Plan of Reorganization. Holders of allowed claims in certain categories had the option to receive post-Reorganization common stock in lieu of cash at $1.75 per share, and holders of equity security interests in us were only entitled to post-Reorganization common stock at a rate of sixteen shares of common stock outstanding on June 30, 2000 (the “Plan Effective Date” of the Plan of Reorganization) for each share of post-Reorganization common stock.

             As of December 20, 2000, we have paid $1,190,117 in cash to holders of allowed claims and reserved $254,827 for cash payments to holders of disputed claims. We paid $163,000 in cash in a settlement rescinding the sale of TCC’s assets, paid $246,160 in cash to holders of allowed administrative claims, and reserved $54,181 for future cash payments to holders of allowed administrative claims.

             On the Plan Effective Date, we had ___________ shares of common stock issued and outstanding. On the Plan Effective Date, all issued and outstanding shares of our common stock were exchanged for post-Reorganization common stock on a sixteen to one basis. After this exchange, we had ___________ shares of post-Reorganization common stock issued and outstanding.

             As of December 20, 2000, we have issued a total of 1,280,177 shares of post-Reorganization common stock to holders of allowed creditor and administrative claims; reserved a total of 1,108,321 shares of post-Reorganization common stock for future issuance to holders of allowed creditor and administrative claims, and reserved a total of 495,555 shares of post-Reorganization common stock for future issuance to holders of disputed claims.

             As of December 20, 2000, the following directors and officers, ______________, ________________, and ________________, had disputed claims in the amount of $_____________, $_____________, and $______________, respectively.

SELLING SHAREHOLDERS

             For ease of reference, the term “selling shareholder” also includes any transferees, pledgees, donees, or successors to the selling shareholders named in the table below. Pledgees could include banks, brokers, financial institutions, or other lenders. To the extent required, we will name any additional selling shareholder in a supplement to this Prospectus.

             The following table sets forth the number of shares of common stock owned by each of the selling shareholders and the percentage of our total outstanding shares owned by each selling shareholder as of December 20, 2000. Except as otherwise indicated, none of the selling shareholders has had any position, office, or material relationship with us or any of our affiliates within the past three years, other than as a result of the acquisition, or current ownership, of the Shares (defined in “Plan of Distribution,” below) or our other securities. Because the selling shareholders may offer all or some of the Shares that they hold pursuant to the offering contemplated by this Prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the amount of the Shares that will be held by the selling shareholders after completion of this offering. The Shares offered by this Prospectus may be offered from time to time by the selling shareholders named below.

Name	Number of Shares Beneficially Owned	Percentage of Outstanding Shares	Number of Shares Registered for Sale Hereby

Kim Atkinson 2	10,000	*	10,000
Bernard Brown 1	245,000	*	245,000
Bonnie A. Crystal 1	3,187,210		2,853,876
Boris Gorfinkel	20,000	*	20,000
Margarita Ivanova	2,500		2,500
David Kagel	100,000		100,000
Jack King 1, 7	256,224	*	239,557
Victoria Kolakowski 2	25,000	*	25,000
Bruce Lurie 2	25,000	*	25,000
Joanna Mummert	5,000	*	5,000
Carolyn Olberg	17,105	*	17,105
Ryan Palmer	17,105	*	17,105
Tim Paterson	2,880	*	2,880
Stalimir Popovich 2	25,000	*	35,000
Signum Concepts	107,143		107,143
Sparkle Construction	10,000	*	10,000
Richard Sellers	125,000		125,000
Jessica L. Stevens 1	5,434,531		5,101,197
Volga-Svet Team 9	50,000	*	50,000
William M. Swayne II 1, (a)	995,473		13,500
William M. Swayne Family LP (a)	995,473		334,687
WMS Financial Planners, Inc. (a)	995,473		297,220
WMS Debt Partnership	400,000		400,000
Warren Resources 10	90,000		90,000
Westgate Chapel	20,000	*	20,000
Mark Weber	125,000		125,000
Steven Weiss 2	25,000	*	25,000
Dennis Wood1 (b)	106,527	*	25,357
Graham Williams	50,000	*	50,000
Youth For Christ	5,000	*	5,000
Pacific West Securities, Inc. 8	1,277,295		1,277,295
Harold and Margaret Abernathy 3	7,143	*	7,143
Emmett A. Larkin Co. Cust. FBO Marcella D. Amira IRA 3	20,000	*	20,000
Robert A. Anderson 3	14,286	*	14,286

Name	Number of Shares Beneficially Owned	Percentage of Outstanding Shares	Number of Shares Registered for Sale Hereby

Emmett A. Larkin Co. Cust. FBO Milton E. Bean 3	14,286	*	14,286
Emmett A. Larkin Co. Cust. 3 FBO Arthur Bell IRA #7127715 6	8,572	*	8,572
Steven E. and Denise Bennett 3	14,286	*	14,286
Russell and Debra Blount 3	14,286	*	14,286
Bodley Bradford 3	28,572	*	28,572
Emmett A. Larkin Co. Cust. FBO Muriel L Bostrom 3	14,286	*	14,286
Rhett C. Bowell 3	19,286	*	19,286
Jerry F. Brown 3	2,858	*	2,858
Neuwakum Creek LLC, Michael Bumstead, Mgr 3	142,858		142,858
Stanley R. Byrd, Ttee FBO Stanley R. and Jacqueline D. Byrd Living Trust 3	22,858	*	22,858
Bruce Campbell 3	11,429	*	11,429
Dennis O. Campbell 3	10,143	*	10,143
Paul Carrol, Cliff Dompier, Joe Cervantes 3	14,286	*	14,286
Emmett A. Larkin Co. Cust. FBO Richard L. Carter 3	14,286	*	14,286
David and Marian Chambers 3	14,286	*	14,286
Wedbush Morgan Securities Cust. FBO Austen I. Y. Chan 3	20,000	*	20,000
Austen I. Y. and Nora S.Y. Chan 3	25,000	*	25,000
Arthur C. M. Chen 3	11,429	*	11,429
Warren and Honoria Chinn 3	7,143	*	7,143
Harrison and Debra Christian 3	7,143	*	7,143
Kenneth and Monica Churchill FBO Monica Churchill 3	20,000	*	20,000
Larry M. Cobb 3	15,715	*	15,715
Charles Gerald Coombs 3	28,572	*	28,572
Clayton and Susan Corzatte 3	14,286	*	14,286
Stephen and Linda Cossalman 3	7,429	*	7,429
Wendy Costello 3	14,286	*	14,286
Kevin and Christine Dahl 3	7,143	*	7,143
T. Ronald Davis 3	8,572	*	8,572
Van E. Deming 3	14,286	*	14,286
Terry A. Dijoseph 3	14,286	*	14,286
Elson Q. Lui and Laurel Druce 3	28,572	*	28,572
Daniel Duffus 3	22,858	*	22,858
Frank and Vivien Dvorak 3	21,429	*	21,429
Brad Easton 3	17,143	*	17,143
Diana and William Echert Living Trust 3	14,572	*	14,572
Douglas P. Edlund 3	14,286	*	14,286
Gregory B. and Carolyn I. Elderkin 3	2,858	*	2,858
Lorretta A. Elderkin, As Her Separate Property 3	2,858	*	2,858
Robert and Lorretta Elderkin 3	28,572	*	28,572
The Steven and Joyce Eng Family Trust 3	14,286	*	14,286
Caroline Everett 3	28,500	*	28,500
Ronald W. Fernley 3	14,286	*	14,286
Wedbush Morgan Securities Cust. FBO Ronald W. Fernley 3	14,286	*	14,286

Name	Number of Shares Beneficially Owned	Percentage of Outstanding Shares	Number of Shares Registered for Sale Hereby

Walter and Joy Dianne Feurer 3	19,600	*	19,600
Emmett A. Larkin Co. Cust. FBO Joseph M. Fierst 3	14,286	*	14,286
Emmett A. Larkin Co. Cust. FBO Sonia S. Fierst 3	14,286	*	14,286
Sonia S. Fierst 3	14,286	*	14,286
Emmett A. Larkin Co. Cust. FBO David A. Fitzgerald 3	14,286	*	14,286
Nancy Flaten 3	7,143	*	7,143
Emmett A. Larkin Co. Cust. FBO Robert L. Flennaugh 3	14,286	*	14,286
Gary and Kathy Fox 3	15,429	*	15,429
Cleveland and Ruth Futch 3	14,286	*	14,286
Emmett A. Larkin Co. Cust. FBO Susan M. Gaylor 3	28,572	*	28,572
Penny and Daniel Germain 3	28,572	*	28,572
Emmett A. Larkin Co. Cust. FBO Ardyce Gibson IRA 3	14,286	*	14,286
Marty W. Gismervig 3	21,429	*	21,429
Emmett A. Larkin Co. Cust. FBO Dennis T. Glauber 3	17,143	*	17,143
Bruce L. Graddon 3	14,286	*	14,286
James R. and Diana F. Greer Living Trust 3	14,286	*	14,286
David and Misty Grieger 3	14,286	*	14,286
The Terence Hanley Family Trust 3	14,286	*	14,286
Liscar Ltd. 3	513,894		513,894
Emmett A. Larkin Co. Cust. FBO Dale Hartman 3	14,286	*	14,286
Arne and Lillie Haynes 3	14,286	*	14,286
Kirk and Tara Heinz 3	7,143	*	7,143
Michele D. Herald 3	14,286	*	14,286
Richard Holbrook 3	20,000	*	20,000
Marjorie and Joseph Horiskey 3	7,143	*	7,143
George Horner, Ttee FBO The George Horner Trust 3	28,572	*	28,572
Daniel A. Jankanish 3	17,143	*	17,143
David and Michelle Johnson 3	14,286	*	14,286
Matthew H. Johnson 3	20,000	*	20,000
Emmett A. Larkin Co. Cust. FBO Ronald M. Johnson IRA 3	28,572	*	28,572
Susie W. Kaylor 3	7,143	*	7,143
Emmett A. Larkin Co. Cust. FBO Susie Kaylor IRA 3	14,286	*	14,286
Jay Kechloian 3	14,286	*	14,286
David D. Keene 3	20,000	*	20,000
Michael and Bonita Kelly Jtwros 3	14,286	*	14,286
Jeff Klahn 3	14,286	*	14,286
Klahn Family Trust, James Klahn and Kurt Klahn Co. Ttee 3	14,286	*	14,286
James and Leslie Klahn, Ttee FBO James and Leslie Klahn Living Trust 3	42,858	*	42,858

Name	Number of Shares Beneficially Owned	Percentage of Outstanding Shares	Number of Shares Registered for Sale Hereby

Emma Lou Ko, Family LP 3	14,286	*	14,286
Ralph Kraus 3	8,286	*	8,286
Victor D. K. Kwong 3	14,300	*	14,300
Susie Kwong Qualified Domestic Trust, Victor Kwong, Trustee 3	57,200	*	57,200
Michael J. Labriola 3	11,429	*	11,429
Dallin A. Larsen 3	57,143	*	57,143
Robert and Linda Larsen 3	22,858		22,858
Wedbush Morgan Securities Cust. FBO Robert K. Larsen IRA 3	45,715	*	45,715
Keith and Betty S. Larsen, Larsen Living Trust 3	54,286	*	54,286
Harold and Shaela Lindsay 3	7,143	*	7,143
Russell Long 3	14,286	*	14,286
Stephen P. and Audrey D. Ludeman Ttee FBO Stephen P. and Audrey D. Ludeman Trust UA Dated 9/12/98 3	14,286	*	14,286
David S. Lundquist 3	14,286	*	14,286
Keith and Delores J. Malcom 3	7,143	*	7,143
Cory W. Martin 3	57,143	*	57,143
Ralph and Nancy Martin 3	14,286	*	14,286
Michael and Laurel C. McDougall 3	11,491	*	11,491
Kathleen McCormack 3	14,286	*	14,286
Thomas and Millicent McCormack 3	42,858	*	42,858
Barbara McEwan, Ttee FBO Barbara McEwan Living Trust 3	14,286	*	14,286
James McGrath, Ttee McGrath Living Trust 3	17,143	*	17,143
Donal G. and Donna L. McIntosh 3	7,143	*	7,143
Victor and Katrina Meiusi 3	28,572	*	28,572
Ellen Renee Melton 3	14,286	*	14,286
Alex and Lori Meyer 3	21,429	*	21,429
Frederick and Susan Miller 3	14,286	*	14,286
Charles L. Mitsakos Jr 3	14,286	*	14,286
Peter and Mary Morison 3	14,286	*	14,286
Antone Mosich and Betty M. Mosich, Ttees FBO The Mosich Family Trust 3	7,143	*	7,143
Nancy L. Mount 3	11,429	*	11,429
Thomas and Patricia Mulhern 3	19,143	*	19,143
Wedbush Morgan Securities Cust. FBO Thomas P. Mulhern 3	14,286	*	14,286
Ron Nation 3	15,429	*	15,429
Debra R. and Theodore Neujahr 3	7,143	*	7,143
Dustin I. Nichols 3	17,143	*	17,143
John G. Odegard 3	17,143	*	17,143
Carolyn Olberg 3	11,429	*	11,429
Gary W. Oldham 3	7,143	*	7,143
Emmett A. Larkin Co. Cust. FBO Robert N. Omoth 3	14,286	*	14,286
David A. Osterman 3	40,572	*	40,572
Steven and Sally Palmer 3	20,000	*	20,000
George Palmer and Geneal Palmer 3	14,286	*	14,286
David S. Pearson 3	14,286	*	14,286

Name	Number of Shares Beneficially Owned	Percentage of Outstanding Shares	Number of Shares Registered for Sale Hereby

Steve R. Pearson 3	20,000	*	20,000
Lois and Douglas Pendleton 3	20,000	*	20,000
Michael R. Pinatelli Jr 3	14,286	*	14,286
James and Virginia Pister 3	14,286	*	14,286
Platinum One Net Inc. 3	16,000	*	16,000
Martyn A. Powell 3	29,500	*	29,500
Kathy Rall 3	14,286	*	14,286
Wendy M. Reiner 3	14,286	*	14,286
James W. Ries 3	18,286	*	18,286
David and Patsy Roesch 3	7,143	*	7,143
The David and Patsy Roesch Family Trust 3	7,715	*	7,715
Richard and Sandra Rosenkranz 3	14,286	*	14,286
Emmett A. Larkin Co., Inc. Ttee FBO Alec E. Rowlands #71276158 3	14,286	*	14,286
Willis and Norma Sander 3	22,858	*	22,858
Maggie Schimpf 3	20,000	*	20,000
Jan Schmauder 3	28,572	*	28,572
Stephen P. and Julie A. Scofield Ttee FBO Scofield Family Revocable Living Trust 3	28,572	*	28,572
Nancy and John Scofield 3	14,286	*	14,286
David A Seifert Ttees FBO Florence Seifert Family Trust 3	14,286	*	14,286
Emmett A. Larkin Co. Cust. FBO Richard G. Sellers, Sr. IRA 3	14,286	*	14,286
Richard and Nerys Sellers 3	28,572	*	28,572
Marlin Shaffer 3	14,300	*	14,300
Emmett A. Larkin Co. Cust. FBO Theresa J. Shaffer 3	14,286	*	14,286
Uri Silberstein and Jackie Fradkin 3	32,000	*	32,000
G. Morgan Skoegard 3	7,500	*	7,500
Michael J. Sloate 3	46,580	*	46,580
Timothy and Anita Smith 3	14,286	*	14,286
Todd H. Smith 3	80,573	*	80,573
Mark A. Speno 3	14,286	*	14,286
Isaac Sternheim 3	28,572	*	28,572
Jerry and Deborah Stinson 3	17,143	*	17,143
Emmett A. Larkin Co. Cust. FBO Scott O. Strong IRA 3	14,286	*	14,286
Franz M. Suhadolnik DDS Profit Sharing Trust 3	8,572	*	8,572
William and Candace Swayne 3	995,473	*	23,292
Rita A. Swenor 3	5,715	*	5,715
Edward J. Szpiro 3	8,000	*	8,000
Robert L. Tavis 3	7,143	*	7,143
David R. Taylor 3	28,572	*	28,572
Judy M. Teshima 3	14,286	*	14,286
Richard K. Thorlakson 3	57,143	*	57,143
Michael and Joyce Treat 3	14,286	*	14,286
Labimex Limited 3	171,298		171,298
Rick K. Tsang 3	14,286	*	14,286
Collette L. Van Reusen 3	40,000	*	40,000

Name	Number of Shares Beneficially Owned	Percentage of Outstanding Shares	Number of Shares Registered for Sale Hereby

Emmett A.. Larkin Co. Cust. FBO Dale Voth IRA 3	14,286	*	14,286
Mark W. Weber 3	14,286	*	14,286
Georgia Wiester 3	14,286	*	14,286
Jeanette L. Wheeler and Eugene Wheeler 3	14,286	*	14,286
Glenn and Diana Wilkes 3	14,286	*	14,286
Bert and Madge Williams 3	14,286	*	14,286
Dwayne E. Williams 3	14,286	*	14,286
David Witthuhn 3	10,000	*	10,000
Dennis and Linda Wood 3, (b)	14,285	*	14,285
Marty W. Gismervig 4	21,429	*	21,429
Dallin A. Larsen 4	57,147	*	57,147
Merchant Securities, Ltd. 4	35,272	*	35,272
Merchant Securities “Nominees”, Ltd. FBO the “2000 Tranche A Offering” Subscribers 4	1,179,540		1,179,540
James and Karen Barger 4	5,000	*	5,000
Donald and Betty Lou Brown 4	8,000	*	8,000
Delbert and Doris Butler 4	7,500	*	7,500
Wallace E. and Sonja Christopherson 4	5,000	*	5,000
Brad Easton 4	2,500	*	2,500
Emmett A. Larkin Co., Inc.C/F Kevin Dahl 4	2,500	*	2,500
Emmett A. Larkin Co., Inc.C/F Allen Dickason 4	6,000	*	6,000
Emmett A. Larkin Co., Inc.C/F Gladys Irene Hanley 4	5,000	*	5,000
Emmett A. Larkin Co., Inc.C/F Misa Hewitson 4	5,000	*	5,000
Robert and Honie Gies 4	5,000	*	5,000
Mary Ann Hagan 4	5,000	*	5,000
Phyllis Heppenstall 4	5,000	*	5,000
Donald and Jo Ann Hovland 4	2,500	*	2,500
Carl S. and Vicki L. Hunt 4	2,500	*	2,500
Don and Terrie Iverson 4	5,000	*	5,000
Daniel Jankanish 4	3,000	*	3,000
John R. Kenyon 4	10,000	*	10,000
Victor and Diana King 4	4,000	*	4,000
Jack and Layne Kleinart 4	5,000	*	5,000
Peter Lenman 4	10,000	*	10,000
Gerald and Anne Magorty 4	2,000	*	2,000
Edward L. and E. Ann Marchbank 4	2,500	*	2,500
Mark D. and Diane L. Albertson Trust 4	5,000	*	5,000
Sally O’Leary 4	2,500	*	2,500
David Peterson 4	2,400	*	2,400
Terry A. Sander 4	5,000	*	5,000
Kathleen Shea and Johann Wasserman 4	5,000	*	5,000
The Gerald and Maria Lehfeldt Family Trust 4	5,000	*	5,000
Robert J. Thompson 4	10,000	*	10,000
Wedbush Morgan Securities C/F Glenn Wilkes 4	5,000	*	5,000
Wedbush Morgan SecuritiesC/F Thomas Mulhern 4	2,500	*	2,500
Wedbush Morgan Securities C/F Linda Bonnell 4	2,500	*	2,500
Wedbush Morgan SecuritiesC/F Nancy Williams 4	5,000	*	5,000
David and Jo Anne Williams 4	2,500	*	2,500
Anodos Trading Ltd. 5	346,154		346,154
Eric H. Broadley 5	115,385		115,385

Name	Number of Shares Beneficially Owned	Percentage of Outstanding Shares	Number of Shares Registered for Sale Hereby

Atlantic Administration Limited 5	300,771		300,771
Ian M. Lakin 5	36,923	*	36,923
Michael Moors Esq. 5	173,077		173,077
Polymer Applications Limited 5	230,769		230,769
Willbro Nominees Limited 5	27,692	*	27,692
Terrance Hanley, Trustee of theTerrence Hanley Family Trust U/A DTD 1/30/93 6	1,112	*	1,112
Thomas and Patricia Malhern 6	734	*	734
Brad Easton 6	556	*	556
W. Griggs Irving 6	1,112	*	1,112
Walter and Joy Feurer Living Trust,Dated March 23, 2000 6	1,600	*	1,600
Edward O. and Jeri Staheli 6	3,000	*	3,000
Mark W. Staheli or Walter Feurer 6	3,000	*	3,000
Delbert and Doris Butler 6	556	*	556
Robert and Beverly Corwin Living Trust 6	1,112	*	1,112
Marty Powell 6	1,420	*	1,420
Sally O’Leary 6	556	*	556
Michael J. Goldfarb 6	2,223	*	2,223
Steven R. Pearson	667	*	667
Linda Bonnell 6	1,112	*	1,112
Carl and Vicki L. Hunt 6	556	*	556
Emmett A. Larkin Co., Inc.C/F Allen D. Dickason IRA 6	1,334	*	1,334
Emmett A. Larkin Co., Inc.C/F Kevin Dahl IRA 6	556	*	556
Emmett A. Larkin Co., Inc.C/F Richard L. Carter IRA 6	800	*	800
Emmett A. Larkin Co., Inc.C/F David Fitzgerald IRA 6	1,112	*	1,112
Emmett A. Larkin Co., Inc.C/F Gladys Irene Hanley IRA 6	1,112	*	1,112
Emmett A. Larkin Co., Inc.C/F Bradford H. Bodley 6	2,223	*	2,223
Charles L. and Barbara J. McEwan Family Trust U/A DTD 04/05/96 6	500	*	500
David A. Seifert, Trustee FBO Florence L. Seifert Family Trust Dated 10/16/98 6	1,200	*	1,200
Keith and Betty S. Larsen Living Trust 6	2,223	*	2,223
Wedbush Morgan Securities FBO Glenn P. Wilkes IRA 6	667	*	667
Wedbush Morgan Securities FBO Thomas P. Mulhern IRA 6	556	*	556
David Osterman 6	1,334	*	1,334
Paul C. Carrol, Trustee, Paul C. Carrol Family Trust 6	889	*	889
Clifford S. Dompier 6	889	*	889
Joe L. Cervantes 6	445	*	445
Larry M. Cobb 6	556	*	556
Mark D. and Diana L. Albertson, Trustees, Albertson Trust 7-28-95 6	556	*	556
Eugene and Jeanette Wheeler 6	556	*	556
Margaret Schimpf 6	1,112	*	1,112
Mary Ann Hagan 6	556	*	556

Name	Number of Shares Beneficially Owned	Percentage of Outstanding Shares	Number of Shares Registered for Sale Hereby

Kathleen Shea and Johann Wassermann JT TEN WROS 6	556	*	556
John B. Hoyt 6	1,112	*	1,112
Frank A. Dvorak 6	600	*	600
Phyllis Heppenstall 6	223	*	223
Emmett A. Larkin Co., Inc.Custodian Misa Hewiston IRA 6	1,112	*	1,112
James D. and Virginia M. Pister, JTWROS 6	1,112	*	1,112
Anita H. and Timothy A. Smith, JTWROS 6	1,112	*	1,112
Emmett A. Larkin Co., Inc. FBO Dennis T. Glauber IRA 6	1,112	*	1,112
Emma Lou Ko Family Limited Partnership 6	1,112	*	1,112
Emmett A. Larkin Co., Inc.TFR IRA C/F Daniel Germain 6	556	*	556
Emmett A. Larkin Co., Inc.TFR IRA C/F Penny J. Germain 6	556	*	556
Daniel T. and Penny J. Germain JTWROS 6	1,112	*	1,112
Jack L. Kleinart and Layne Kleinart 6	667	*	667
Steve and Sally Palmer, JTWROS 6	667	*	667
Eugenia Christopher 6	2,223	*	2,223
Nancy Williams 6	356	*	356
Emmett A. Larkin Co., Inc.C/F Bruce Lurie IRA 6	1,112	*	1,112
Emmett A. Larkin Co., Inc.C/F Martyn Powell 6	350	*	350
Emmett A. Larkin Co., Inc.C/F James D. Pister IRA 6	1,112	*	1,112
Emmett A. Larkin Co., Inc.C/F Stephanie Powell IRA 6	350	*	350
Emmett A. Larkin Co., Inc.R/O IRA C/F Susan M. Gaylor 6	1,112	*	1,112
Darrel W. Keuek 6	1,112	*	1,112

______________

*	Less than 1%

1	Director and/or Executive Officer of the Company. See “Management”

2	Non-management employee of the Company

3	Subscribers to the 1999 Offering

4	Subscribers to the 2000 Tranche A Offering

5	Subscribers to the Reg S Offering

6	Holders of warrants received in connection with our acquisition of Telisar

7	7,414 shares subscribed in the 1999 Offering

8	Selling Agent. Held for the benefit of its employees and participating broker-dealers

9	Held for the benefit of its members

10	Held for the benefit of Jack King

(a)	Shares beneficially owned by William M. Swayne II

(b)	Shares beneficially owned by Dennis Wood

PLAN OF DISTRIBUTION

             We are registering _____________ shares of our common stock (the “Shares”), on behalf of the selling shareholders.

             The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling shareholders may effect such transactions by selling the Shares to or through broker-dealers. The Shares may be sold by one or more, or a combination of, the following: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. To the extent required, this Prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the resales.

             In connection with distributions of the Shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell Shares short and redeliver the Shares to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus. The selling shareholder may also loan or pledge the Shares registered hereunder to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares pursuant to this Prospectus.

             Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions) in amounts to be negotiated in connection with the sale. Such broker-dealers or agents and any other participating broker-dealers or the selling shareholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act. If the selling shareholders or any broker-dealers qualify as “underwriters,” they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. The selling shareholders may transfer the Shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other non-sale related transfer.

             The selling shareholders have not advised us that they have entered into any agreements, understandings, or arrangements with any underwriters or broker-dealers regarding the sale of their securities. We have not been advised by any of the selling shareholders that there is any underwriter or coordinating broker acting in connection with the proposed sale of the Shares.

             In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

             Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We will make copies of this Prospectus available to the selling shareholders and has informed them of the need for delivery of copies of this

Prospectus to purchasers at or prior to the time of any sale of the Shares offered hereby. We assume no obligation to so deliver copies of this Prospectus or any related prospectus supplement.

             We will file a supplement to this Prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose: (a) the name of each such selling shareholder and of the participating broker-dealer(s), (b) the number of shares involved, (c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, and (f) other facts material to the transaction.

             The selling shareholders will be responsible for any fees, disbursements and expenses of any counsel for the selling shareholders. All other expenses incurred in connection with the registration of the Shares, including printer’s and accounting fees and the fees, disbursements and expenses of counsel for us will be borne by us. Commissions and discounts, if any, attributable to the sales of the Shares will be borne by the selling shareholders. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. We will indemnify the selling shareholders against claims arising out of any untrue statement of a material fact contained in this registration statement or any omission to state therein a material fact necessary in order to make the statement made therein not misleading.

             We have undertaken to keep a registration statement of which this Prospectus constitutes a part effective until the earlier of the disposition of the securities offered hereby or one year after the date the registration statement is declared effective by the Commission. After such period, if we choose not to maintain the effectiveness of the registration statement of which this Prospectus constitutes a part, the securities issuable offered hereby may not be sold, pledged, transferred or assigned, except in a transaction which is exempt under the provisions of the Securities Act or pursuant to an effective registration statement thereunder.

LITIGATION

             On July 26, 2000, Display Research Laboratories, Inc. (“DRL”), W. Edward Naugler, Jr., and David Guo (collectively the “ Plaintiffs”) filed an action (the “Complaint”) in San Mateo County Superior Court, California, (the “State Action”) against the Company and Jessica L. Stevens, the Company’s Chief Executive Officer, designated as Display Research Laboratories, Inc., David C. Guo, and Edward Naugler v. Telegen Corporation, Jessica L. Stevens, et al., case number 413717. Plaintiffs seek a declaratory judgment from the Superior Court that Plaintiffs are not in violation of any patents or intellectual property rights owned by the Company relating to the HGED flat panel display technology. Plaintiffs also allege that the Company and Ms. Stevens abused the bankruptcy rules by seeking examination of Plaintiffs through the 2004 process. Mr. Naugler and Mr. Guo were formerly officers of TDL.

             In August 2000, the Company and Ms. Stevens removed the State Action to the United States Bankruptcy Court, Northern District of California (the “Bankruptcy Action”) designated as In re Telegen Corporation, case number 98-34876-DM-11. On September 22, 2000, the Company filed counterclaims (the “Counterclaims”) against Plaintiffs and a Third Party Complaint against a former attorney of the Company, alleging: correction of inventorship; declaratory judgment of inventorship; unjust enrichment; constructive trust; false description under 15 USC 1125 (a); breach of contract; misappropriation of trade secrets; breach of fiduciary duty; and declaratory judgment of patent ownership. On November 16, 2000, the Complaint, Counterclaims and Third Party Complaint were removed from the Bankruptcy Court to the Federal District Court for the Northern District of California (the “Federal Action”) designated as Display Research Laboratories, Inc., David C. Guo, and Edward Naugler v. Telegen Corporation, Jessica L. Stevens, et al., case number 004261 SI. The cause of action in Plaintiff’s Complaint alleging abuse of process against the Company and Ms. Stevens was subsequently dismissed without prejudice. On December 4, 2000, the Company dismissed the Third Party Complaint, without prejudice, against the former attorney.

             We believe that the Complaint is without merit and intend to defend the matter vigorously. The Company also believes it has a good faith basis to proceed forward in its Counterclaims against DRL and the above named individuals, seeking recovery of its misappropriated intellectual property, money damages or other relief available through the Federal Court. To the extent the Plaintiffs were to succeed in this matter, the Company’s results of operation and financial condition would not be materially adversely affected.

LEGAL MATTERS

             The validity of the shares of common stock offered in this Prospectus will be passed upon by Bryan Cave LLP, Irvine, California.

EXPERTS

             Singer Lewak Greenbaum & Goldstein LLP (“SLGG”), independent auditors, audited our financial statements included in this Prospectus and elsewhere in this Registration Statement. These financials statements are incorporated by reference in reliance on SLGG’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

             We are subject to the informational requirements of the Exchange Act. As a result, we file annual, quarterly and special reports, proxy statements and other information with the Commission. Here are ways you can reach and obtain copies of this information:

WHAT IS AVAILABLE	WHERE TO GET IT
Paper copies of information	SEC’s Public Reference Room
Judiciary Plaza Building
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

SEC’s Pacific Regional Office
5670 Wilshire Boulevard, 11th Floor
Los Angeles, CA 90036-3648

On-line information, free of charge	SEC’s Internet website at http://www.sec.gov

Information about the SEC’s Public Reference Rooms	Call the SEC at 1-800-SEC-0330

             This Prospectus is part of a Registration Statement on Form SB-2 we filed with the Commission. This Prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. You can get a copy of the registration statement from the sources listed above.

TELEGEN CORPORATION AND SUBSIDIARIES
CONTENTS
December 31, 1999 and September 30, 2000 (Unaudited)

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of
Telegen Corporation and subsidiaries

             We have audited the accompanying consolidated balance sheet of Telegen Corporation and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

             We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

             In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Telegen Corporation and subsidiaries as of December 31, 1999, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1999 in conformity with generally accepted accounting principles.

             The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, during the year ended December 31, 1999, the Company incurred a net loss of $1,163,774, its current liabilities exceeded its current assets by $4,617,256, it had negative cash flows from operations of $303,755, and it had an accumulated deficit of $27,790,874. These factors, among others, as discussed in Note 2 to the consolidated financial statements, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
August 25, 2000

TELEGEN CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 1999 and 1998 and September 30, 2000 (Unaudited)

	September 30,	December 31,
	2000	1999

	(unaudited)
ASSETS
Current assets:
Cash	$3,935,930	$309,359
Note receivable—employee	55,961	—
Note receivable—related party	250,000	—
Deferred offering costs	8,333	45,833

Total current assets	4,250,224	355,192
Property and equipment, net	309,697	274,178
Other assets	58,856	3,000

Total Assets	$4,618,777	$632,370

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Bankruptcy liability	$1,994,041	$3,557,791
Post petition liability	974,592	801,557
Convertible notes payable	600,000	600,000
Note payable—affiliate	200,000	—
Note payable—shareholder	13,100	13,100

Total current liabilities	3,781,733	4,972,448

Commitments and contingencies
Shareholders’ equity (deficit):
Preferred stock, $1 par value, $1,000 liquidation preference 15,000 shares authorized no shares issued and outstanding	—	—
Common stock, no par value 100,000,000 shares authorized 5,606,446 (unaudited) and 950,360 shares issued and outstanding	31,764,709	23,450,796
Accumulated deficit	(30,927,665)	(27,790,874)

Total shareholders’ equity (deficit)	837,044	(4,340,078)

Total liabilities and shareholders’ equity (deficit)	$4,618,777	$632,370

The accompanying notes are an integral part of these financial statements.

TELEGEN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 1999 and 1998 and
for the Nine Months Ended September 30, 2000 and 1999 (Unaudited)

	For the Nine Months Ended September 30,		For the Year Ended December 31,

	2000	1999	1999	1998

	(unaudited)
Revenues:
Sales of products	$—	$—	$—	$57,900
Contract Services	—	—	—	—

Total revenues	—	—	—	57,900

Costs:
Goods sold	—	—	—	264,578
Contract Services	—	—	—	—

Total Costs	—	—	—	264,578

Gross profit (loss)	—	—	—	(206,678)

Operating Expenses:
Selling and marketing	—	—	45,000	147,853
Research and development	271,147	10,180	55,928	537,760
General and administrative	3,114,342	754,420	(1,080,171)	2,659,374

Total operating expenses	3,385,489	764,600	1,181,099	3,344,987

Loss from operations	(3,385,489)	(764,600)	(1,181,099)	(3,551,665)

Other income (expense):
Interest income	298,698	—	—	23
Interest expense	(50,000)	—	—	(1,115,493)
Other income	—	18,111	12,137	11,311
Net Gain (loss) on sale of assets	—	—	5,988	(335,748)

Total other income (expense)	248,698	18,111	18,125	(1,439,907)

Net Loss	$(3,136,791)	$(746,489)	$(1,163,774)	$(4,992,372)

Basic and diluted loss per share attributable to common shareholders	$(1.32)	$(0.79)	$(1.23)	$(6.97)

Weighted-average common shares outstanding	2,368,902	948,650	949,081	716,715

The accompanying notes are an integral part of these financial statements.

TELEGEN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT
For the Years Ended December 31, 1999 and 1998 and
for the Nine Months Ended September 30, 2000 (Unaudited)

	Common Stock		Accumulated

	Shares	Amount	Deficit	Total

Balance, December 31, 1997	514,688	$20,164,976	$(21,634,728)	$(1,469,752)
Issuance of common stock for
Employee services	75	6,000		6,000
Exercise of employee stock options	15	1,190		1,190
Exercise of warrants	49,598	301,553		301,553
Employee stock purchase plan	405	3,956		3,956
Conversion of convertible notes	383,478	1,958,532		1,958,532
Exchange of restricted common stock for convertible notes payable	(95,137)	(707,992)		(707,992)
Conversion of convertible notes payable into unrestricted common stock	87,708	622,591		622,591
Warrants issued as offering costs for convertible notes payable		51,553		51,553
Interest from fixed conversion features		983,437		983,437
Net loss			(4,992,372)	(4,992,372)

Balance, December 31, 1998	940,830	23,385,796	(26,627,100)	(3,241,304)
Conversion of convertible notes payable into unrestricted common stock	9,530	15,000		15,000
Warrants issued as offering costs for convertible notes payable		50,000		50,000
Net loss			(1,163,774)	(1,163,774)

Balance, December 31, 1999	950,360	23,450,796	(27,790,874)	(4,340,078)
Issuance of common stock for (unaudited)
Cash	4,011,451	7,020,041		7,020,041
Signing bonus	190,000	332,500		332,500
Services rendered	20,000	28,000		28,000
Conversion of bankruptcy liability	138,950	243,163		243,163
Conversion of post petition accounts payable	295,685	413,959		413,959
Warrants issued for (unaudited)
Purchased technology from officers		70,000		70,000
Services rendered		206,250		206,250
Net loss (unaudited)			(3,136,791)	(3,136,791)

Balance, September 30, 2000 (unaudited)	5,606,446	$31,764,709	$(30,927,665)	$837,044

The accompanying notes are an integral part of these financial statements.

TELEGEN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 1999 and 1998 and
for the Nine Months Ended September 30, 2000 and 1999 (Unaudited)

	For the Nine Months Ended September 30,		For the Year Ended December 31,

	2000	1999	1999	1998

	(unaudited)
Cash flows from operating activities:
Net loss	$(3,136,791)	$(746,489)	$(1,163,774)	$(4,992,372)
Adjustments to reconcile net loss to net cash used in operating activities
Loss on disposal of assets	—	—	—	335,738
Depreciation and amortization	87,277	119,789	159,719	367,422
Amortization of deferred financing costs	37,500	—	4,167	—
Stock issued for employee services	332,500	—	—	6,000
Warrants issued as offering costs	—	—	—	51,553
Warrants issued for services rendered	206,250	—	—	—
Interest from fixed conversion features	—	—	—	983,437
(Increase) decrease in Accounts receivable	—	—	—	21,859
Prepaid expenses and other current assets	—	—	—	17,664
Other assets	(55,856)	—	(3,000)	—
Increase (decrease) in
Accrued payroll and payroll taxes	231,504	399,712	515,464	289,455
Accounts payable	383,490	133,291	183,669	601,175
Bankruptcy liability	(1,320,586)	—	—	—
Deferred rent	—	—	—	(13,039)

Net cash used in operating activities	(3,234,712)	(93,697)	(303,755)	(2,331,108)

Cash flows from investing activities:
Sale of property and equipment	—	—	—	350,000
Note receivable—employee	(55,961)	—	—	—
Note receivable—related party	(250,000)	—	—	—
Purchase of property and equipment	(52,796)	—	—	—

Net cash provided by (used in) investing activities	(358,757)	—	—	350,000

The accompanying notes are an integral part of these financial statements.

TELEGEN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
For the Years Ended December 31, 1999 and 1998 and
for the Nine Months Ended September 30, 2000 and 1999 (Unaudited)

	For the Nine Months Ended		For the Year Ended
	September 30,		December 31,

	2000	1999	1999	1998

	(unaudited)	(unaudited)
Cash flows from financing activities:
Proceeds from convertible notes payable	$—	$105,000	$600,000	$1,398,532
Proceeds from notes payable—shareholder	—	13,100	13,100	—
Proceeds from note payable—affiliate	200,000	—	—	—
Proceeds from common stock	7,020,040	—	—	—
Employee stock purchase plan	—	—	—	3,956
Exercise of stock options	—	—	—	1,190
Exercise of warrants	—	—	—	301,553

Net cash provided by financing activities	7,220,040	118,100	613,100	1,705,231

Net increase (decrease) in cash	3,626,571	24,403	309,345	(275,877)

Cash, beginning of period	309,359	14	14	275,891

Cash, end of period	$3,935,930	$24,417	$309,359	$14

Supplemental disclosures of cash flow information:
Interest paid	$—	$—	$—	$132,056

Income taxes paid	$8,686	$—	$—	$800

The accompanying notes are an integral part of these financial statements.

TELEGEN CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
For the Years Ended December 31, 1999 and 1998 and
for the Nine Months Ended September 30, 2000 and 1999 (Unaudited)

Supplemental schedule of non-cash investing and financing activities

             During the nine months ended September 30, 2000, the Company completed the following:

    Issued 20,000 shares of common stock as payment for legal services rendered valued at $28,000.
    Issued the Chief Executive Officer 1,000,000 warrants for the purchase of certain technology valued at $35,000 and issued the Chief Technology Officer 1,000,000 warrants for the purchase of certain technology valued at $35,000.
    Issued 138,950 shares of common stock as payment for the bankruptcy liability valued at $243,163.
    Issued 295,685 shares of common stock as payment for post petition accrued expenses valued at $413,959.

             During the year ended December 31, 1999, the Company completed the following:

    Issued 9,530 shares of common stock for the conversion of $15,000 of notes payable.
    Issued 28,576 warrants with an exercise price of $1.75 for offering costs valued at $50,000 related to 10 convertible promissory notes issued on December 3, 1999.

             During the year ended December 31, 1998, the Company completed the following:

    Exchanged an aggregate of 95,137 restricted shares of common stock for convertible notes payable valued at $707,992.
    Issued an aggregate of 87,708 unrestricted shares of common stock upon the conversion of certain convertible notes payable valued at $622,591.
    Issued an aggregate of 383,478 restricted shares of common stock in connection with the conversion of various convertible notes payable totaling $1,958,532.
    Issued 405 shares of common stock in connection with an employee stock plan totaling $3,956.
    As part of the filing of a voluntary petition under Chapter 11 of the United States Bankruptcy Code on October 28, 1998, the Company reclassified the following assets and liabilities into a bankruptcy liability:
Accounts receivable	$206,380
Property and equipment	147,581
Other assets	75,182
Accounts payable	(2,164,293)
Accrued payroll	(1,159,063)
Accrued expenses	(99,095)
Deferred rent	(33,936)
Dividend payable	(145,146)
Convertible notes payable	(85,401)
Equity put option	(300,000)

Total bankruptcy liability	$3,557,791

TELEGEN CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 1999 and September 30, 2000 (Unaudited)

Note 1.   Business and Organization

             Telegen Corporation (“Telegen”), a California publicly-traded corporation, is a diversified, high technology company with products, both developed and in development, in the flat panel display, telecommunications, and Internet hardware markets. Currently, Telegen is actively developing its flat panel display technology.

             On October 28, 1996, Telegen acquired all the issued and outstanding shares of a California corporation which was formed on May 3, 1990 and which at the time was named Telegen Corporation, and, simultaneously, the name of the acquired corporation was changed to Telegen Communications Corporation (“TCC”). For accounting purposes, the transaction has been treated as a recapitalization of TCC, with TCC as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests. The operations of Telegen have been included with those of TCC from the acquisition date.

             Telegen was incorporated in California on August 30, 1996. Telegen had minimal assets and liabilities at the date of the acquisition and did not have significant operations prior to the acquisition. Therefore, no pro forma information is presented.

             Prior to the reverse merger, on April 12, 1996, the corporation which became TCC formed a wholly owned subsidiary named Telegen Display Laboratories, Inc. (“TDL”). As of May 1, 1996, TCC received all the issued and outstanding shares of common stock of TDL in exchange for a technology license. (Telegen, TCC, and TDL are referred to as the “Company”).

             During the year ended December 31, 1997, the Company sold its interest in Morning Star MultiMedia, Inc. (“Morning Star”). The Company had acquired Morning Star during 1996 through a pooling of interests, whereby all of the outstanding stock of Morning Star was exchanged for shares of the Company. Morning Star creates and supplies interactive CD-ROM and Internet-based entertainment and infotainment software.

Note 2.   Filing For Bankruptcy Protection Under Chapter 11

             On October 28, 1998 (the “Filing Date”), the Company filed a voluntary petition (the “Chapter 11 Case”) under Chapter 11 of the United States Bankruptcy Code (Case No. 98-34876-DM-11) in the United States Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). On April 22, 2000, the Company filed its plan of reorganization and related disclosure statements with the Bankruptcy Court. On May 26, 2000, the Bankruptcy Court approved as adequate the Disclosure Statement, thereby enabling the Company to solicit votes on the plan of reorganization from the Company’s creditors and shareholders. From the Filing Date until the effective date, the Company operated its business as a debtor-in-possession, subject to the jurisdiction of the Bankruptcy Court. During such time, all claims against the Company in existence prior to the Filing Date were stayed and have been classified as a bankruptcy liability in the consolidated balance sheet.

             On June 28, 2000, the Company’s Second Amended Plan of Reorganization (the “Plan of Reorganization”) was confirmed and became effective on June 30, 2000 (the “Effective Date”). The Plan of Reorganization also affects the debtor’s subsidiaries, Telegen Communications Corporation, and Telegen Display Laboratories, Inc. All options and warrants outstanding prior to the Effective Date were subsequently canceled pursuant to the Plan of Reorganization and have been reflected as such in the financial statements as of the Filing Date.

             At December 31, 1999 and September 30, 2000, the bankruptcy liability was comprised of the following:

	September 30, 2000	December 31, 1999

	(unaudited)
Secured liabilities payable	$—	$441,812
Priority tax claims	—	37,218
Accounts payable to unsecured creditors	1,994,041	3,078,761

Total	$1,994,041	$3,557,791

TELEGEN CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
December 31, 1999 and September 30, 2000 (Unaudited)

Note 3.   Going Concern Matters

             The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, during the year ended December 31, 1999, the Company incurred a net loss of $1,163,774, its current liabilities exceeded its current assets by $4,617,256, it had negative cash flows from operations of $303,755, and it had an accumulated deficit of $27,790,874. In addition, on October 28, 1998, the Company filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

             Recovery of the Company’s assets is dependent upon future events, the outcome of which is indeterminable. The Company’s attainment of profitable operations is dependent upon the Company obtaining adequate debt and equity financing and achieving a level of sales adequate to support the Company’s cost structure. In addition, realization of a major portion of the assets in the accompanying balance sheet is dependent upon the Company’s ability to meet its financing requirements and the success of its plans to sell its products. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

             Management plans to raise additional equity capital, continue to develop its products, and look for merger or acquisition candidates. In addition, on June 28, 2000, the Company’s Plan of Reorganization was confirmed by the United States Bankruptcy Court.

Note 4.   Acquisition

             On March 27, 2000, the Company reached an agreement (the “Acquisition Agreement”), subject to confirmation of the Plan of Reorganization and certain other conditions, to purchase a controlling interest in eTraxx Corporation (“eTraxx”). eTraxx is a start-up company founded in July 1998 by executives of the Company that will support a proprietary high speed network for the delivery of digital content. The network is currently in development. eTraxx has raised $600,000 in seed capital and is conducting a $5,400,000 offering of its common stock. The acquisition is contingent upon eTraxx’s successful receipt of a minimum of $1,000,000 in its offering, confirmation of the Plan of Reorganization, and successful receipt by the Company of a minimum of $1,000,000 in the new offering it is currently conducting.

             In addition, eTraxx has agreed to loan the Company up to $500,000, and the Company has received approval from the Bankruptcy Court to borrow up to $400,000 of such amount. The loan bears interest at prime plus 1%. As of September 30, 2000, the Company has borrowed approximately $200,000.

Note 5.   Sale of Assets

  Synercom, Inc.

             On April 1, 1998, Synercom, Inc. purchased certain assets valued at $207,584 from the Company in exchange for cash of $350,000, a note receivable of $150,000 and the rights to royalty streams on certain Company products for up to three years. The Company has recorded a gain on the sale of the assets of $292,416. The note receivable was due in six installments of $25,000 each plus interest of 6% commencing on September 15, 1998. Subsequently, Synercom, Inc. defaulted on the note receivable. The Company recorded an allowance for uncollectibility of $150,000 as of December 31, 1998. Synercom, Inc. was owned by a former attorney for the Company and a former officer/director.

             On July 10, 2000, certain assets purchased by Synercom were returned to the Company in exchange for a payment of $160,000 by the Company and a general release between Synercom, the Company, and its principals.

TELEGEN CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
December 31, 1999 and September 30, 2000 (Unaudited)

Note 6.   Summary of Significant Accounting Policies

             Principles of Consolidation

             The consolidated financial statements include the accounts of Telegen and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

  Estimates

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Such estimates affect the reported amounts of revenues and expenses during the reported period. Actual results could materially differ from these estimates.

  Fair Value of Financial Instruments

             The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company’s financial instruments, including cash, convertible notes payable, and notes payable-shareholder, the carrying amounts approximate fair value due to their short maturities.

  Cash

             For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

  Property and Equipment

             Property and equipment are stated at cost. The Company provides for depreciation and amortization using the straight-line method over the estimated useful life of five to seven years. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of furniture and equipment are reflected in the statements of operations.

  Impairment of Long-Lived Assets

             The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If the assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. To date, no such impairment has occurred.

  Stock Split

             On June 30, 2000, the Company effected a one-for-16 reverse split of its common stock. All share and per share data have been retroactively restated to reflect this reverse stock split.

  Stock Options

             During 1995, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” which defines a fair value based method of accounting for stock-based compensation. However, SFAS No. 123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 (“APB 25”), “Accounting for Stock Issued to Employees.” Entities electing to remain with the accounting method of APB 25 must make pro forma disclosures of

TELEGEN CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
December 31, 1999 and September 30, 2000 (Unaudited)

net loss and loss per share as if the fair value method of accounting defined in SFAS No. 123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB 25.

  Loss per Share

             The Company calculates loss per share in accordance with SFAS No. 128, “Earnings per Share.” Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of shares of common stock outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Because the Company has incurred net losses, basic and diluted loss per share are the same.

  Comprehensive Income

             The Company utilizes SFAS No. 130, “Reporting Comprehensive Income.” This statement establishes standards for reporting comprehensive income and its components in a financial statement. Comprehensive income as defined includes all changes in equity (net assets) during a period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gains and losses on available-for-sale securities. Comprehensive income is not presented in the Company’s financial statements since the Company did not have any of the items of comprehensive income in any period presented.

  Income Taxes

             The Company accounts for income taxes under the asset and liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is required when it is less likely than not that the Company will be able to realize all or a portion of its deferred tax assets.

  Recently Issued Accounting Pronouncements

             In February 1999, the FASB adopted SFAS No. 135, “Rescission of FASB Statement No. 75 and Technical Corrections,” which is effective for financial statements with fiscal years beginning after February 15, 1999. This statement is not applicable to the Company.

             In June 1999, the FASB issued SFAS No. 136, “Transfer of Assets to a Not-for-Profit Organization or Charitable Trust that Raises or Holds Contributions for Others.” This statement is not applicable to the Company.

             In June 1999, the FASB issued SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities.” The Company does not expect adoption of SFAS No. 137 to have a material impact, if any, on its financial position or results of operations.

             In December 1999, the Securities and Exchange Commission staff released Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition,” to provide guidance on the recognition, presentation, and disclosure of revenue in financial statements. Changes in accounting to apply the guidance in SAB No. 101 may be accounted for as a change in accounting principle effective January 1, 2000. Management has not yet determined the complete impact of SAB No. 101 on the Company; however, management does expect that application of SAB No. 101 will have a material effect on the Company’s revenue recognition and results of operations.

             In March 2000, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation,” (an Interpretation of Accounting Principles

TELEGEN CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
December 31, 1999 and September 30, 2000 (Unaudited)

Bulletin Opinion No. 25 (“APB 25”)) (“FIN 44”). FIN 44 provides guidance on the application of APB 25, particularly as it relates to options. The effective date of FIN 44 is July 1, 2000, and the Company has adopted FIN 44 as of that date.

             In June 2000, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 138, “Accounting for Certain Instruments and Certain Hedging Activities.” This statement is not applicable to the Company.

             In June 2000, the FASB issued SFAS No. 139, “Rescission of FASB Statement No. 53 and Amendments to Statements No. 63, 89, and 121.” This statement is not applicable to the Company.

             In September 2000, the FASB issued SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125.” This statement is not applicable to the Company.

Note 7.   Cash

             The Company maintains cash deposits at banks located in California. Deposits at each bank are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 1999 and 1998, the uninsured portions of these balances held at the banks aggregated to $219,258 and $0, respectively.

Note 8.   Property And Equipment

             Property and equipment consisted of the following:

	September 30, 2000	December 31, 1999

	(unaudited)
Automobile	$9,100	$9,100
Machinery and equipment	585,938	585,938
Furniture and fixtures	547,817	495,020
Purchased technology	70,000	—
Capital lease obligations	16,611	16,611

	1,229,466	1,106,669
Less accumulated depreciation and amortization	919,769	832,491

Total	$309,697	$274,178

Note 9.   Post Petition Liability

             Post petition liability consisted of the following:

	September 30, 2000	December 31, 1999

	(unaudited)
Accrued payroll	$841,406	$609,902
Accrued expenses	133,186	191,655

Total	$974,592	$801,557

Note 10.    Convertible Notes Payable

             On April 9, 1999, the Company entered into a convertible promissory note for $100,000 with a former director. The note bears interest at 10% per annum and is due five years from the date of the note. The holder has the

TELEGEN CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
December 31, 1999 and September 30, 2000 (Unaudited)

option, in lieu of repayment in cash, to convert, in whole or in part, any portion of the outstanding principal or interest into shares of common stock at a conversion price of $0.496 per share.

             On December 3, 1999, the Company issued convertible promissory notes to 10 investors for an aggregate of $500,000. The notes bore interest at 15% per annum and were due the earlier of (i) one year from the date of the note or (ii) the effective date under a plan or reorganization that is confirmed in Chapter 11 Case No. 98-34876-DM-11. Upon confirmation of the plan by the court, the holder shall have the option, in lieu of repayment in cash, to convert, in whole or in part, any portion of the outstanding principal or interest on the note into shares of common stock at a conversion price of $1.40 per share. The Company incurred offering costs of cash for $50,000, 8,571 shares of common stock valued at $15,000, and warrants to purchase 28,572 shares of common stock valued at $50,000. The warrants have an exercise price of $1.75, vest immediately, and expire in December 2002. The warrants are being amortized as offering costs over the term of the convertible promissory notes.

Note 11.    Commitments and Contingencies

  Leases

             The Company leases its office facilities on a month-to-month basis. Rent expense was $0, $244,075, $60,762 (unaudited), and $0 (unaudited) for the years ended December 31, 1999 and 1998 and for the nine months ended September 30, 2000 and 1999, respectively.

  Employment Agreements

             On October 13, 1998, the Company entered into two employment agreements with its Chief Executive Officer and Chief Technology Officer for terms of five years. Under the terms of the agreements, these officers will receive a total annual salary of $380,000, with the option to convert any portion of accrued salary into the Company’s common stock at a rate of 20% below price offered in the Company’s first equity financing. That financing was the December 1999 offering at $1.75 per share. Accordingly, these officers are entitled to convert their deferred salary at $1.40 per share.

             On July 1, 2000, the Company amended the employment agreements with its Chief Executive Officer and its Chief Technology Officer, increasing the total annual salary for these two officers to $950,000 for each of the remaining two years of the officers’ employment agreements. In addition, the Company entered into employment agreements with its President, Chief Operating Officer, Senior Vice President, Investor Relations, and Chief Administrative Officer for terms of two years. Under the terms of these agreements, these officers will receive a total annual salary of $800,000.

  Litigation

             The Company was involved in litigation with its former landlord for delinquency in lease payments. In January 2000, the parties entered into an agreement to settle the litigation, which reduced an unsecured claim in the bankruptcy of $250,000, and the Company accepted a $75,000 administrative claim from the lease company to cover all post petition costs incurred by the lease company.

             Shortly after the formation of TDL, a joint venture company acquired a 10% equity interest in TDL for $5,000,000. Along with its investment in TDL, the venture company acquired an option to purchase licenses to build up to four flat-panel display production plants. In January 1998, the venture company filed suit against Telegen, TDL, and certain current and former officers and directors of Telegen. In September 1999, the bankruptcy court approved a settlement which satisfactorily resolved the litigation with each party denying any liability, return of the 10% interest in TDL to Telegen, termination of the plant licenses, and a payment of insurance proceeds by Telegen’s directors’ and officers’ insurers to the venture company at no cost to Telegen or the other defendants.

             On July 22, 2000, Display Research Laboratories, Inc. (“DRL”), W. Edward Naugler, Jr., and David Guo (the “Plaintiffs”) filed an action (the “Complaint”) in the United States Bankruptcy Court for the Northern District of

TELEGEN CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
December 31, 1999 and September 30, 2000 (Unaudited)

California, San Francisco Division (the “Court”), against the Company and Jessica L. Stevens, the Company’s Chief Executive Officer. The Plaintiffs seek a declaratory judgment from the Court that they are not in violation of any patents or intellectual property rights owned by the Company relating to the HGED flat panel display technology. The Plaintiffs also allege that the Company and Ms. Stevens abused the bankruptcy rules by seeking examination of the Plaintiffs through the 2004 process. Mr. Naugler and Mr. Guo were formerly officers of the Company’s flat panel subsidiary, Telegen Display Laboratories, Inc. (“TDL”).

             On September 22, 2000, the Company and Ms. Stevens filed a cross complaint (the “Cross Complaint”) against the Plaintiffs and a former attorney of the Company, alleging, among other causes of action, theft of trade secrets, patent infringement and breach of fiduciary duty relating to the founding of DRL, and use of certain technologies by the Plaintiffs and others that the Company believes are owned by the Company. On October 13, 2000, the Complaint and the Cross Complaint were moved to the Federal District Court for the Northern District. The cause of action alleging abuse of process against the Company and Ms. Stevens was subsequently dismissed without prejudice. On December 5, 2000, the Company dismissed the Cross Complaint against the former attorney without prejudice.

             The Company is also subject to various legal actions and claims arising in the ordinary course of business. Management believes the outcome of these matters will not have a material adverse effect on the Company’s financial position, results of operations, and cash flows.

Note 12.    Shareholders’ Equity (Deficit)

  Warrants

             In May 1998, the Company issued a warrant certificate as commission for placement services valued at $51,553 to a securities company for warrants to purchase 8,479 shares of common stock at an exercise price of $6.08 per share. On July 29, 1998, the warrants were exercised for total consideration of $51,553.

             The following summarizes the warrant transactions:

	Warrants Outstanding	Weighted-Average Exercise Price

Outstanding, December 31, 1997	76,818	$51.36
Granted	134,389	$6.08
Exercised	(49,598)	$6.08
Forfeited/cancelled	(161,609)	$27.68

Outstanding, December 31, 1998	—	$—
Granted	28,576	$1.75

Outstanding, December 31, 1999	28,576	$1.75

Exercisable, December 31, 1999	28,576	$1.75

  Common Stock Exchange Offer

             On March 19, 1998, the Company made available to the Common Investors and Unit Investors (the “Investors”) an exchange offer (the “ Exchange Offer”) for the common stock purchased. Under the Exchange Offer, the Investors were offered convertible subordinated promissory notes (the “Notes”) for their shares of subscription common stock with a face value equal to the number of shares of common stock tendered under the Exchange Offer multiplied by the five-day average of the Company’s closing trading prices on the Over-the-Counter Bulletin Board prior to March 17, 1998 (the “Conversion Price”).

TELEGEN CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
December 31, 1999 and September 30, 2000 (Unaudited)

             The Notes had a one-year term with a 6% balloon interest payment due at the end of the term of the Notes. The Notes were subordinated to all other existing debt of the Company, both as to interest and principal and upon liquidation. The Notes were also convertible into registered shares of common stock at any time by a holder, such number of shares of common stock to be determined by dividing the amount of the face value of the Note tendered by the Conversion Price. The Company could prepay the Notes at any time after giving 15 days prior written notice to the holders.

             The Exchange Offer was extended to certain holders of the Company’s unregistered common stock in order to allow them to exchange their common shares for shares of convertible preferred stock or convertible debt. The holders were from the August and October Private Placements, along with two additional individual investors. As of December 31, 1999, none of the holders exchanged their common shares for convertible preferred stock.

  Convertible Notes

             On April 1, 1998, the Company issued a convertible promissory note for $500,000 at a conversion price of $6.08 per share and a warrant to purchase $500,000 worth of shares of the Company’s common stock at the same conversion price. The note was due on April 1, 1999 and bore interest at 6% per annum. The Company recorded a financing charge of $526,315, representing the difference between the $6.08 conversion price of the note and the Company’s stock price of $12.48 on the issuance date. Such costs were charged to interest expense during the year ended December 31, 1998 when the note first became eligible for conversion. As of December 31, 1998, the note was converted into 82,237 shares of common stock, and the warrants were converted into 41,118 shares of common stock.

             On April 1, 1998, the Company issued another convertible promissory note for $50,000 at a conversion price of $6.08 per share as a commission in connection with placement services relating to other convertible notes. The note was due on April 1, 1999 and bore interest at 6% per annum. The Company recorded a financing charge of $52,632, representing the difference between the $6.08 conversion price of the note and the Company’s stock price of $12.48 on the issuance date. Such costs were charged to interest expense during the year ended December 31, 1998 when the note first became eligible for conversion. As of December 31, 1998, the note was converted into 8,224 shares of common stock.

             On April 23, 1998, the Company issued two additional convertible notes totaling $33,516, which have the same terms as the March 19, 1998 notes. The Company recorded a financing charge of $38,191, representing the difference between the $6.08 conversion price of the note and the Company’s stock price of $13.01 on the issuance date. Such costs were charged to interest expense during the year ended December 31, 1998 when the note first became eligible for conversion. As of December 31, 1998, the entire debt was converted into 5,625 shares of common stock.

             On May 7, 1998, the Company issued a convertible promissory note for $515,532 at a conversion price of $6.08 per share and a warrant to purchase 84,791 shares of the Company’s common stock at the same price. The note was due on May 8, 1999 and bore interest at 6% per annum. The Company recorded a financing charge of $322,299, representing the difference between the $6.08 conversion price of the note and the Company’s stock price of $10.40 on the issuance date. Such costs were charged to interest expense during the year ended December 31, 1998 when the note first became eligible for conversion. As of December 31, 1998, the note was converted into 84,791 shares of common stock. The Company also issued 8,479 warrants at an exercise price of $6.08 per share as a commission for placement services valued at $51,553. These warrants were exercised during the year ended December 31, 1998 for proceeds of $51,553.

             In July 1998, the Company entered into a Satisfaction and Release Agreement in satisfaction of all debts to one individual. The Company issued a convertible promissory note valued at $225,000, which was convertible at $6.08 per share in the same month. As of December 31, 1998, the note was converted into 37,000 shares of common stock.

TELEGEN CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
December 31, 1999 and September 30, 2000 (Unaudited)

  Employees

             In January 1998, the Company issued 75 shares of common stock valued at $6,000 to a former employee for past services.

             In February 1998, the Company granted an officer of the Company an incentive stock option to purchase 17,500 shares of the Company’s common stock under the 1996 Stock Option Plan at an exercise price of $6.88 and an option to purchase 27,500 shares of the Company’s common stock at an exercise price of $6.88 outside of the 1996 Stock Option Plan in satisfaction of his employment contract with the Company. None of the options had been exercised when the officer resigned on October 1, 1998, at which time all of the stock options were cancelled.

             In May 1998, an employee exercised stock options to purchase 15 shares of common stock at an exercise price of $5 per share.

  Stock Purchase Incentive Plan

             In October 1996, the Company adopted the 1996 Stock Purchase Incentive Plan to provide additional incentive to employees and consultants of the Company. On June 29, 1998, several employees were issued a total of 405 shares of common stock valued at $3,956. The Company is readopting the 1996 Stock Purchase Incentive Plan and renaming it the 2000 Stock Purchase Incentive Plan.

  Stock Option Incentive Plan

             The Company adopted the 1996 Stock Option Incentive Plan (the “Option Plan”) in October 1996 to provide additional incentives to the employees and consultants of the Company. The Company is readopting the Option Plan and renaming it the 2000 Stock Incentive Plan.

             Under the Option Plan, options granted are not incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended. The specific terms of each option grant are approved by the Board of Directors and reflected in a written stock option agreement between the Company and each grantee. Generally, the options are for a term of no more than five years at an exercise price no less than the fair market value of the Company’s common stock as determined by the Board of Directors at the time of option grant. Common stock may also be granted or sold under the Option Plan independent of any option grant.

             The Company reserved 200,000 shares of its common stock for issuance under the Option Plan. All unexercised options under the Option Plan prior to the filing of the Chapter 11 Case were cancelled under the Plan of Reorganization (see Note 2). As of December 31, 1999, no options have been granted under the Option Plan after the filing of the Chapter 11 Case.

             The following summarizes the stock option transactions under the stock option plans:

	Stock Options Outstanding	Weighted- Average Exercise Price

Outstanding, December 31, 1997	86,595	$75.36
Granted	45,000	$6.88
Exercised	(15)	$80.00
Forfeited/cancelled	(131,580)	$71.68

Outstanding, December 31, 1998 and
1999	—	$—

Exercisable, December 31, 1999	—	$—

TELEGEN CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
December 31, 1999 and September 30, 2000 (Unaudited)

             There were 200,000 options available for future grant at December 31, 1999.

             The Company has adopted the disclosure-only provisions of SFAS No. 123. Accordingly, no compensation cost other than that required to be recognized by APB 25 for the difference between the fair value of the Company’s common stock at the grant date and the exercise price of the options has been recognized. Had compensation cost for the Company’s stock option plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Company’s net loss and loss per share for the years ended December 31, 1999 and 1998 would have been increased to the pro forma amounts indicated below:

	1998	1999

Net loss as reported	$(1,163,774)	$(4,992,372)
Net loss, pro forma	$(1,163,774)	$(4,992,372)
Basic loss per share as reported	$(1.22)	$(6.93)
Basic loss per share, pro forma	$(1.22)	$(6.93)

             The fair value of these options was estimated at the date of grant using the minimum value method with the following weighted-average assumptions for the years ended December 31, 1999 and 1998: dividend yields of 0% and 0%, respectively; risk-free interest rates of 0.0% and 4.7%, respectively; and expected lives of five and five years, respectively. The weighted-average exercise price was $0 and $0 at December 31, 1999 and 1998, respectively.

             No compensation expense was recognized as a result of the issuance of stock options during the years ended December 31, 1999 and 1998.

  Stock Offerings

             On December 15, 1999, the Company commenced an offering (the “1999 Offering”) of up to 7,885,714 shares of common stock at a price of $1.75 per share. On March 7, 2000, the Company closed the 1999 Offering upon the receipt of subscriptions for 4,000,000 shares. The 1999 Offering was conducted pursuant to Rule 506 of Regulation D under the Securities Act of 1933 (the “Act” ). Pursuant to the terms of the 1999 Offering, the proceeds are being held in escrow until confirmation of the Plan of Reorganization. The Plan of Reorganization was approved on June 28, 2000, and the Company received the funds on July 6, 2000. The Company incurred cash offering costs of 10% of the gross proceeds of the offering, or $700,000, which was subsequently converted into shares of the Company’s common stock at a rate of one share for $1.75 of offering costs. In addition, the Company incurred offering costs of 120,000 shares of common stock valued at $210,000 and warrants to purchase 400,000 shares of common stock valued at $0. The warrants have an exercise price of $1.75, vest immediately, and expire in March 2003.

             On March 27, 2000, the Company entered into an agreement to conduct three additional offerings of common stock. These offerings are also being conducted pursuant to Rule 506 of Regulation D under the Act. The first offering was for 1,000,000 shares at $10 per share for a total of $10,000,000. The second offering will follow completion of the first and will be for total proceeds of up to $10,000,000. The third offering will follow completion of the second and will be for total proceeds of up to $5,000,000. The offering prices for the two additional offerings will be set by the Company and the selling agents based upon market conditions, but are required to be at least $10 per share. As of June 30, 2000, the Company has been informed by the selling agents that subscriptions have been received for approximately $7,000,000 in the first phase of the offering at $10 per share. The proceeds are being held in escrow until a registration statement covering all the shares in the offering has been declared effective by the Securities and Exchange Commission (“SEC”) within 180 days after confirmation of the Plan of Reorganization.

             The Company will incur a cash commission of 10% of the gross proceeds of the offering to be paid in cash or shares of the Company’s common stock at the selling agent’s option, a commission of 3% of the number of shares

TELEGEN CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
December 31, 1999 and September 30, 2000 (Unaudited)

sold in the offering to be paid in the form of shares of the Company’s common stock, and a commission of 10% of the number of shares sold in the offering to be paid in the form of warrants to purchase shares of the Company’s common stock. The warrants have an exercise price of $10, vest immediately, and expire three years from the date of grant.

             On March 29, 2000, an offering of 500,000 shares of common stock to a group of foreign investors (the “Regulation S Offering”) at a price of $8 per share was fully subscribed for gross proceeds of $4,000,000. The funds are presently being held in escrow. Closing of the Regulation S Offering is contingent upon the debtor’s filing of a registration statement with the SEC to permit the investors to sell their shares in the public market and receipt of effectiveness of that statement from the SEC within 180 days after confirmation of the Plan of Reorganization. The Company incurred cash offering costs of 2% of the gross proceeds of the offering, or $80,000, which can be converted into shares of the Company’s common stock at a rate of one share for $8 of offering costs at the selling agent’s option. In addition, the Company incurred offering costs of 25,000 shares of common stock valued at $200,000 and warrants to purchase 50,000 shares of common stock valued at $0. The warrants have an exercise price of $8, vest immediately, and expire in March 2003.

  Stock Option Plan

             On July 1, 2000, the Company amended its 1996 Stock Option Plan to increase the number of stock options available to be granted under the Plan to 3,500,000. The Company also granted 2,236,000 stock options under the Plan to certain employees on that date. The options have an exercise price of $1.75, vest over 12 to 24 months from the date of grant, and expire between three and five years from the date of grant. In addition, the Company granted 75,000 warrants and 20,000 warrants to the Company’s President and to an employee, respectively, as part of their employment contracts. The President’s warrants have an exercise price of $1.75, vest immediately, and expire three years from the date of grant. The employee’s warrants have an exercise price of $1.75, 10,000 of the warrants vest immediately and 5,000 warrants vest in each of the next two years, and all the warrants expire three years from the date of grant. No compensation expense was recorded for these options and warrants as the exercise price was equal to the value of the Company’s common stock on the date of grant.

  Employment Agreements

             On July 1, 2000, the Company amended the employment agreements with its Chief Executive Officer and its Chief Technology Officer, increasing the total annual salary for these two officers to $950,000 for each of the remaining two years of the officers’ employment agreements. In addition, the Company entered into employment agreements with its President, Chief Operating Officer, Senior Vice President, Investor Relations, and Chief Administrative Officer for terms of two years. Under the terms of these agreements, these officers will receive a total annual salary of $800,000. These three officers were also to be issued a total of 175,000 shares of common stock as a signing bonus valued at $306,250.

             In addition, pursuant to an employment agreement with an employee, the Company issued 15,000 shares of common stock as a signing bonus valued at $26,250.

  Contingent Stock Options

             On July 1, 2000, the Company granted stock options to its Chief Executive Officer, Chief Technology Officer, and President that are contingent upon the Company raising certain minimum total amounts of funding through its 1999 and 2000 private placements. If the Company raises gross proceeds of $25,000,000 by December 31, 2000, each of the three officers will be granted 100,000 stock options with an exercise price of $1.75 that expire on December 31, 2003. If the Company raises gross proceeds of $31,000,000 by December 31, 2000, each of the three officers will be granted 200,000 stock options with an exercise price of $1.75 that also expire on December 31, 2003.

TELEGEN CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
December 31, 1999 and September 30, 2000 (Unaudited)

  Warrants for Services

             During the three months ended September 30, 2000, the Company granted 388,214 warrants for legal and marketing services rendered valued at $206,250. The warrants have an exercise price of $1.75, vest immediately, and expire three years from the date of grant.

  Common Stock for Services

             During the three months ended September 30, 2000, the Company issued 20,000 shares of common stock as payment for legal services rendered valued at $28,000.

Note 13.   Income Taxes

             The following table presents the current and deferred income tax provision for federal and state income taxes for the years ended December 31, 1999 and 1998:

	1999	1998

Current
Federal	$—	$—
State	800	800

	800	800

Deferred
Federal	—	—
State	—	—

	—	—

Provision for income taxes	$800	$800

             The provision for (benefit from) income taxes differs from the amount that would result from applying the federal statutory rate for the years ended December 31, 1999 and 1998 as follows:

	1999	1998

Statutory regular federal income tax rate	34.0%	34.0%
State taxes	5.8	5.8
Tax credits	2.4	2.4
Change in valuation allowance	(42.2)	(42.2)

Total	—%	—%

             The tax effects of temporary differences which give rise to deferred taxes at December 31, 1999 consisted of:

Deferred tax assets
Federal net operating loss carryforward	$7,103,901
State operating loss carryforward	1,346,605
Capitalized research experimentation	2,072,754
Tax credits	783,111
Other	(293,782)

Total gross deferred tax assets	11,012,589
Less valuation allowance	11,012,589

Net deferred tax assets	$—

TELEGEN CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
December 31, 1999 and September 30, 2000 (Unaudited)

             As of December 31, 1999, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $20,890,000 and $15,230,000, respectively. The net operating loss carryforwards begin expiring in 2010 and 2000, respectively. The utilization of net operating loss carryforwards may be limited due to the ownership change under the provisions of Internal Revenue Code Section 382 and similar state provisions.

Note 14.   Related Party Transactions

             At December 31, 1999 and September 30, 2000, $536,920 and $219,353 was owed during both periods to the Company’s Chief Executive Officer and Chief Technology Officer, respectively, for deferred salaries and expenses they incurred on behalf of the Company. These amounts are included in the Bankruptcy Liability as of December 31, 1999 and September 30, 2000.

             During the three months ended September 30, 2000, the Company issued the Chief Executive Officer 1,000,000 warrants for the purchase of certain technology valued at $35,000 and issued the Chief Technology Officer 1,000,000 warrants for the purchase of certain technology valued at $35,000. The value of the warrants was established at the officers’ personal basis in the technology.

             On July 13, 2000, the Company loaned $250,000 to a company whose President is also the Company’s President. The loan is due on or before January 31, 2001, earns interest at the rate of 8% per annum, and is secured by 50,000 shares of the Company’s common stock.

             On July 10, 2000, the Company loaned $60,000 to an officer as an advance against his compensation for the next year. Monthly payments of $10,000 taken as deductions from the officer’s salary are due on the loan starting on August 10, 2000, with any remaining principal and interest due on or before January 10, 2001. The loan earns interest at the rate of 10% per annum and is unsecured.

Note 15.   Year 2000 Issue

             The Company has completed a comprehensive review of its computer systems to identify the systems that could be affected by ongoing Year 2000 problems. Upgrades to systems judged critical to business operations have been successfully installed. To date, no significant costs have been incurred in the Company’s systems related to the Year 2000.

             Based on the review of the computer systems, management believes all action necessary to prevent significant additional problems has been taken. While the Company has taken steps to communicate with outside suppliers, it cannot guarantee that the suppliers have all taken the necessary steps to prevent any service interruption that may affect the Company.

Note 16.   Subsequent Events

             Subsequent to September 30, 2000, the Company issued 14,800 shares of common stock as payment for legal services rendered valued at $20,720.

             Subsequent to September 30, 2000, the Company met all of the conditions necessary to acquire a controlling interest in eTraxx and issued 5,575,000 shares of common stock to complete the transaction.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers

             We have adopted provisions in our Articles of Incorporation and Bylaws providing that we indemnify our directors and officers to the fullest extent permitted by California law. We have entered into indemnification agreements with our officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements require that we, among other things, indemnify such officers and directors against certain liabilities that arise by reason of their status or service as directors or officers (other than liabilities arising from misconduct of a culpable nature) and advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We have obtained an insurance policy in the amount of $7,500,000 in respect of potential liabilities of our officers and directors.

             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.   Other Expenses of Issuance and Distribution

             The expenses relating to the registration of shares of common stock will be borne by the Company. These expenses, except the SEC registration fee, are estimated to be as follows*:

SEC Registration fee	$ 13,503.60
Accounting fees and expenses	100,000.00
Legal fees and expenses	150,000.00
Printing and engraving expenses	35,000.00
Registrar and transfer agent’s fees	3,000.00
Miscellaneous fees and expenses	5,000.00

Total	$ 306,503.60

______________

*	The selling shareholders will pay any sales commissions or underwriting discounts incurred in connection with the sale of shares registered hereunder.

Item 26.   Recent Sales of Unregistered Securities

             On December 31, 1997, we sold all of our stock holdings in MSM to MAC, a company owned by certain of our stockholders for $200,000 plus royalty streams to be paid to us for a period of two years from December 31, 1997, of 5% to 10% of gross sales of certain MSM CD-ROM products. The former CEO and Vice President of MSM, accredited investors, bought back MSM’s shares, not our shares. Exemption from registration is claimed under Rule 506 of Regulation D under the Securities Act of 1934 (the “Act”). All MSM parties were accredited investors as that term is defined in Rule 501(a) of the Act.

             On November 26, 1997, we issued Subscription Agreements for 10 Note Units. Each Note Unit consisted of a convertible promissory note with a face value of $50,000 and a warrant to purchase 625 shares of our common stock at an exercise price of $36. All notes were converted to common stock in 1998 and the underlying shares registered on a S-3 declared effective in May 1998. Each warrant had a four-year term from issuance, was immediately exercisable, and could be exercised on a net-exercise basis at the option of the holder. As part of the consideration for placing the Note Units, our placement agent received a warrant to purchase 5,000 shares of common stock for every $500,000 of Note Units sold; such warrant had the same terms as the warrants issued as part of the Note Unit. As of December 31, 1998, $345,000 of the convertible notes were converted into 32,915 shares of common stock, and the remaining $155,000 of convertible notes was recorded as a bankruptcy liability. The unexercised warrants were canceled as part of the Plan of Reorganization. Exemption from registration is claimed under Rule 506 of

Regulation D under the Act. All recipients of convertible notes and warrants were accredited investors as that term is defined in Rule 501(a) of the Act.

             On March 4, 1997, we partially completed a private placement with a face value of up to $15,000,000 to support our research and development programs and for general working capital purposes. The private placement agreement provides for 8% Cumulative Series A Preferred Stock (Series A Preferred Stock) issuable at a 20% discount. The 20% discount of $800,000 was accrued over the period from issuance to the earliest conversion date, using the interest method. The financing was expected to take place in three tranches, each amounting to $5,000,000 in face value. During 1997, we had issued 4,000 shares of Series A Preferred Stock, with a face value of $4,000,000. The remaining funding of the Series A Preferred Stock is not expected to occur. In addition, approximately 12,750 warrants were issued to the holders to purchase common stock in an aggregate amount of 20% of the value of the Series A Preferred Stock actually funded at a fixed price per share (fair value at the date of issuance). In addition to an 8% commission, placement agents received 10,403 warrants to purchase common stock in an aggregate amount of 10% of the face value of the Series A Preferred Stock actually funded at a fixed price per share (fair value at the date of issuance). Exemption from registration is claimed under Rule 506 of Regulation D of the Act. All investors in this transaction were accredited investors as that term is defined in Rule 501(a) of the Act. We have also agreed not to sell any new equity series at a discount except in certain circumstances as defined in the agreement. Subsequently, these shares were registered on a Form S-3 declared effective in 1998.

             We also entered into an Amendment Agreement dated July 7, 1997 to the Series A Preferred Stock Subscription Agreement (the “Amendment Agreement”) which entitles the Series A Preferred Stock holder to additional discounts of 3%, 6%, or 9% off of the Conversion Price, as that term is defined in the Amendment Agreement, based on the dates on which the preferred stock holder converts the Series A Preferred Stock into common stock. The additional discounts of approximately $269,000 were accrued using the applicable discount rate. As of December 31, 1997, the Series A Preferred Stock was fully converted to our common stock. Exemption from registration is claimed under Regulation S under the Act. The purchasers were non-”US Persons” as defined in Rule 903 of Regulation S. Subsequently, these shares were registered on a S-3 declared effective in 1998.

             In August 1997, we initiated a private offering on a subscription basis of 13,889 shares of ours common stock, no par value (the “Subscription Common Stock”) to accredited investors (the “Common Investors”), at a per share price of $36 (the “Common Offering”), which approximated fair market value during the period of the offering. As of September 30, 1997, we closed the Common Offering and sold 13,775 shares of the Subscription Common Stock pursuant thereto. We guaranteed a third party’s put obligation related to 6,944 shares sold under this private offering at $43.20 per share. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. All investors in this transaction were accredited investors as that term is defined in Rule 501(a) of the Act. Subsequently, these shares were registered on a S-3 declared effective in May 1998.

             In connection with the Common Offering, we also delivered to certain of the Common Investors an aggregate of 3,125 warrants to purchase one share of Subscription Common Stock at $0.16 per share (“$0.16 Warrants”). The $0.16 Warrants have a four-year term from the date of issuance and were exercisable immediately upon issuance. We have the right to force the exercise of the $0.16 Warrants at any time after their issuance. The warrants were canceled as part of the Plan of Reorganization. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. All investors in this transaction were accredited investors as that term is defined in Rule 501(a) of the Act. Subsequently, the shares underlying these warrants were registered on a S-3 declared effective in May 1998. Capital Bay Securities was paid a cash commission of $.07 per share.

             In connection with our right to force the exercise of the $0.16 Warrants, we entered into a Satisfaction and Release of Guarantee Agreement on May 13, 1998, whereby we issued a convertible promissory note for $300,000 that was non-interest-bearing. Payment was to be made by check or stock at our option at an applicable conversion price. The conversion price was to be the average of the closing market prices of our common stock on the four trading days immediately before the applicable due date for our repayment obligation, which was $100,000 on June 13, 1998 and at least $50,000 on the 13th of every month thereafter until paid in full. As of December 31, 1998, $250,000 had been converted into 69,958 shares of common stock. The remaining $50,000 of convertible debt was recorded as a bankruptcy liability and was converted in 2000 to unrestricted common stock. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. The recipient of the convertible promissory note was an accredited investor as that term is defined in Rule 501(a) of the Act.

             In October 1997, we initiated a private offering on a subscription basis of up to 31,250 units (each, a “Unit”) to accredited investors (the “Unit Investors”), with a purchase price per Unit of $32 (the “Unit Offering”), which approximated fair market value of our common stock during the period of the offering. Each Unit consisted of (i) one share of Subscription Common Stock, (ii) a $0.16 Warrant, and (iii) a warrant to purchase one share of our common stock at a $64 per share exercise price (each, a “$64 Warrant.” The $0.16 Warrants and the $64 Warrants are collectively the “Warrants”). As of October 21, 1997, the Unit Offering was fully subscribed. As part of the consideration for placing the Units and for fully subscribing the Unit Offering, we issued the placement agent for the offering 3,125 $0.16 Warrants, and accordingly, $99,500 was recorded as additional offering costs. All warrants were canceled as part of the Plan of Reorganization.

             Units purchased under the Unit Offering and the $0.16 Warrants issued to the placement agent were subject to lock-up provisions which limited the ability of a holder of common stock to sell common stock received upon exercise of the Warrants. The purchased Units were divided into four equal groups (each, a “Group”), each having a separate lock-up period (the “Lock-Up Period”) for the resale of common stock purchased and the sale of common stock upon exercise of the Warrants. The Lock-Up Period for each Group expired on January 1, 1998, April 1, 1998, July 1, 1998, and October 1, 1998. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. All investors in this transaction were accredited investors as that term is defined in Rule 501(a) of the Act. Subsequently, the shares underlying these warrants were registered on a S-3 declared effective in May 1998.

             In September 1997, a warrant that was issued during 1996 to a placement agent to purchase 5,629 shares of our common stock at $56.00 per share was re-priced to $8.96 per share. The holder exercised the warrant in September 1997 resulting in approximately $164,000 in additional offering costs. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. The underlying shares were subsequently registered on an S-3 declared effective in early 1998.

             In October 1997, TSC, LLC, a Delaware limited liability company (“TSC”) entered into an amended and restated stock purchase agreement with one of our stockholders for the purchase of 34,375 shares of our common stock in a private transaction. This was a Rule 144 transaction. In addition to the Common Investors and Unit Investors described above, we also made the Exchange Offer available to TSC, who converted the 34,375 shares of common stock for the Notes. Exemption from registration is claimed under Rule 506 of Regulation D under the Act and converted back into equity in May 1998 and registered on an S-3 declared effective in May 1998.

             On March 19, 1998, we made available to certain holders of our common stock, including Elara Ltd. and TSC LLC, each of whom beneficially owned more than five percent (5%) of our common stock, an exchange offer (the “Exchange Offer”) for their common stock. TSC LLC was also controlled by one of our former directors, Larry J. Wells. Under the Exchange Offer, the Investors were offered convertible subordinated promissory notes (the “Notes”) for their shares of common stock with a face value equal to the number of shares of common stock tendered under the Exchange Offer multiplied by the five-day average of our closing trading prices on the OTC Bulletin Board prior to March 17, 1998 (the “Conversion Price”). The Notes had a one-year term with a six percent (6%) balloon interest payment due at the end of the term of the Notes. The Notes were subordinated to all of our other existing debt, both as to interest and principal and upon liquidation. The Notes were also convertible to common stock at any time by a holder thereof, the number of shares of common stock to be determined by dividing the amount of the face value of the Note tendered by the Conversion Price. We had the right to prepay the Notes at any time after giving fifteen (15) days prior written notice to holders thereof. Under the Exchange Offer, Elara Ltd. and TSC LLC converted their common stock holdings to Notes in the amounts of $334,156 and $245,781, respectively. A form S-3 Registration Statement was filed with the Securities and Exchange Commission on March 24, 1998 and declared effective on April 23, 1998 covering the issuance of common stock upon the conversion of the Notes. As of December 31, 1998, both Notes had been converted to our common stock.

             Under the Exchange Offer, 6,831 and 50,000 shares (including warrants exercised in 1997) were exchanged for Notes by the Common Investors and Unit Investors, respectively. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. All accredited investors as that term is defined in Rule 501(a) of the Act. Subsequently, the shares underlying these warrants were registered on a S-3 declared effective in May 1998.

             On January 7, 1998, a Singapore based joint venture investment group that owned 10% of Telegen Display Laboratories, Inc. (“TDL”) (the “Plaintiffs”) filed a complaint in Superior Court, San Mateo County, CA, against us, TDL and certain of our current and former officers and directors. In a subsequent event, on July 29, 1999, we settled the litigation with each party denying any liability, return of the 10% interest in TDL to us, termination of the plant licenses and a payment of insurance proceeds by our D&O insurers with no costs to us or the other defendants. Exemption from registration is claimed under Regulation S of the Act. The purchasers were non-”US Persons” as defined in Rule 903 of Regulation S.

             In February 1998, the 1996 Stock Option Plan was amended to include a provision regarding acceleration of vesting in connection with change in control events. As well, we offered to all employees the opportunity to exchange their outstanding options to purchase our common stock for the same number of new options with an exercise price equal to the five day average of the closing trading price before the effective date of the exchange. The new options were subject to a restarted three-year vesting schedule with a three-month cliff. All options and warrants under the 1996 Stock Option Plan not exercised prior to October 28, 1998 have been canceled under the Plan of Reorganization. All options and warrants exercised prior to October 28, 1998 were registered under an S-8 in the Fall of 1996.

             On March 31, 1998, we issued a convertible promissory note for $500,000 at a conversion price of $6.08 per share and a warrant to purchase $500,000 worth of shares of our common stock at the same conversion price. The note was due on April 1, 1999 and bore interest at 6% per annum. We recorded a financing charge of $526,315, representing the difference between the $6.08 conversion price of the note and our stock price of $12.48 on the issuance date. Such costs were charged to interest expense during the year ended December 31, 1998 when the note first became eligible for conversion. As of December 31, 1998, the note was converted into 82,237 shares of common stock, and the warrants were converted into 41,118 shares of common stock. Exemption from registration is claimed under Regulation S under the Act. The purchasers were non “US Persons” as defined in Rule 903 of Regulation S. Subsequently, these shares were registered on a S-3 declared effective in 1998.

             On April 1, 1998, we issued another convertible promissory note, to Capital Bay Securities as a commission for placement services of the note issued on March 31, 1998, for $50,000 at a conversion price of $6.08 per share as a commission in connection with placement services relating to other convertible notes. The note was due on April 1, 1999 and bore interest at 6% per annum. We recorded a financing charge of $52,632, representing the difference between the $6.08 conversion price of the note and our stock price of $12.48 on the issuance date. Such costs were charged to interest expense during the year ended December 31, 1998 when the note first became eligible for conversion. As of December 31, 1998, the note was converted into 8,224 shares of common stock. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. The placement agent is an accredited investo r as that term is defined in Rule 501(a) of the Act.

             On April 23, 1998, we issued two additional convertible notes to two hedge funds totaling $33,516, which had the same terms as the March 19, 1998 notes. We recorded a financing charge of $38,191, representing the difference between the $6.08 conversion price of the note and our stock price of $13.01 on the issuance date. Such costs were charged to interest expense during the year ended December 31, 1998 when the note first became eligible for conversion. As of December 31, 1998, the entire debt was converted into 5,625 shares of common stock. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. The placement agent is an accredited investor as that term is defined in Rule 501(a) of the Act.

             On May 7, 1998, we issued a convertible promissory note for $515,532 at a conversion price of $6.08 per share and a warrant to purchase 84,791 shares of our common stock at the same price. We also issued 8,479 warrants to Capital Bay Securities at an exercise price of $6.08 per share as a commission for placement services valued at $51,553. The note was due on May 8, 1999 and bore interest at 6% per annum. We recorded a financing charge of $366,299, representing the difference between the $6.08 conversion price of the note and our stock price of $10.40 on the issuance date. Such costs were charged to interest expense during the year ended December 31, 1998 when the note first became eligible for conversion. As of December 31, 1998, the note was converted into 84,791 shares of common stock. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. All investors in this transaction were accredited investors as that term is defined in Rule 501(a) of the Act.

             In July 1998, we entered into a Satisfaction and Release Agreement in satisfaction of all debts to one individual. We issued a convertible promissory note valued at $225,000, which was convertible at $6.08 per share in the same month. As of December 31, 1998, the note had been converted into 37,000 shares of common stock. Exemption from registration is claimed under Regulation S under the Act. The purchaser is a non-”US Persons” as defined in Rule 903 of Regulation S.

             During 1998, our non-employee directors received (i) 22 shares of our common stock or an option to purchase 22 shares of our common stock at an exercise price of $44.96 under our Director Stock Option Plan, at such directors’ election, and (ii) no cash compensation, for each meeting of the Board of Directors or a committee of the Board of Directors attended in person, or attended by telephone. We reimbursed each non-employee member of the Board of Directors and its committees for expenses incurred by such member in connection with the attendance of such meetings. Additionally, our non-employee directors received options under our 1996 Director Stock Option Plan. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. The underlying shares were pre-registered on a Form S-8.

             In February 1998, we granted one of our officers an incentive stock option to purchase 17,500 shares of our common stock under the 1996 Stock Purchase Incentive Plan (the “Stock Option Plan”) at an exercise price of $6.88 and an option to purchase 27,500 shares of our common stock at an exercise price of $6.88 outside of the 1996 Stock Option Plan in satisfaction of his employment contract with us. None of the options had been exercised when the officer resigned on October 1, 1998, at which time all of the stock options were canceled. The shares underlying the incentive stock options were registered under a Form S-8 in the Fall of 1996 and the underlying nonstatutory shares are exempt under Rule 506 of Regulation D under the Act.

             In May 1998, an employee exercised stock options to purchase 15 shares of common stock at an exercise price of $5 per share. These were incentive stock option shares previously registered under a Form S-8.

             On June 29, 1998, several employees were issued a total of 405 shares of common stock valued at $3,956 pursuant to the 1996 Stock Option Plan. These were incentive stock option shares previously registered under a Form S-8.

             All unexercised options and warrants granted prior to October 28, 1998 were canceled on June 30, 1998 pursuant to the Plan of Reorganization.

             Due to the unavailability of cash resources for operations, we issued 75 shares of common stock and 3,675 shares of common stock during 1998 and 1997, respectively, in lieu of cash as payment for certain operating expenses, legal fees and employee services, amounting to $0, $6,000 and $252,174, respectively. This stock was subsequently registered on a Form S-3 in 1998.

             In April 1999, we issued a convertible promissory note (the “First Note”) to Bernard Brown, who had been one of our a directors from 1990 to 1995 and who became a director again on June 30, 2000. The note was in the principal amount of $100,000 and was due and payable upon the earliest of confirmation of a plan of reorganization or five years from issuance, and bore interest at a rate of 10% per annum. We granted to Mr. Brown the option to convert the First Note to shares of our post reorganization common stock at the rate of one share of our common stock for each $0.496 of indebtedness. The First Note was issued pursuant to Section 364(b) of the Bankruptcy Code and was considered an unsecured administrative expense of ours within the meaning of Section 1145(a)(1)(A) of the Bankruptcy Code. Exemption from registration is claimed under Rule 506 of Regulation D under the Act and approved by the Bankruptcy Court. The Stock was issued under Section 1145(a)(1)(A) of the Bankruptcy Code contained in Title 11 of the United States Code, as amended and exempt from registration.

             On November 9, 1999, we signed a selling agreement with WMS Financial Planners, Inc., of Seattle, WA (“WMS Financial”) and Pacific West Securities, Inc., of Renton, WA (“Pac West”), (together the “Selling Agents”), to conduct a $500,000 debt offering and a $13.8 million equity offering for us. William M, Swayne, who subsequently was appointed our President, Chief Operating Officer and a director on June 30, 2000, is the majority shareholder of WMS Financial and was the President of WMS Financial and a registered representative of Pac West.

             The debt offering was completed on December 3, 1999 and we issued convertible promissory notes (“Bridge Notes”) to 10 investors for an aggregate of $500,000. The Bridge Notes bore interest at 15% per annum and were due the earlier of (i) one year from the date of the Bridge Note or (ii) the effective date under the Plan of Reorganization. The holder was granted the option, in lieu of repayment in cash, to convert, in whole or in part, any portion of the outstanding principal or interest on the Bridge Note into shares of common stock at a conversion price of $1.40 per share upon confirmation of the plan by the Bankruptcy Court. We paid cash commissions of $45,000 and issued 28,572 warrants at an exercise price of $1.75 per share and exercisable until December, 2002 as a commission for placement services valued at $50,000. These warrants will be amortized as offering costs over the term of the convertible promissory notes. The Bridge Notes were issued pursuant to Section 364(b) of the Bankruptcy Code and were considered an unsecured administrative expense of ours within the meaning of Section 1145(a)(1)(A) of the Bankruptcy Code. Exemption from registration is claimed under Rule 506 of Regulation D under the Act and approved by the Bankruptcy Court. The Selling Agents will also be issued 8,751 shares of our common stock. The stock is to be registered in this SB-2.

             On December 15, 1999, we commenced the $13.8 million equity offering (the “1999 Offering”) of our post reorganization shares of common stock at a price of $1.75 per share. The 1999 Offering was conducted pursuant to Rule 506 of Regulation D of the Act. On March 10, 2000, we closed the 1999 Offering upon the receipt of subscriptions for 4,000,000 shares of our common stock and gross proceeds of $7,000,000. The proceeds were held in escrow until confirmation of the Plan of Reorganization on June 28, 2000 and were thereafter released to us. Upon the effectiveness of the Plan of Reorganization, our existing common stock was exchanged for the New Common Stock in a ratio of 16 existing shares of common shares for 1 share of New Common Stock. This is commonly referred to as a one-for-16 reverse split. The 1999 Offering was conducted pursuant to Rule 506 of Regulation D under the Act. The Selling Agent’s shares were also issued pursuant to Rule 506 of Regulation D under the Act.

             The 1999 Offering was conducted by the Selling Agents. The Selling Agents earned a cash commission of ten percent (10%) of the gross proceeds of the 1999 Offering, or $700,000, which was subsequently paid in shares of our New Common Stock at a rate of one share for each $1.75 of compensation otherwise payable. In addition, the Selling Agents earned a stock commission of three percent (3%) of the shares sold under the 1999 Offering, or 120,000 shares of our New Common Stock. The Selling Agents were also issued a warrant to purchase 400,000 shares of our New Common Stock at a price of $1.75 per share, exercisable until March 2003. The 1999 Offering was not registered under the Securities Act of 1933, as amended, and was conducted in reliance upon the exemption from registration afforded by Rule 506 of Regulation D under such Act. All of the purchasers in the 1999 Offering were either accredited investors as defined in Regulation D or, with respect to no more than 35 of such investors, were sophisticated investors who were otherwise qualified to participate in such offering. Appropriate legends were placed upon the certificates representing the shares of New Common Stock offered and sold and appropriate instructions were given to our transfer agent to restrict the resale of such shares. The Selling Agents’ shares were also issued pursuant to Rule 506 of Regulation D under the Act.

             On March 27, 2000, we entered into an agreement to conduct three offerings of common stock. These offerings are being conducted pursuant to Rule 506 of Regulation D under the Act. The first offering was for 1,000,000 shares at $10 per share for a total of $10,000,000. The second offering will follow completion of the first and will be for total proceeds of up to $10,000,000. The third offering will follow completion of the second and will be for total proceeds of up to $5,000,000. The offering prices for the two additional offerings will be set by us and the selling agents based upon market conditions, but are required to be at least $10 per share. Exemption from registration is claimed under Rule 506 of Regulation D under the Act and approved by the Bankruptcy Court. The underlying stock is to be registered in this SB-2.

             As of December 11, 2000, we have been informed by the Selling Agents that subscriptions have been received for approximately $7,000,000 in the first phase of the offering at $10 per share. The proceeds are being held in escrow until a registration statement covering all the shares in the offering has been filed with the U.S. Securities and Exchange Commission (“SEC”) on or prior to December 22, 2000 and has been declared effective by the SEC on or prior to April 30, 2001. Exemption from registration is claimed under Rule 506 of Regulation D under the Act and approved by the Bankruptcy Court. The underlying stock is to be registered in this SB-2.

             We will incur a cash commission of 10% of the gross proceeds of the offering to be paid in cash or shares of our common stock at the Selling Agents’ option, a commission of 3% of the number of shares sold in the offering to be paid in the form of shares of our common stock, and a commission of 10% of the number of shares sold in the offering to be paid in the form of warrants to purchase shares of our common stock. The warrants have an exercise price of $10, vest immediately, and expire three years from the date of grant. Exemption from registration is claimed under Rule 506 of Regulation D under the Act and approved by the Bankruptcy Court. The underlying stock is to be registered in this SB-2.

             On March 29, 2000, an offering of 500,000 shares of common stock to a group of foreign investors (the “Regulation S Offering”) at a price of $8 per share was fully subscribed for gross proceeds of $4,000,000. Closing of the Regulation S Offering is contingent upon our filing of a registration statement with the SEC on or prior to December 22, 2000 to permit the investors to sell their shares in the public market and receipt of effectiveness of that statement from the SEC. We incurred cash offering costs of 2% of the gross proceeds of the offering, or $80,000, which can be converted into shares of our common stock at a rate of one share for $8 of offering costs at the Selling Agents’ option. In addition, we incurred offering costs of 25,000 shares of common stock valued at $200,000 and warrants to purchase 50,000 shares of common stock valued at $0. The warrants have an exercise price of $8, vest immediately, and expire in March 2003. Exemption from registration of the stock underlying the warrants is claimed under Rule 506 of Regulation D under the Act. The Regulation S Offering has not closed and no commissions have been paid to the Selling Agents. Exemption from registration is claimed under Regulation S of the Act. The purchasers were non-“US Persons” as defined in Rule 903 of Regulation S. The underlying stock is to be registered in this SB-2.

             In April 1999, we signed an agreement with Jack King for referral service in connection with the recruitment of senior management. In September 1999, we signed an agreement with Jack King for placement service in connection with the 1999 Offering. Mr. King subsequently became a director and Senior Vice President on June 30, 2000. In July 2000, Mr. King received compensation for his referral and placement service in the form of 312,143 shares of common stock. Exemption from registration is claimed under Rule 506 of Regulation D under the Act and approved by the Bankruptcy Court. The underlying stock is to be registered in this SB-2.

             On June 30, 2000, we adopted the Director Option Plan (the “2000 DOP”), under which our non-employee members of the Board of Directors (the “Outside Directors” or individually the “Outside Director”) are compensated for their service, and which provides for each Outside Directors to receive an option to purchase twenty thousand (20,000) shares of our common stock on each date such Outside Director is re-elected by the shareholders to serve another term in office. All option grants under the 2000 DOP to any Outside Director are limited to once in any given calendar year on the date of the Shareholders’ annual meeting upon their election or re-election to the board. The exercise price of options acquired pursuant to the 2000 DOP is 100% of the fair market value per share of common stock on the date of the grant. In the event that the date of grant is not a trading day, the exercise price per share is the fair market value on the next trading day immediately following the date of grant of the option. All options granted under the 2000 DOP are fully vested and exercisable upon the date of grant and remain exercisable only while the Outside Director remains a director and for 90 days thereafter. The underlying stock is to be registered on a Form S-8 to be filed later. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. All recipients of options were accredited investors as that term is defined in Rule 501(a) of the Act.

             Our directors who are also our officers do not receive any additional compensation for their services as members of the Board of Directors.

             On June 30, 2000, the Board of Directors increased Ms. Stevens’ annual salary to $500,000 and granted her an incentive stock option award of 500,000 options having an exercise price of $1.93 and vesting ratable over the following 12 month period. Ms. Stevens may accrue any portion of her salary, at her option, and receive our common stock at a later time at a 20% discount from the share price of the first offering that we completed after October 11, 1998. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. Ms. Stevens is an accredited investors as that term is defined in Rule 501(a) of the Act. The stock underlying these incentive stock options is to be registered on a Form S-8 to be filed later.

             On June 30, 2000, the Board of Directors increased Ms. Crystal’s annual salary to $450,000 and granted her an incentive stock option award of 500,000 options having an exercise price of $1.93 and vesting ratable over the following 12 month period. Ms. Crystal may accrue any portion of her salary, at her option, and receive our common stock at a later time at a 20% discount from the share price of the first offering that we completed after October 11, 1998. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. Ms. Crystal is an accredited investors as that term is defined in Rule 501(a) of the Act. The stock underlying these incentive stock options is to be registered on a Form S-8 to be filed later.

             Pursuant to his employment agreement, Mr. Swayne was granted a signing bonus of 125,000 shares of our common stock, 500,000 incentive stock options having an exercise price of $1.75 and vesting ratable over 12 months and a warrant for 75,000 shares of common stock at an exercise price of $1.75 per share. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. The underlying stock is to be registered in this SB-2.

             Pursuant to his employment agreement, Mr. King was granted a signing bonus of 25,000 shares of our common stock and 50,000 incentive stock options having an exercise price of $1.75 and vesting ratable over 24 months. Exemption from registration of the stock granted to Mr. King is claimed under Rule 506 of Regulation D under the Act. The stock underlying the incentive stock options is to be registered on this SB-2.

             Pursuant to his employment agreement, Mr. Wood was granted a signing bonus of 395,000 shares of common stock of Telisar for nominal consideration with certain buy back provisions in the case of termination. Upon the assumption of the Wood Employment Agreement from Telisar on June 30, 2000, we granted Mr. Wood an incentive stock option award of 100,000 options having an exercise price of $1.75 and vesting ratable over the following 12-month period.

             Pursuant to his employment agreement, Mr. Stalimir Popovich was granted a signing bonus of 15,000 shares of our common stock with 7,500 vested immediately and 7,500 vesting at a rate of 312 shares per month. Mr. Popovich was also granted 20,000 three-year warrants with an exercise price of $1.75 per share. 10,000 warrants vested 90 days after execution of his employment contract; 5,000 vest at the end of the first year of employment and 5,000 vest at the end of the second year of employment. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. The underlying stock is to be registered in this SB-2.

             In January 2000, we agreed to grant Richard Sellers a three-year warrant to purchase 125,000 shares of common stock at an exercise price of $1.75 per share in exchange for his services as our Vice President of Operations. Mr. Sellers received no cash compensation for his services and the warrant was issued on June 30, 2000.

             In January 2000, we agreed to grant Mark Weber a three-year warrant to purchase 125,000 shares of common stock at an exercise price of $1.75 per share in exchange for his services as a marketing advisor to us. Mr. Weber received no cash compensation for his services and the warrant was issued on June 30, 2000.

             In January 2000, we granted to Weber Marketing Group a three-year warrant to purchase 50,000 shares of common stock at an exercise price of $1.75 per share in exchange for its marketing services.

             On June 30, 2000, we granted Jessica L. Stevens a five-year warrant to purchase 1,000,000 shares of common stock at an exercise price of $1.75 per share in exchange for certain advanced flat panel display technology previously developed by Ms. Stevens. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. The underlying stock is to be registered in this SB-2.

             On June 30, 2000, we granted Bonnie A. Crystal a five-year warrant to purchase 1,000,000 shares of common stock at an exercise price of $1.75 per share in exchange for certain antenna technology previously developed by Ms. Crystal. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. The underlying stock is to be registered in this SB-2.

             On July 1, 2000, we amended our 1996 Stock Option Plan, to create our 2000 Stock Option Plan and increased the number of stock options available to be granted under the Plan to 3,500,000. We also granted 2,236,000 stock options under the Plan to certain employees on that date. The options have an exercise price of $1.75, vest over 12 to 24 months from the date of grant and expire between three and five years from the date of grant.

             On July 1, 2000, we granted stock options to our Chief Executive Officer, Chief Technology Officer and President that are contingent upon our raising certain minimum total amounts of funding through our 1999 and 2000 private placements. If we raise gross proceeds of $25 million by December 31, 2000, each of the three officers will be granted 100,000 stock options with an exercise price of $1.75 that expire on December 31, 2003. If we raise gross proceeds of $31 million by December 31, 2000, each of the three officers will be granted 200,000 stock options with an exercise price of $1.75 that also expire on December 31, 2003. The common stock underlying these incentive stock options is to be registered under a Form S-8 to be filed later.

             During the quarter ended September 30, 2000, we granted 388,214 three-year warrants with an exercise price of $1.75 for legal and marketing services rendered having a value of $206,250. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. The underlying stock is to be registered in this SB-2.

             On October 3, 2000 we issued a warrant to Signum Concepts, Inc. (“Signum”) to purchase up to 107,143 shares of our common stock at $1.40 per share. The purchase rights represented by the warrant shall vest as to that number of shares of our common stock which is equal to one-half of the dollar amount of each invoice for services submitted by Signum to us or Telisar, divided by 1.4. The right to purchase our common stock pursuant to the warrant vests upon payment of each such invoice and terminates 30 days after payment of such invoice. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. The underlying stock is to be registered in this SB-2.

             On October 19, 2000, we completed the acquisition of 63.6 % of the outstanding shares of Telisar (formerly known as eTraxx Corporation) and issued 5,575,000 shares of our common stock in exchange to eTraxx shareholders, including 3,500,000 shares issued to Jessica L. Stevens, our Chief Executive Officer, 1,500,000 shares issued to Bonnie A. Crystal, our Executive Vice President and Chief Technology Officer, 100,000 shares issued to William M. Swayne II, our President and Chief Operating Officer, 25,000 shares issued to Dennis Wood, our Chief Administrative Officer, 25,000 shares issued to Steve Weiss, our Vice President of R&D and 25,000 shares issued to Victoria Kolakowski, our Chief Patent Counsel and Vice President. Exemption from registration is claimed under Rule 506 of Regulation D under the Act. The underlying stock is to be registered in this SB-2.

             On October 30, 2000 we issued a warrant to Sparkle Construction & Remodeling to purchase up to 10,000 shares of our common stock at $5.50 per share. The right to purchase our common stock vests immediately and terminates on October 30, 2002. The warrant contains piggyback registration rights, subject to reasonable limitations required by any underwriter. Exemption is claimed under Section 3(b) of the Securities Act of 1933.

Item 27.   Exhibits

Exhibit Number	Description
2.1+++++	Plan of Reorganization of the Company (as amended) under Chapter 11 of the Bankruptcy Code
2.2+++++	Order confirming the Company’s Plan of Reorganization and Fixing Postconfirmation Deadlines
2.3+++	Asset Purchase of TCC Agreement by and between Synercom, Inc. and Telegen Corporation dated April 1, 1998
Certain exhibits and schedules to Exhibit 2.2 are listed on page 23 thereto and the Registrant agrees to furnish them supplementally to the Securities and Exchange Commission upon request
2.4++++	Agreement and Plan of Reorganization among the Registrant, Telisar and the Telisar Shareholders
Certain exhibits to the Agreement and Plan of Reorganization were omitted in the December 8, 2000 8-K filing. Registrant hereby agrees to furnish them supplementally to the Security and Exchange Commission upon request.
2.5++++	eTraxx Shareholder Waiver and Amendment to Agreement and Plan of Reorganization
3.1+++++	Amended and Restated Articles of Incorporation of Telegen Corporation dated June 30, 2000
3.2#	Certificate of Amendment to the Articles of Incorporation of Telegen Corporation
3.3+	Certificate of Determination with respect to the Company’s outstanding Series A Preferred Stock filed with the California Secretary of State on March 20, 1997
3.4**	Bylaws of Telegen Corporation
3.5+++	Certificate of Amendment of Bylaws effective August 6, 1997
3.6++++	Amended and Restated Articles of Incorporation dated June 30, 2000
5.1#	Opinion of Bryan Cave LLP
10.1+++	Form of Convertible Promissory Note issued by the Company in November 1997
10.2**	Agreement among Telegen Communications Corporation, Telegen Display Laboratories, Inc., Transtech Electronics Pte, Ltd., and IPC Corporation, Ltd., dated May 30, 1996
10.3**	Manufacturing License Agreement among Telegen Communications Corporation, Telegen Display Laboratories, Inc., Transtech Electronics Pte, Ltd., and IPC Corporation, Ltd., dated May 30, 1996
10.4#	Lease Agreement between Northwestern Mutual Life Insurance Company and the Company for premises located in Foster City, California
10.5#	First Amendment to Lease Agreement between Northwestern Mutual Life Insurance Company and the Company for premises located in Foster City, California
10.6#	Second Amendment to Lease Agreement between Northwestern Mutual Life Insurance Company and the Company for premises located in Foster City, California
10.7#	Third Amendment to Lease Agreement between Northwestern Mutual Life Insurance Company and the Company for premises located in Foster City, California
10.8#	Sublease Agreement between Pen Bay Foods, Inc. and the Company for R&D facilities located in Foster City, California
10.9**	License and Stock Purchase Agreement by and between Telegen Communications Corporation and Telegen Display Laboratories, Inc. effective as of May 2, 1996
10.10***	Shareholder Agreement between Janmil Holdings PTE LTD and Telegen Communications Corporation dated June 4, 1997
10.11+	Subscription Agreement for 8% Convertible Preferred Stock of Telegen Corporation dated March 24, 1997
10.12++	Amendment Agreement to 8% Convertible Preferred Stock of Telegen Corporation dated July 22, 1997
10.13++	Form of Subscription Agreement for the Company’s Common Stock financing August 1997
10.14+++	Form of Subscription Agreement for the Company’s Common Stock and Warrant Financing October, 1997
10.15+++	Form of Subscription Agreement for the Company’s Convertible Note and Warrant Financing November, 1997
10.16+++	Form of $2.25 Warrant issued to certain purchasers in the Common Stock Financing August, 1997
10.17+++	Form of $4.00 Warrant to Purchase Common Stock issued by the Company to certain purchasers in the Common Stock and Warrant Financing October, 1997

Exhibit Number	Description
10.18+++	Form of $0.01 Warrant to Purchase Common Stock issued to certain purchasers in the Common Stock and Warrant Financing October, 1997
10.19+++	Form of $2.25 Warrant to Purchase Common Stock issued by the Company to certain purchasers in the Convertible Note and Warrant Financing November, 1997
10.20+++	Employment Agreement by and between the Company and Jessica L. Stevens dated May 3, 1990
10.21+++	Employment Agreement by and between the Company and Bonnie Crystal dated May 4, 1990
10.22+++	Exchange Offer Agreement by and between the Company and certain holders of Common Stock dated March 24, 1998
10.23****	Note and Warrant Purchase Agreement dated April 1, 1998
10.24****	Form of $500,000 Convertible Promissory Note issued by the Company in April 1998
10.25****	Form of $0.38 Warrant to Purchase 1,315,790 shares of Common Stock issued by the Company to certain purchasers in the Convertible Note and Warrant Financing April 1998
10.26#	Form of $6.08 Warrant to Purchase $500,000 of Common Stock issued by the Company to certain purchasers in the Convertible Note and Warrant Financing April 1998
10.27****	Form of $515,532 Convertible Promissory Note issued by the Company in May 1998
10.28#	Form of $6.08 Warrant to Purchase 84,790 shares of Common Stock issued by the Company to certain purchasers in the Convertible Note and Warrant Financing May 1998
10.29****	Note and Warrant Purchase Agreement dated May 7, 1998
10.30****	Form of $0.38 Warrant to Purchase 1,356,663 shares of Common Stock issued by the Company to certain purchasers in the Convertible Note and Warrant Financing May 1998
10.31****	Form of $225,000 Convertible Promissory Note issued by the Company to an individual in July 1998
10.32****	Form of the Satisfaction and Release Agreement issued the Company to an individual in July 1998
10.33****	Employment Agreement by and between the Company and Jessica L. Stevens dated October 13, 1998
10.34****	Employment Agreement by and between the Company and Bonnie Crystal dated October 13, 1998
10.35*****	Form of $100,000 Convertible Promissory Note issued by the Company to Bernard Brown in April 1999
10.36*****	Selling Agreement by and between the Company and WMS Financial Planners, Inc., and Pacific West Securities, Inc. dated November 9, 1999
10.37*****	Selling Agreement by and between the Company and WMS Financial Planners, Inc., and Pacific West Securities, Inc. dated March 8, 2000
10.38*****	Selling Agreement by and between the Company and WMS Financial Planners, Inc., and Pacific West Securities, Inc. dated March 20, 2000
10.39*****	Form of the $1.75 Warrant to purchase 28,572 shares of post-Reorganization Common Stock issued by the Company to WMS Financial Planners, Inc., and Pacific West Securities, Inc. dated December 3, 1999
10.40*****	Form of the $1.75 Warrant to purchase 400,000 shares of post-Reorganization Common Stock issued by the Company to WMS Financial Planners, Inc., and Pacific West Securities, Inc. dated June 30, 2000
10.41*****	Form of $500,000 in Convertible Promissory Notes issued by the Company to certain investors in December 1999
10.42*****	Form of the $1.75 Warrant to purchase 1,000,000 shares of Common Stock issued by the Company to Jessica L. Stevens dated June 30, 2000
10.43*****	Form of the $1.75 Warrant to purchase 1,000,000 shares of Common Stock issued by the Company to Bonnie Crystal dated June 30, 2000
10.44*****	Form of the $1.75 Warrant to purchase 125,000 shares of Common Stock issued by the Company to Richard Sellers dated July 1, 2000
10.45*****	Form of the $1.75 Warrant to purchase 125,000 shares of Common Stock issued by the Company to Mark Weber dated July 1, 2000
10.46*****	Regulation S Securities Purchase Agreement by and between the Company and certain foreign investors executed in April 2000

Exhibit Number	Description
10.47@	Rescission Offer dated December __, 2000, addressed to Subscribers to the Reg S Offering
10.48@	Rescission Letter Agreement by and between the Company and Merchant Securities, LTD. regarding the Reg S Offering
10.49@	Rescission Offer dated December __, 2000 addressed to Subscribers to the 2000 Tranche A Offering
10.50@	Rescission Letter Agreement dated December __, 2000 by and among the Company, Merchant Securities, LTD. and Pacific West Securities, Inc. regarding the 2000 Tranche A Offering
10.51*****	Employment Agreement by and between the Company and William M. Swayne II dated July 1, 2000
10.52*****	Employment Agreement by and between the Company and Jack King dated July 1, 2000
10.53*****	Employment Agreement by and between eTraxx Corporation and Dennis Wood dated April 1, 2000 and assigned to the Company on July 1, 2000
10.54*****	Assignment and Amendment of Employment Agreement by and between Dennis Wood, eTraxx Corporation and the Company dated July 1, 2000
10.55#	Employment Agreement by and between the Company and Victoria S. Kolakowski
10.56#	Employment Agreement by and between the Company and Bruce Lurie
10.57#	Employment Agreement by and between the Company and Stalimir Popovich
10.58#	Employment Agreement by and between the Company and Steven Weiss
10.59*****	Form of $60,000 Promissory Note from Jack King to the Company dated July 10, 2000
10.60*****	Form of $250,000 Promissory Note from WMS Financial Planners, Inc. to the Company dated July 13, 2000
10.61*****	Placement Agreement between the Company and Jack King dated September 10, 1999
10.62*****	Recruiting Agreement between the Company and Jack King dated April 26, 1999
10.63#	Form of $5.50 Warrant to purchase 10,000 shares of Common Stock issued by the Company to Sparkle Construction & Remodeling dated October 30, 2000
11.1+++	Statement Re Computation of Per Share Earnings
12.1+++	Statement Re Computation of Ratios
23.1@	Consent of Bryan Cave LLP
23.2@	Consent of Singer Lewak Greenbaum & Goldstein LLP
24.1##	Power of Attorney

______________

*	Incorporated by reference herein to the Current Report on Form 8-K filed by the Registrant on January 15, 1998
**	Incorporated by reference herein to the Annual Report on Form 10-K/A for the Registrant’s fiscal year ended 12-31-96
***	Incorporated by reference herein to the Current Report on Form 8-K filed by the Registrant on July 8, 1997
****	Incorporated by reference herein to the Annual Report on Form 10-KSB for the Registrant’s fiscal year ended 12-31-98
*****	Incorporated by reference herein to the Annual Report on Form 10-KSB for the Registrant’s fiscal year ended 12-31-99
+	Incorporated by reference herein to the Current Report on Form 8-K filed by the Registrant on March 25, 1997
++	Incorporated by reference herein to the Current Report on Form 8-K filed by the Registrant on August 11, 1997
+++	Incorporated by reference herein to the Annual Report on Form 10-K for the Registrant’s fiscal year ended 12-31-97
++++	Incorporated by reference herein to the Current Report on Form 8-K filed by the Registrant on December 8, 2000
+++++	Incorporated by reference herein to the Current Report on Form 8-K filed by the Registrant on December 20, 2000
@	Filed herewith
#	To be filed by amendment
##	Incorporated herein by reference to the Form SB-2 filed by the Registrant on December 22, 2000

Item 28.   Undertakings

             The undersigned registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a view registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)  For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

             In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on January 5, 2001.

TELEGEN CORPORATION
By:	/s/ Jessica L. Stevens

Jessica L. Stevens Chief Executive Officer

             In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JESSICA L. STEVENS Jessica L. Stevens	Director	January 5, 2001

/s/ * Bonnie A. Crystal	Director	January 5, 2001

/s/ * William M. Swayne II	Director	January 5, 2001

/s/ * Bernard Brown	Director	January 5, 2001

/s/ * Jack King	Director	January 5, 2001

/s/ JESSICA L. STEVENS Jessica L. Stevens Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description
10.47	Rescission Offer dated December __, 2000, addressed to Subscribers to the Reg S Offering
10.48	Rescission Letter Agreement by and between the Company and Merchant Securities, LTD. regarding the Reg S Offering
10.49	Rescission Offer dated December __, 2000 addressed to Subscribers to the 2000 Tranche A Offering
10.50	Rescission Letter Agreement dated December __, 2000 by and among the Company, Merchant Securities, LTD. and Pacific West Securities, Inc. regarding the 2000 Tranche A Offering
23.1	Consent of Bryan Cave LLP
23.2	Consent of Singer Lewak Greenbaum & Goldstein LLP